U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	91-1868007 (I.R.S. Employer Identification No.)

2445 McCabe Way, Suite 150, Irvine, California 92614
(Address of registrant's principal executive offices) (Zip Code)

(949) 757-0001
(Registrant's Telephone Number, Including Area Code)

Gerald Yakatan, Ph.D.
Cobalis Corp.
2445 McCabe Way, Suite 150
Irvine, California 92614
Telephone; 949-757-0001

(Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _______
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.001 par value	10,583,737(1)	$0.92	$9,737,038.04	$1,041.86
Total	10,583,737	$0.92	$9,737,038.04	$1,041.86

(1) Represents 10,583,737 shares of common stock issuable pursuant to the terms of a securities purchase agreement with Cornell Capital Partners, LP dated December 20, 2006.
(2) Estimated solely for the purpose of estimating the registration fee pursuant to Rule 457(c) promulgated pursuant to the Securities Act of 1933, on the basis of $0.92 per share, the average of the bid and ask price of the Registrant's common stock as reported on the Over-The-Counter Bulletin Board on February 14, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Cobalis Corp., a Nevada corporation

10,583,737 Shares of Common Stock

This prospectus relates to 10,583,737 shares of common stock of Cobalis Corp., pursuant to the terms of a securities purchase agreement by and between us and Cornell Capital Partners, LP (“Cornell Capital”), dated December 20, 2006. The securities purchase agreement incorporated the following instruments:

•	a convertible debenture for $2,500,000;
•	two convertible debentures issuable upon the attainment of certain milestones, each for $675,000; and
•	four separate warrant agreements.

The securities were and will be acquired by the selling security holder in private placement transactions which we believe are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holder will offer and sell the shares at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholder. However, in the event that the above warrants are exercised, we will receive proceeds in the approximate amount of $5,500,000, unless the above warrants are exercised on a “cashless” basis.

Our common stock is currently eligible for quotation on the Over-The-Counter Bulletin Board. Our trading symbol is "CLSC.OB".

SEE "RISK FACTORS" ON PAGES 7 THROUGH 17 FOR FACTORS TO BE CONSIDERED BEFORE PURCHASING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL CAUTION THE SELLING SECURITY HOLDER THAT IT IS NOT TOSELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

The date of this prospectus is February 20, 2007. Subject to completion.

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:
We were incorporated in Nevada on September 26, 1997, as Aztec Ventures, Inc. Our principal business address is 2445 McCabe Way, Suite 150, Irvine, California 92614. Our telephone number is (949)757-0001.

We are a development stage company focused on the development and commercialization of our anti-allergy medication, PreHistinTM. We anticipate that our initial patented product candidate, PreHistinTM, could create a unique niche within the allergy relief category because it is intended to prevent allergy symptoms by mitigating histamines from being over-produced, as opposed to conventional antihistamine products that work by reacting only after the overproduction of histamines has already occurred. We hope to obtain data from our recently completed twin Phase III pivotal trials in 1,551 seasonal ragweed allergy patients that would support a New Drug Application (“NDA”) and FDA approval to market PreHistin™ over-the-counter in the United States. If that is the case, we would anticipate completing the necessary steps to file an NDA in the second half of calendar 2007, followed by an FDA review period of up to twelve months. If approved, a product launch would typically follow within three months of such an approval. We are currently developing PreHistinTM only for use with seasonal allergies. Currently, we have no products for sale nor have we generated any product revenues to date.

In July 2003, we entered into an Agreement and Plan of Merger to acquire, as an operational subsidiary, BioGentec Incorporated, which was incorporated in Nevada on November 21, 2000, and whose business we adopted. In 2004, we changed our name to Cobalis Corp. BioGentec Incorporated was subsequently dissolved.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2. Note that during 2003, we changed our fiscal year end from December 31st to March 31st.

Income Statement	For the nine months ended December 31, 2006 (unaudited)	For the year ended March 31, 2006 (audited)
	$	$
Gross Loss	0	0
Loss from Operations	(9,703,638)	(5,890,255)
Net Loss	(13,319,827)	(6,603,454)
Net Loss Per Share	(0.42)	(0.26)

Balance Sheet	December 31, 2006 (unaudited)	March 31, 2006 (audited)
	$	$
Total Assets	2,631,591	1,180,527
Total Liabilities	(16,697,371)	(8,865,112)
Stockholders' Deficit	(14,508,280)	(8,569,585)

Number of shares being offered:	We are registering 10,583,737 shares which are issuable to Cornell Capital Partners, LP ("Cornell Capital"), as described herein.

Number of shares outstanding:
As of February 20, 2007, there were 35,824,672 shares of our $0.001 par value common stock issued and outstanding. We also have 500 shares of our preferred stock outstanding, along with 5,991,667 options to purchase shares of our common stock and 6,094,844 warrants to purchase shares of our common stock. We do not have any other debentures, notes, or similar instruments outstanding, which are convertible to shares of our common stock.

Estimated use of proceeds:
We will not receive any of the proceeds from the sale of those shares being offered. However, if the warrants are exercised, we could receive proceeds of up to $5,500,000. We intend to use the proceeds of that exercise, should it occur, for funding our clinical trials and for working capital.

Forward Looking Statements

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

Risk Factors

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves many risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks Related to our Business:

Our auditors have expressed substantial doubt regarding our ability to continue operations as a “going concern.” We currently have no product revenues and will need to raise additional capital to operate our business.

To date, we have generated no product or partnership revenues. We have not completed the development of our products and we can not be assured of generating partnership or product revenues. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures almost exclusively from obtaining additional financing or from our cash on hand. As of December 31, 2006, we had $1,684,580 in cash resources as a result of recently having concluded a financing arrangement with Cornell Capital for proceeds to us of $2,500,000 in December 2006, less certain costs and fees, and an aggregate total of up to $3,850,000 as part of the total arrangement, less certain costs and fees. However, we will need to seek additional sources of financing, which may not be available on favorable terms, if at all. We may also face certain penalties if we are unable to comply with requirements of the agreement with Cornell Capital. If this registration statement is not filed nor declared effective by the required dates, then we could face certain liquidated damages payable to Cornell Capital, which may include a monthly cash penalty of 1% of the liquidated value of the outstanding debentures payable for no more than 15 months. The debentures are also secured by all our assets and by a pledge of 8,400,000 of the shares of our common stock which are beneficially owned by Radul Radovich, one of our directors, which comprises approximately 23.6% of our currently issued and outstanding common stock.

Unless we receive approval from the U.S. Federal Drug Administration ("FDA"), and other regulatory authorities for our PreHistinTM product, we will not be able to market our product as an FDA-approved anti-allergy medication. If we do not succeed in raising additional funds on acceptable terms, we may be unable to complete the necessary analysis of our recently concluded twin pivotal Phase III trials, or meet other requirements necessary to obtain approval of our initial product candidate, PreHistin™ from the FDA and other regulatory authorities. If we default on terms of the agreements with Cornell Capital, we could be required to pay cash penalties. In addition, without adequate funding to finance our activities, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities. As a result, our auditors believe that substantial doubt exists about our ability to continue operations. If we are unable to raise additional financing that may be needed, it is possible we will never earn revenue and you could lose your entire investment.

We are not currently profitable and may never become profitable, which could lead to the failure of our business.

We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. From our inception to December 31, 2006, we have suffered cumulative net losses of $37,243,607. Even if we succeed in developing and commercializing one or more of our products, we may incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

•	continue to undertake development of our product, PreHistinTM;
•	seek regulatory approvals for our product;
•	implement additional internal systems and infrastructure;
•	prosecute our intellectual property portfolio:
•	lease additional or alternative office facilities as they become necessary; and
•	hire additional personnel.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock or lead to our dissolution.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits and FDA approval does not guarantee that our products will be immune from such lawsuits.

The testing and marketing and sales of medicinal products entail an inherent risk of product liability. In the event that we obtain FDA approval for our products and are able to market and sell our products, such approval will not preclude the possibility that our products will not subsequently lose such approval or become the subject of product liability litigation. Recent examples of such cases are products that previously had full FDA approval for marketing and sales, such as Vioxx, which was removed from the market and is now the subject of litigation and Celebrex, which still may be sold, though no longer advertised. In the event that we obtain FDA approval for our products and thereafter commence commercial sales and marketing, our products may eventually become the subject of product liability litigation. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with corporate collaborators. We carried clinical trial insurance for our twin Phase III trials, but do not yet have product liability insurance. In the event that we are able to market and sell our product candidate in the future, we, or any corporate collaborators may not be able to obtain product liability insurance at a reasonable cost, if at all. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise. Our inability to pay for uninsured claims could force us to curtail our ability to begin producing revenue and lead to our dissolution.

We may not obtain the necessary U.S. or worldwide regulatory approvals to commercialize our product candidate. Our business may fail if we are unable to obtain such approvals.

We will need FDA approval to commercialize our initial product candidate, PreHistinTM as an FDA-approved pharmaceutical in the U.S. as well as approvals from equivalent regulatory authorities in foreign jurisdictions to commercialize our products as a pharmaceutical in those jurisdictions. In order to obtain FDA approval of any of our product candidates, we must submit to the FDA a New Drug Application, ("NDA"), demonstrating that the product candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA's regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our research and clinical approaches will result in a drug that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical and clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may:

•	delay commercialization of, and our ability to derive product revenues from, our product candidate;
•	impose costly procedures on us; and
•	diminish any competitive advantages that we may otherwise enjoy.

Even if we comply with all FDA requests, the FDA may ultimately reject our NDA. We cannot be sure that we will ever obtain regulatory clearance for our product candidate, PreHistinTM. Failure to obtain FDA approval of our product candidate will severely undermine our business by reducing our number of salable products and, therefore, corresponding partnership and/or product revenues.

In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize our product. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described immediately above.

Our primary product candidate is in Phase III of clinical trials. Clinical trials are very expensive, time-consuming and difficult to design and implement, and there is no guarantee that our primary product candidate will be approved for commercial sales. We will rely on commercial sales of this product and have no other source of generating revenues.

Our product candidate, PreHistinTM, recently completed patient dosing in twin pivotal Phase III trials with 1,551 seasonal ragweed allergy patients. Phase III trials are generally considered the last step in clinical drug development before submission of a New Drug Application (NDA). The filing of an NDA is how we or a partner will request marketing approval from the FDA and similar regulatory agencies outside the USA.

We have submitted an Investigational New Drug application (IND) to the FDA which has been assigned the IND number 68,994. Our regulatory team and our clinical research organization (CRO), DataMed Devices, Inc. located in Lake Forest, California, are working with the clinical study sites to collect and audit the patient data from our recently completed twin Phase III trials prior to locking the data and calculating if the trials met there primary end point of statistically significant lowering of patients’ Total Nasal Symptom Score (TNSS) as well as other safety and efficacy parameters.

Additionally, we plan to conduct pharmacokinetics and animal studies on the final clinical formulation. Our primary product is provisionally named PreHistinTM, a name which must still be approved by the FDA and possibly by foreign regulatory agencies.

Although we cannot predict with any certainty if or when the studies will be completed (a situation that could negatively impact our ability to earn revenues), we believe that all of the above studies will essentially be completed during calendar 2007.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. We estimate that completing the analysis of our twin Phase III trials for PreHistin™ in seasonal ragweed allergy patients and completing the necessary studies to submit an NDA will take at least several months to complete. Failure can occur as a result of cost overruns or other financial considerations. Furthermore, we could encounter problems that cause us to abandon or repeat clinical trials. The completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;
•	determination of dosing issues;
•	lack of effectiveness during clinical trials;
•	inability to monitor patients adequately during or after treatment; and
•	inability or unwillingness of medical investigators or our CRO or other parties assisting with the clinical trials to follow our clinical protocols.

As of the date of this registration statement, our clinical trials are completed; however, we must finish the process of collecting and analyzing the resulting data and, if that data is supportive, complete the necessary steps to prepare and file an NDA with the FDA. If we are unable to finance the completion of these steps, our ability to earn revenue will be negatively impacted. Moreover, negative results from clinical trials could destroy our ability to partner or market and sell our product candidate as an FDA-approved drug. As of the date of this registration statement, we do not have adequate funds to complete all the steps that will be necessary to complete and file an NDA. There is no guarantee that the results of our clinical trials will be positive, or, if they are, that we will be able to prepare and file an NDA, or that the FDA will approve our product candidate for marketing and sale as we propose.

The results of our clinical trials may not support our product candidate claims, which may make it difficult for us to sell or partner our first planned product, our only source of revenues. Our business will fail if we are unable to earn revenues.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon the particular product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of our NDA with the FDA and foreign regulatory agencies and, ultimately, harm our ability to commercialize our product candidates and generate product revenues. In addition, our clinical trials involve a relatively small patient population. Because of the small sample size, the results of these clinical trials may not be indicative of future results. Since our product candidate is our is anticipated to be our only source of revenues, failure of this product candidate to support claims made may make it difficult for us to sell or partner this planned product, which is currently our only potential source of revenues. Our business will fail if we are unable to earn revenues.

Physicians and patients may not accept and use our products. Lack of acceptance would harm our ability to earn revenues and could cause our business to fail.

Even if the FDA approves our product candidates, physicians and patients may not accept and use them. Acceptance and use of our product will depend upon a number of factors including:

•	perceptions in the health care community about the safety and effectiveness of our product;
•	cost-effectiveness of our product relative to competing products;
•	availability of reimbursement for our product from government or other healthcare payers; and
•	effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect sales of our current product candidate, PreHistinTM, if approved, to generate some or substantially all of our product revenues for the foreseeable future, the failure of PreHistinTM to find market acceptance would harm ability to generate revenue which could lead to our dissolution.

Our development program depends upon third-party researchers who are outside our control. If we lose researchers or fail to attract additional or replacement researchers, our ability to develop our products and earn revenues will be harmed.

We depend upon independent investigators and collaborators to conduct our pre-clinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they will devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our product-development programs, or if their performance is substandard, the approval of our FDA application, if any, and our introduction of new products, if any, will be impeded. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors at our expense, our competitive position would be harmed. Any of these factors either alone or in concert will adversely affect our ability to earn revenue and move forward with our business plan.

We will rely exclusively on third parities to formulate and manufacture our product candidates for commercial production. If we are unable to enter into satisfactory contracts with third parties to manufacture our product candidates, we will be unable to earn revenues.

We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources and expertise to formulate or manufacture our own product candidates. We currently have no contract for the manufacture of our product candidates as we are not prepared to produce any products. We intend to contract with one or more manufacturers to manufacture, supply, store and distribute drug supplies for our clinical trials. If any of our product candidates receive FDA approval, we will rely on one or more third-party contractors to manufacture our products. Our anticipated future reliance on a limited number of third-party manufacturers exposes us to the following risks:

•
We may be unable to identify or contract with manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, producing our products after receipt of FDA approval.

•	Our third-party manufacturers might be unable to formulate and manufacture our products in the volume and of the quality required to meet our clinical needs and commercial needs, if any.
•
Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products.

•
Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the DEA, and corresponding state agencies to ensure strict compliance with good manufacturing practices and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers' compliance with these regulations and standards.

•	If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval. If we are unable to secure adequate manufacturing services or if existing relationships are terminated and replacement manufacturing services are not secured in a timely manner, we may not be able to realize any revenue or any existing revenue sources could terminate.

We will need to rely on third parties to distribute our product candidate; we have no experience selling, marketing, or distributing products. Our business will suffer if we are unable to establish adequate distribution relationships.

We currently do not have full sales and marketing capabilities to commercialize our product candidate. We do not have distribution capabilities and will rely on third-parties for that function. If we elect to sell our product candidate without a pharmaceutical partner, we will need additional working capital in order to allocate to the sales and marketing of our product candidates. Our future success depends, in part, on our ability to enter into and maintain such collaborative relationships, the collaborator's strategic interest in the products under development and such collaborator's ability to successfully market and sell any such products. We intend to pursue partnership and collaborative arrangements regarding the sale and distribution of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the distribution or sale of our product candidates, significant capital expenditures, management resources and time will be required to establish and develop an in-house operations and distribution discipline with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house distribution capabilities. To the extent that we depend on third parties for sales or distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance any partner or distributor will be able to market and sell our product in the United States or overseas. If we are not able to partner or arrange distribution agreements to sell our proposed product, our business could fail.

If we cannot compete successfully for market share against other drug companies, we may not achieve sufficient product revenues and our business will suffer.

The market for our product candidates is characterized by intense competition and rapid technological advances. If our main product candidate, PreHistinTM, receives FDA approval, it will compete with a number of existing and future allergy-related drugs and therapies developed, manufactured and marketed by other much larger, better financed competitors. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. If our product candidate fails to capture and maintain market share, we or a pharmaceutical partner may not achieve sufficient product revenues and our business could suffer.

Even if we collaborate with a larger pharmaceutical company, we will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have product candidates that will compete with ours already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, and have significantly greater experience in:

•	developing drugs and related products;
•	undertaking pre-clinical testing and human clinical trials;
•	obtaining FDA and other regulatory approvals of drugs and related products;
•	formulating and manufacturing drugs; and
•	launching, marketing and selling drugs.

Companies that currently sell proprietary allergy preparations include, among others, Schering-Plough HealthCare Products Inc., Pfizer Inc., Aventis Pharmaceuticals Inc. and GlaxoSmithKline. In addition, generic allergy preparations are also marketed by these and other competitors. Many of these organizations have substantially greater capital resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel, parties for acquisitions, joint ventures or other collaborations. Our failure to compete could harm our business and ability to earn revenues.

Our ownership of the patents underlying our product candidate is subject to forfeiture if we are unable to make future royalty payments; moreover, we have pledged these patents as security for our funding agreement with Cornell Capital. In the event these royalty payments are not made or that these patents are transferred to Cornell Capital pursuant to the asset pledge statement, we could be without assets and would have to cease operations.

We purchased the patents underlying our proposed PreHistin™ product, from Gene Pharmaceuticals, LLC, (“Gene Pharmaceuticals”) pursuant to an asset purchase agreement with Gene Pharmaceuticals. Gene Pharmaceuticals is managed and controlled by Ernest Armstrong, our chief scientific officer and formerly one of our directors. In the event that we are able to market and sell our product candidate, certain royalty payments will be due to Gene Pharmaceuticals pursuant to the terms of that asset purchase agreement; however, the patents could revert to Gene Pharmaceuticals if royalty payments are not made. These patents constitute our primary assets, and only current prospect for developing a marketable product.

We purchased these patents from Gene Pharmaceuticals for $150,000 plus royalties, including royalties tied to future sales but later renegotiated the terms. In February 2004, we agreed to revise the terms of the arrangement in a revised agreement that would control, including the following:

•	We would grant Mr. Armstrong 1,200,000 options to purchase shares of our common stock at $2.00 per share, expiring seven years from the date of the revised agreement;
•	Gene Pharmaceuticals LLC would agree to remove an anti-dilution clause a prior version of the agreement in exchange for 20,000 shares;
•	The 1.5% royalty is to be amended to include a survivability clause;
•	Mr. Armstrong is to be employed by us at an annual salary of $100,000, and eligible to receive annual bonuses.

Pursuant to that purchase agreement, as subsequently amended, ownership of these patents would revert to Gene Pharmaceuticals in the event that royalties on future product sales become payable by us and we fail to make those royalty payments. Since these patents underlie our only product candidate, if our patent ownership reverts to Gene Pharmaceuticals, we could be without any operating assets or future source of revenue.

Additionally, in November 2006, Gene Pharmaceuticals executed an asset pledge statement pursuant to the requirements of our funding arrangement with Cornell Capital, as described herein. This asset pledge statement gives us the right to assign our rights to the patents as part of the funding agreement with Cornell Capital that we entered into in December 2006. The patents are the major assets securing the convertible debentures with Cornell Capital. In the event that we default on convertible debentures, the patents could be transferred to Cornell Capital, and we could be left without any assets, operations, or prospects for a marketable product.

If we fail to adequately protect or enforce our intellectual property rights or secure rights to complementary patents of others, the value of our intellectual property rights would diminish, and correspondingly, our ability to earn revenues will be harmed.

Our success, competitive position and future revenues will depend in part on our ability and the abilities of our future licensees to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

To date, we own certain patents, including rights under U.S. patents, as well as rights under foreign patents and patent applications. We anticipate filing additional patent applications both in the U.S. and in other countries, as appropriate. However, we cannot predict:

•	the degree and range of protection any patents will afford us against competitors including whether third parties will find ways to invalidate or otherwise circumvent our patents;
•	if and when patents will issue;
•	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or
•	whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our licensees and contractors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, we will require all of our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights might be significantly impaired and our business and competitive position would suffer.

If we infringe the rights of third parties, we might be prevented from selling products, forced to pay damages, and defend against litigation. The allocation of resources to such matters will harm our business.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;
•	redesign our products or processes to avoid infringement;
•	stop using the subject matter claimed in the patents held by others;
•	pay damages; or
•	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

Expending funds on these types of matters will mean less will be available for revenue-producing activities, such as research, development, marketing and sales activities. As a result, our ability to earn revenues could be harmed.

Our ability to generate product revenues will be diminished if our products sell for inadequate prices or if patients are unable to obtain adequate levels of reimbursement.

Our ability to commercialize our product candidate, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

•	government and health administration authorities;
•	private health maintenance organizations and health insurers; and
•	other healthcare payers.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs. Even if our product candidates are approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover our product candidates. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for any of our product candidates, once approved, market acceptance of our products could be reduced. Moreover, if we are unable to sell our product candidates at a price sufficient to cover costs and net a sufficient profit, our business may fail.

If we are unable to pay Gryphon Master Fund, LP, the amount owed under our settlement agreement, we could be subject to further legal action, which would require us to divert resources away from product development and marketing, which could harm our ultimate ability to generate revenues and operate profitably.

As described more fully in the section entitled “Legal Proceedings,” we are party to several lawsuits that are ongoing.

In particular, we owe a payment of $1,600,000 on or before April 1, 2007 to Gryphon Master Fund, LP (“Gryphon”), pursuant to a settlement agreement entered into to settle previous litigation with Gryphon. In September 2003, we entered into certain funding agreements with Gryphon for an aggregate total of $1,600,000. In November 2004, Gryphon sued us seeking repayment of a $600,000 convertible note payable, accrued interest on the convertible note payable within the prescribed period, penalties for failing to register shares underlying the conversion of the convertible note payable, attorneys fees and court costs. In March 2006, we entered into settlement agreement with Gryphon where both parties agreed to dismiss any and all current and future claims, legal proceedings and litigation upon full satisfaction of the settlement agreement.

Of the remaining unconverted instruments, Gryphon is also eligible to convert its convertible note and convertible preferred stock it holds to 508,334 shares of our common stock. Under the settlement agreement, full repayment totaling $1.6 million is due on or before April 1, 2007. In the event that we do not make the payment by April 1, 2007, then the stipulated judgment into which we entered with Gryphon provides that Gryphon has the right to enter a judgment of $1,600,000 against us with the court upon our default. If we are unable to make this payment when due, or are unable to resolve this or other such matters in a satisfactory manner, we may be forced to divert attention and resources to settlements or other litigation-related matters. Any such efforts would be expensive, and as a result, could hinder our ability to develop and market our proposed product line and could reduce our ability to operate profitably or generate revenues.

We may not be able to resolve our dispute with InnoFood in a manner favorable to us, which would require us to divert resources away from product development and marketing, which could harm our ultimate ability to generate revenues and operate profitability.

In July 2003, we entered into an agreement with InnoFood Inc. ("InnoFood") wherein we agreed to provide InnoFood with funding totaling $5,000,000 in exchange for a 100% interest in InnoFood. Due to what we consider to be significant breaches by InnoFood, we were unwilling to provide the required funding by the December 31, 2003 deadline, and InnoFood, therefore, claims we have breached the agreement. We believe that InnoFood may have misled our management regarding certain material matters. Since that time, we have attempted to negotiate a mutually acceptable resolution. However, in late 2006, we filed a complaint to attempt to recapture the $2,220,000 transferred to InnoFood and acquire any intellectual property related to the food preservation process at issue. We intend to vigorously prosecute this matter, though as with any litigation, there is no guarantee of a favorable outcome. Such litigation may be extremely expensive, and as a result, would hinder our ability to develop and market our proposed product line and could reduce our ability to operate profitably or generate revenues.

We rely on key executive officers and scientific and medical advisors, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our principal scientific, regulatory and medical advisors. We do not have "key person" life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could harm our ability to earn revenues.

We are controlled by current officers, directors and principal stockholders.

Our directors, executive officers and principal stockholders beneficially own 14,681,766 shares or approximately 41.4% of our outstanding common stock. Accordingly, these persons and their respective affiliates have the ability to exert substantial influence over all matters requiring shareholder approval, including the election of our Board of Directors. Therefore, investors in our common stock may have little to no practical control over such matters.

If we are unable to repay our indebtedness and interest obligations to Cornell Capital and other creditors, or meet other requirements attached to related financing agreements when due, Cornell Capital could gain control of a significant block of our outstanding common stock, take control of our assets, and we would be forced to cease operations.

In connection with our various fund raising activities completed through 2006, as of the date of this registration statement, we owe a total of $200,000, not including interest accrued, in addition to the up to $3,850,000 in funding arranged with Cornell Capital as described herein. We cannot assure you that our operations will generate funds sufficient to repay these debt obligations as they come due. Our failure to repay our indebtedness and make interest payments as required by these debt obligations could result in an event of default under the various debt instruments. If this happened, the holders of our obligations could force us to sell our assets in order to repay debt owing under the various debt instruments. As a result, we could be forced to liquidate.

Most recently, we entered into a financing agreement with Cornell Capital pursuant to which we agreed to issue up to an aggregate principal amount of $3,850,000 of convertible debentures. Of that amount, $2,500,000 was funded in December 2006 (the “Closing Debenture”). Two additional closings of $675,000 each are scheduled to occur as follows: the first upon our filing of a registration statement with the Securities and Exchange Commission (“SEC”) the (“Filing Debenture”), and the second upon that registration statement being declared effective by the SEC along with our having increased our authorized common stock to 100,000,000 shares (the “Final Debenture”). There is no guarantee that the SEC will declare the registration statement effective, or that we will be able to obtain approval of an increase in our authorized common stock.

In the event that the registration statement is either untimely filed or declared effective, then we may be in default on these agreements, and face certain liquidated damages in addition to other rights that Cornell Capital may have. The liquidated damages, at Cornell Capital’s option, include demand for a cash amount payable within three business days equal to 1% of the liquidated value of the debentures (i.e., up to $38,500) outstanding for each thirty (30) day period after the required filing deadline or the scheduled effective date, as the case may be. However, the liquidated damages would be payable for no more than fifteen months after receipt of the initial funding, and no liquidated damages would be owed if Cornell Capital fails to provide timely information or if the SEC finds that the terms of the transactions are non-compliant with law and requires the registration statement to be withdrawn and the terms renegotiated.

The debentures are secured by a security agreement with Cornell Capital, which is secured by all our assets, including, but not limited to, assets acquired from Gene Pharmaceuticals, LLC, including the patents for our primary product under development, pursuant to an asset pledge statement. If we are unable to meet the terms of the agreements with Cornell Capital, we will face monetary penalties and risk losing our assets, i.e., the patents for our primary product, and Mr. Radovich risks losing the 8,4000,000 shares he controls which were also pledged pursuant to a pledge and escrow agreement with Cornell Capital. This could result in a change in our control, and in our ability to continue operations developing our primary product, such that we could have to cease operations.

Mr. Radovich’s pledged 8,400,000 shares comprise approximately 23.7% of our currently issued and outstanding common stock, and are a large percentage of the 10,076,528 shares of our common stock that are owned by Mr. Radovich, chairman of our board of directors, and his affiliated entities. If we default on the agreements with Cornell Capital, these pledged shares would be transferable to Cornell Capital, thus resulting in a change in control.

Additionally, in the event that Cornell Capital is issued the 15,400,000 we have agreed to initially reserve pursuant to the funding agreements described herein, such issuance would result in approximately 50,900,000 shares of our outstanding common stock. Those 15,400,000 shares reserved pursuant to the funding agreements, if issued, would represent approximately 46.8% of that new total. In the event that Cornell Capital also obtains the 8,400,000 shares of pledged stock, as described above, then in conjunction with the 15,400,000 reserved shares, Cornell Capital could potentially own up to approximately 23,800,000 shares, or approximately 41.1% of that new total. Either of these scenarios would result in Cornell Capital exercising significant influence over our affairs as a shareholder of a large percentage of our issued and outstanding common stock, and constitute a change in control.

Risks Related to Our Common Stock:

Our existing stockholders will experience dilution if we issue additional securities.

In June 2003, we increased our authorized capital from 25,000,000 shares of common stock to 50,000,000 shares of common stock. As of February 20, 2007 we have 35,824,672 shares of our common stock issued and outstanding. Pursuant to the terms of the registration rights agreement we entered into with Cornell Capital, we are obligated to initially reserve up to 15,400,000 shares of our common stock to cover our obligations to Cornell Capital, as described herein. We plan to increase our authorized shares of common stock to 100,000,000 shares to accommodate this, and other obligations to issue shares of our common stock that exist or may arise in the future.

We also have 500 shares of preferred stock outstanding which are convertible to 208,334 shares of common stock. The preferred stock also carries a liquidation preference of $1,000 per share. We also have 5,991,667 options and 6,094,844 warrants to purchase shares of our common stock outstanding. We have no other convertible instruments that may be convertible into additional shares of our common stock.

If we issue additional shares or other derivative securities, or if our existing stockholders exercise or convert their outstanding options, warrants or notes, our other stockholders may find their holdings drastically diluted, which if it occurs, means that they will own a smaller percentage of our company. Further, any issuance of additional securities to various persons or entities for cash in lieu of cash payments will lead to further dilution.

The market price of our common stock is highly volatile, making it difficult to determine the true market value of the shares of our common stock.

Because the market price of our common stock is highly volatile, it is difficult to determine the true value of our company. Our common stock is eligible for quotation on the Over-The-Counter Bulletin Board (“OTCBB”). The market price of our common stock has been highly volatile and may continue to be volatile in the future. Over the past year, the market price of our common stock has ranged between a closing high price of $1.07 and a closing low price of $0.62 per share. Continuing significant volatility in the market price of our common stock may arise due to factors such as:

•	our developing business;
•	a continued negative cash flow;
•	relatively low price per share;
•	relatively low public float;
•	variations in quarterly operating results;
•	general trends in the pharmaceutical and health care industry;
•	the number of holders of our common stock; and
•	the interest of securities dealers in maintaining a market for our common stock.

As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and could cause a severe decline in the price of our common stock.

The registration of the shares of common stock covered by this prospectus may affect the market price and liquidity of our common stock. Once registered, the selling stockholder will be able to sell these shares in the public market. The ability on the part of the selling stockholder to make these sales may harm our ability to raise capital in the public market and may affect the price and liquidity of our common stock in the public market.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Transaction with Cornell Capital Partners, L.P.

On December 20, 2006, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell Capital”) pursuant to which we agreed to issue up to an aggregate principal amount of $3,850,000 of convertible secured debentures to be issued and funded in three separate issuances of $2,500,000, $675,000 and $675,000 convertible secured debentures (collectively, the “Debentures”).

We intend to repay the amounts owing on these overlying securities, and believe that, if our clinical trials produce positive data supporting our NDA, we would be able to enter into a product or marketing partnership arrangement within the repayment period that will enable us to repay these amounts. In the event that such data is not available, then we anticipate that we would need to market our product candidate as a nutraceutical, in which case it would unclear whether revenues would be sufficient to repay these amounts.

There have been no prior securities transactions between us and Cornell Capital. Additional disclosures are included in the section entitled “Selling Security Holder.”

Convertible Debentures. The $2,500,000 convertible secured debenture (the “Closing Debenture”) has been issued and was funded on or about December 23, 2006.

The first $675,000 convertible debenture (the “Filing Debenture”) is scheduled to be issued and funded upon the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) registering up to 10,583,737 shares of common stock pursuant to a Registration Rights Agreement between us and Cornell Capital dated December 20, 2006 (the “Rights Agreement”). The purchase price of the Filing Debenture is scheduled to be funded simultaneously with the filing of this Registration Statement. Accordingly, after the filing of the Registration Statement and upon funding of the Filing Debenture, we will have received aggregate gross proceeds of $3,175,000.

The second $675,000 convertible secured debenture (the “Final Debenture”) is schedule to be issued and funded within three days of the Registration Statement being declared effective by the SEC and in the event that we have also obtained shareholder approval to increase our authorized shares of common stock to 100,000,000 shares.

Therefore, immediately after the filing of the Registration Statement, we anticipate that only the Closing Debenture and Filing Debenture will be currently issued and outstanding. However, we anticipate that the Final Debenture will have the same terms as the Closing Debenture and the Filing Debenture.

Based on the foregoing, the Debentures will be convertible at the option of Cornell Capital at any time up to maturity at a conversion price equal to the lesser of the fixed conversion price of $0.9955, or the market conversion price, defined as 90% of the average of the lowest three daily volume weighted average trading prices per share of our common stock during the fifteen trading days immediately preceding the conversion date, as quoted by Bloomberg, LP. We may, at our option, redeem the debentures beginning four months after the Registration Statement is declared effective by the SEC, in the event that occurs. The Debentures will have a two-year term and accrue interest at 8% per year payable in cash or our common stock. If paid in stock, the stock will be valued at the rate equal to the conversion price of the debentures in effect at the time of payment. Interest and principal payments on the Closing Debenture are due on the maturity date of December 20, 2008.

The following table summarizes the value of our common stock underlying the Debentures and potential discount to market price that Cornell Capital may receive. For purposes of this table, we have assumed that the entire $3,850,000 aggregate principal amount of the Debentures were issued and sold on December 20, 2006.

Market Price (1)	Conversion Price (2)	Total Shares Underlying Debentures (3)	Total Value of Shares at Market Price (4)	Total Value of Shares at Conversion Price (5)	Total Possible Discount to Market Price (6)
$0.75	$0.69	5,579,710	$4,184,783	$3,850,000	$334,783
_________________________
(1)	Market price per share of our common stock on the date of the sale of the Debentures.

(2)
Conversion price per share of our common stock underlying the Debentures on the date of the sale of the Debentures. Pursuant to the terms of the Debentures, the conversion price is equal to the lesser of the fixed conversion price of $0.9955, or the market conversion price, defined as 90% of the average of the lowest three daily volume weighted average trading prices per share of our common stock during the fifteen trading days immediately preceding the conversion date, as quoted by Bloomberg, LP. The three lowest prices during that period were $0.75, $0.78, and $0.79, thus the conversion price on the date of the sale of the Debentures was $0.69.

(3)
Total number of shares of common stock underlying the Debentures assuming full conversion as of the date of the sale of the Debentures. Since the actual conversion price of the Debentures can decrease as the market price decreases, the actual number of shares that underlying the Debentures can also fluctuate. However, pursuant to the terms of the Debentures, the total number of possible shares of common stock underlying the Debentures is capped at 77,000,000 shares which is equal to a conversion price of $0.05 per share.

(4)
Total market value of shares of common stock underlying the Debentures assuming full conversion as of the date of the sale of the Debentures and based on the market price of the common stock on the date of the sale of the Debentures.

(5)	Total value of shares of common stock underlying the Debentures assuming full conversion of the Debentures as of the date of the sale of the Debentures and based on the conversion price.
(6)	Discount to market price calculated by subtracting the result in footnote (5) from the result in footnote (4).

Warrants. On December 20, 2006, we also issued to Cornell Capital four warrants for a total of 6,640,602 shares of our common stock (each a “Warrant” and collectively the “Warrants”) with the aggregate exercise price of $5,500,000, if exercised on a cash basis and if we are not in default on any of the Debentures. The A Warrant is exercisable for 1,333,333 shares of our common stock at $0.75 per share, expiring six months after the effective date of the Registration Statement. The B Warrant is exercisable for 1,205,400 shares of our common stock at $0.8296 per share, expiring six months after the effective date of the Registration Statement. The C Warrant is exercisable for 2,343,959 shares of our common stock at $0.7466 per share, expiring on December 20, 2011. The D Warrant is exercisable for 1,757,901 shares of our common stock at $0.9955 per share, expiring on December 20, 2011.

If the Warrants are exercised on a cashless basis, we would receive no proceeds from their exercise by Cornell Capital.

The A Warrant and B Warrant include forced exercise provisions which would allow us to force an exercise of these warrants providing all of the following conditions are met:

(i)
the volume weighted average price of our common stock exceeds exceeds $1.00 for the A Warrants and $1.50 for the B Warrants for each of the five consecutive trading days before the notice of forced exercise;

(ii)	this Registration Statement is effective as of the date of that notice; and
(iii)	at least ten trading days have elapsed from any prior forced exercise.

However, the number of shares that could be subject to a forced exercise is limited to the difference between:

(i)	one-fourth of the trading volume for our common stock during the five consecutive trading days before the forced exercise notice; and
(ii)	the number of shares acquired by Cornell Capital during the previous five trading days through the exercise of any Warrants, whether forced or not.

The C Warrant and D Warrant have no such forced exercise provisions.

The following table summarizes the value of each of the Warrants assuming Cornell Capital exercises them on a cash basis and we are not in default the Debentures.

Warrant	Market Price on Date of Sale (1)	Conversion Price on Date of Sale (2)	Total Shares Underlying the Warrant (3)	Total Value of Shares at Market Price (4)	Total Value of Shares at Exercise Price (5)	Total Possible Discount to Market Price (6)
A Warrant	$0.75	$0.75	1,333,333	$999,999.75	$999,999.75	$0.00
B Warrant	$0.75	$0.8296	1,205,400	$904,050.00	$999,999.84	$0.00
C Warrant	$0.75	$0.7466	2,343,959	$1,757,969.20	$1,749,999.70	$7,970.00
D Warrant	$0.75	$0.9955	1,757,901	$1,318,425.70	$1,749,990.40	$0.00

_________________________
(1)	Market price per share of our common stock on the date of the sale of the Warrants.
(2)
Exercise price per share of our common stock on the date of the sale and issuance of the Warrants. The exercise price of the Warrants is fixed pursuant to the terms of each of the Warrants except that each of the Warrants contain anti-dilution protections which in certain circumstances, may result in a reduction to the exercise price.

(3)
Total number of shares of common stock underlying each Warrant assuming full conversion as of the date of the sale of the Warrants. Upon certain anti-dilution adjustments of the exercise price of the Warrants, the number of shares underlying the Warrants may also be adjusted such that the proceeds to be received by us would remain constant.

(4)
Total market value of the shares of common stock underlying each Warrant assuming full exercise of each Warrant as of the date of the sale of the Warrants based on the market price of the common stock on the date of the sale of the Warrants.

(5)	Total value of shares of common stock underlying each Warrant assuming full exercise of each Warrant as of the date of the sale of the Warrants and based on the conversion price.
(6)	Discount to market price calculated by subtracting the result in footnote (5) from the result in footnote (4).

Registration Rights Agreement. Pursuant to the Rights Agreement, we agreed to register for resale under the Securities Act of 1933, as amended, up to 10,583,737 shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants, and use our reasonable best efforts to have the Registration Statement declared effective by May 4, 2007. The number of shares to be registered hereunder was determined through negotiations with Cornell Capital. On February 5, 2007, Cornell Capital granted us a two-week extension for both the filing and the effectiveness deadlines of the Registration Statement. The value of the total number of shares of common stock that we may be required to register pursuant to the Rights Agreement, based on the market price of our common stock on December 20, 2006 ($0.75), is approximately $7,937,802.75.

There is no guarantee that the SEC will declare the Registration Statement effective. In the event that the Registration Statement is not declared effective by the required dates, then Cornell Capital may claim we are in default on these agreements, and we may face certain liquidated damages in addition to other rights that Cornell Capital may have. The liquidated damages, at Cornell Capital’s option, include demand for a cash amount payable within three business days equal to 1% of the liquidated value of the Debentures then outstanding for each thirty (30) day period after the required filing deadline or the required effective date, as the case may be. However, the liquidated damages would be payable for no more than fifteen months, and no liquidated damages would be owed if Cornell Capital fails to provide timely information or if the SEC finds that the terms of the transactions are non-compliant with law and requires the Registration Statement to be withdrawn and the terms renegotiated. Furthermore, we also agreed to also pay a structuring fees to Yorkville Advisors, LLC (“Yorkville”), the manager of Cornell Capital, of $22,500, and a due diligence fee of $7,500. We also agreed to pay Yorkville Advisors a fee of 10% of the aggregate principal amount of Debentures then issued and outstanding.

The following table summarizes the potential payments we may be required to pay to Cornell Capital and affiliates of Cornell Capital. For purposes of this table, we have assumed that the entire $3,850,000 aggregate principal amount of the Debentures were issued and sold on December 20, 2006.

Maximum Commitment Fee (1)	Structuring and Due Diligence Fees (2)	Maximum Interest Payments (3)	Maximum Redemption Premiums (4)	Maximum Liquidated Damages (5)	Total Maximum Payments (6)	Total Net Proceeds to Company (7)
$385,000	$30,000	$616,000	$1,347,500	$462,000	$2,840,500	$2,819,000
________________________
(1)
We agreed to pay Yorkville a commitment fee equal to 10% of the $3,850,000 purchase price of the Debentures to be issued pursuant to the Agreement on a pro rata basis as the Debentures are issued. As of the filing of this Registration Statement, $3,175,000 of the Debentures have been issued and we paid Yorkville $317,500 in commitment fees. Upon effectiveness of this Registration Statement, we will issue an additional $675,000 of Debentures and owe an additional fee to Yorkville of $67,500.

(2)	Pursuant to the Agreement, we paid Yorkville an aggregate of $30,000 in structuring and due diligence fees in connection with the transactions contemplated by the Agreement.
(3)
Maximum amount of interest that can accrue assuming all the Debentures remaining outstanding until the maturity date. We may pay accrued interest in either cash or, at our option, in shares of our common stock.

(4)
Under certain circumstances we have the right to redeem the full principal amount of the Debentures prior to the maturity date by repaying the principal plus a redemption premium ranging from 20% to 35%. This represents the maximum redemption premium we would pay assuming we redeem the all of the Debentures prior to maturity at the highest redemption premium.

(5)	Maximum amount of liquidated damages we may be required to pay for the twelve months following the sale of the all Debentures.
(6)	Total maximum payments that we may be required to make for the twelve months following the sale of all the Debentures and assuming that we made all of the payments described in footnotes 1 through 5.
(7)	Total net proceeds to us assuming that we were not required to make any payments as described in footnotes (4) and (5).

Security Agreement. The Debentures are secured by a security agreement with Cornell Capital. The obligation is secured by all our assets, including, but not limited to, assets purchased from Gene Pharmaceuticals, including the patents for our primary product under development, i.e., PreHistinTM, as affirmed by an Asset Pledge Statement executed by Gene Pharmaceuticals.

Pledge and Lock-Up Agreements. The Debentures are also secured by a pledge of 8,400,000 of the shares of our common stock which are owned by Radul Radovich, one of our directors, and his affiliated entities, which comprises approximately 23.7 % of our currently issued and outstanding common stock.

Finally, our officers and directors have executed lock-up agreements restricting the sale of all the shares of our common stock that they own for a period extending for 30 days after all amounts due under the Debentures have been paid. These shares are listed in the table “Security Ownership of Certain Beneficial Owners and Management” above.

Use of Proceeds. We plan to use the proceeds for general corporate purposes and for working capital. The following table summarizes the potential proceeds available to us pursuant to the financing with Cornell Capital. For purposes of this table, we have assumed that all of the $3,850,000 aggregate principal amount of convertible secured debentures were issued and sold on December 20, 2006 and that Cornell Capital exercises all of the Warrants on a cash basis.

Total Gross Proceeds Payable to Company (1)	Total Maximum Payments by Company (2)	Net Proceeds to Company (3)	Total Possible Profit to Cornell Capital (4)	Percentage of (Payments + Discounts) ÷ Net Proceeds (5)
$9,350,000	$2,840,500	$6,509,500	$342,753	112.64%
_________________________
(1)	Total gross proceeds payable to us. If Cornell Capital exercises the Warrants on a cashless basis, then the total gross proceeds payable to us will be $3,850,000.
(2)	Total maximum payments payable by us.
(3)
Total net proceeds to us calculated by subtracting the result in footnote (2) from the result in footnote (1). If Cornell Capital exercises the Warrants on a cashless basis, then the total net proceeds payable to us will be $1,009,500.

(4)	Total possible profit to Cornell Capital based on the aggregate discount to market price of the conversion of the Debentures and Warrants.
(5)
Percentage equal to the total amount of possible payments to Cornell Capital under the Debentures ($2,840,500) plus total possible discount to the market price of the shares underlying the Debentures ($334,783) divided by the net proceeds to us resulting from the sale of the Debentures ($2,819,000).

Copies of Agreements. Incorporated by reference to this Registration Statement (see “Exhibits” below) are copies of all agreements between us and:

•	the selling shareholder;
•	any affiliates of the selling shareholder; and
•	any person with whom any selling shareholder has a contractual relationship regarding the transaction in connection with the sale of the convertible debentures and attached warrants.

These documents include the following, which were included in our Report on Form 8-K filed on December 27, 2006:

•	Asset Pledge Statement by Gene Pharmaceuticals, LLC
•	Securities Purchase Agreement between Cobalis Corp. and Cornell Capital Partners LP
•	Secured Convertible Debenture for $2,500,000 (“Closing Debenture”)
•	Registration Rights Agreement between Cobalis Corp. and Cornell Capital Partners LP
•	Security Agreement between Cobalis Corp. and Cornell Capital Partners LP
•	Pledge and Escrow Agreement with Radovich Entities
•	Transfer Agent Instructions
•	Form of Lock Up Agreement for Management Shareholders
•	“A Warrant” Agreement between Cobalis Corp. and Cornell Capital Partners LP
•	“B Warrant” Agreement between Cobalis Corp. and Cornell Capital Partners LP
•	“C Warrant” Agreement between Cobalis Corp. and Cornell Capital Partners LP
•	“D Warrant” Agreement between Cobalis Corp. and Cornell Capital Partners LP

In addition, the Secured Convertible Debenture for $675,000 (“Filing Debenture”) will be filed as an exhibit to a report on Form 8-K after the Filing Debenture is executed.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock being offered by the security holder. In the event that holder of the warrants to purchase shares of our common stock are exercised, we could receive proceeds of up to $5,500,000, unless the warrants are exercised on a “cashless” basis, whereby we would receive no money upon exercise. We intend to use such proceeds for funding our Phase III studies and for general corporate purposes and working capital.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. We are a reporting company with the Securities and Exchange Commission ("SEC"). The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Prices of Common Stock. We participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the NASDAQ Stock Market, and prices for our common stock are published on the OTC Bulletin Board under the trading symbol "CLSC.OB". This market is extremely limited and volatile and the prices quoted are not a reliable indication of the value of our common stock.

Following is information about the range of high and low bid prices for our common stock for each fiscal quarter since our stock commenced trading. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Quarter Ended	High Bid Quotation	Low Bid Quotation
06/30/04	$1.35	$1.35
09/30/04	$3.25	$2.40
12/31/04	$1.25	$1.20
03/31/05	$0.62	$0.57
06/30/05	$0.57	$0.54
09/30/05	$0.58	$0.55
12/31/05	$1.76	$1.64
03/31/06	$1.88	$1.79
06/30/06	$1.10	$1.02
09/30/06	$1.00	$0.85
12/31/06	$0.77	$0.71

Common Stock. We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of February 20, 2007, there were 297 record holders of our common stock and there were 35,824,672 shares of our common stock issued and outstanding. We have agreed to register for sale a total of 10,583,737 shares of our common stock underlying the convertible debentures and warrants issued and to be issued to Cornell Capital pursuant to a financing agreement, as described herein. There are no other outstanding options or warrants to purchase securities convertible into, shares of our common stock, except for the following:

Preferred Stock. There are 500 shares of our preferred stock issued and outstanding, which among other preferences and designations, are convertible into 208,334 shares of our common stock.

Options. We have 5,991,667 options to purchase shares of our common stock currently outstanding; of these 2,674,999 are currently vested and exercisable. However, in December 2006 and to facilitate entry into the agreements with Cornell Capital, our officers, employees and consultants, who hold, in the aggregate 5,666,667 options to purchase shares of our common stock, have executed forbearance agreements by which they agreed not to exercise their options until after our authorized common stock can accommodate that exercise.

Warrants. There are 6,094,844 warrants to purchase shares of our common stock currently outstanding; of these all are currently exercisable. However, in December 2006 and to facilitate entry into the agreements with Cornell Capital, our officers, employees and consultants, who hold, in the aggregate 3,853,000 warrants to purchase shares of our common stock, have executed forbearance agreements by which they agreed not to exercise their options until after our authorized common stock can accommodate that exercise.

Dividends. There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Equity Compensation Plans. The table below reflects the options covered by our 2002 Stock Option Plan, which was never formally memorialized.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	1,625,000	$1.74	N/A
Total	1,625,000	$1.74	N/A

Stock Option and Award Plan. On October 17, 2006, our board of directors adopted our 2006 Stock Option and Award Plan (“2006 Plan). The 2006 Plan will be administered by the Board. The 2006 Plan will allow us to continue to grant stock options and other equity awards at levels determined appropriate by the Board. The 2006 Plan will also provide us with continued flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. Accordingly, the 2006 Plan will allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

Penny stock regulation. Shares of our common stock may be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Description of Business

Cobalis Corp. (“We”, “Cobalis” or the “Company”) was incorporated in Nevada in 1997 as Aztec Ventures, Inc., and later changed our name to Togs for Tykes, Inc., while pursuing our former business plans. In 2003, we took the name Biogentech Corp. when we acquired BioGentec Inc. (“BioGentec”) as our wholly-owned operating subsidiary and adopted BioGentec’s business at that time. BioGentec was incorporated in Nevada on November 21, 2000. We took our current name, Cobalis Corp., in 2004. From 1989 through 2000, Gene Pharmaceuticals, LLC (“Gene Pharmaceuticals”) sponsored the initial clinical research and wrote the patents that we own. In November 2000, BioGentec purchased those patents from Gene Pharmaceuticals, though the patents could revert to Gene Pharmaceuticals’ ownership if any future royalty payments that may come due are defaulted on. Mr. Armstrong, our chief scientific officer and formerly one of our directors is the managing member and controlling owner of Gene Pharmaceuticals. We subsequently adopted all of BioGentec’s activities, operations, liabilities and assets, and BioGentec was dissolved in 2006.

We are a development stage company. We are a specialty pharmaceutical company focused on the development and FDA approval of PreHistinTM, a patented, over-the-counter drug product candidate intended to treat seasonal allergy suffers. If our recently completed twin Phase III trials prove successful, we intend to file an NDA in the second half of 2007 and would anticipate up to a twelve-month review before knowing whether PreHistinTM would be approved by the FDA for marketing over-the-counter to seasonal allergy suffers. If successful, we intend to collaborate with a larger pharmaceutical company to market PreHistinTM. PreHistinTM may have other applications to prevent atopic allergic diseases including migraine, dermatitis, food allergies and asthma. However, we are not currently studying any other applications beyond seasonal allergies.

Our Product Candidate. PreHistinTM is intended to become the first medication aimed specifically at rectifying imbalances in the immune system that trigger the over-production of allergy symptom-causing substances, including histamine. By preventing or reducing the over-production of histamine before it is released, we believe PreHistinTM represents a novel and compelling alternative to the standard “antihistamine” approach to treating allergic disease. PreHistinTM is in Phase III development for its initial indication for seasonal allergies.

PreHistinTM is a sublingual lozenge containing 3.3 mg of cyanocobalamin that is absorbed through the buccal membrane, allowing direct introduction of the active ingredient into the bloodstream. In this manner, we believe that PreHistinTM is distinguished from orally-ingested cyanocobalamin which first passes through the digestive tract before the active ingredient is systemically available. As described below, the active ingredient in PreHistinTM has been shown in clinical studies to reduce nasal symptoms without the drowsy, sedating side-effects associated with many other allergy medications.

As an easy-to-use sublingual lozenge, we believe that PreHistinTM provides a patient-friendly alternative to unwelcome injections as well as to powerful antihistamines that can often cause unwanted drowsiness and other uncomfortable effects. We have formulated the PreHistinTM lozenge to be dissolved under the tongue twice daily prior to the beginning of the allergy season.

We completed a clinical study in October 2005 with 714 patients. The results of this clinical trial showed that pre-seasonal treatment with PreHistinTM reduced Mt. Cedar allergy symptoms compared with a placebo. In July 2006, we commenced twin pivotal Phase III clinical trials required by the FDA. These studies are being conducted as a placebo-controlled, double-blind study with 1,551 seasonal ragweed allergy sufferers.

In addition, PreHistinTM is patented, with granted patents in the United States, the European Union and Australia; and pending patents in other countries. The patents we rely on were purchased from Gene Pharmaceuticals and cover the use of cobalamins for allergic diseases, referred to as atopic, such as seasonal and year-round allergies, asthma, dermatitis, and atopic migraine. Mr. Armstrong, our chief scientific officer and formerly one of our directors, is the managing member and controlling owner of Gene Pharmaceuticals. Ownership of the patents could revert to Gene Pharmaceuticals if future royalty payments are not made when they come due.

Scientific Rationale of PreHistinTM. The human immune system, if working properly, can attack invading viruses, bacteria and other potentially harmful organisms arriving in the body. To launch this attack, the immune system recognizes the invader, and starts a cascade of events that increase the levels of chemicals, including histamine, that are intended to fight off the organisms. This process is exceedingly complicated and sometimes problems arise. Allergic (atopic) individuals - including, but not limited to, people with seasonal allergies, year-round allergies, food allergies, dermatitis, and certain types of migraine and asthma - generally have an immune system that is over-sensitive to even a small trigger and therefore over-produces histamine.

The over production of histamine can result when the ratio of aggressor cells (which help launch the immune response) is high relative to suppressor cells (which prevent the immune system from over-reacting). When such a ratio exists, the production of the antibody immunoglobulin E (IgE) is favored. Generally allergic individuals have higher levels of IgE than non-allergic individuals. There are specific types of IgE, such as cat-IgE or ragweed-IgE. When these specific types of IgE come in contact with cat or ragweed proteins, they connect to a mast cell in a way that causes the mast cell to break apart and spill histamine out into the blood. Finding ways to reduce IgE has been a much-sought-after focus of many pharmaceutical companies in search of new allergy and asthma drugs.

Current modes of over-the counter allergy treatments focus on blocking the action of histamine after it is released. It is believed that PreHistinTM may rebalance certain cells in the immune system so that their ratio is similar to that of a non-allergic individual. This intervention in the immune system comes at a point in the cascade before the release of histamine, hence we have coined the term “prehistamine”, use the phrase “The World’s First Prehistamine”, and call the product “PreHistinTM.”

Our Suppliers. We believe that the active ingredients needed to produce our developmental product are readily available through several manufacturers, domestically and internationally, including major pharmaceutical corporations. Aventis Pharma is a primary source for us. We do not have a written agreement with Aventis Pharma, however, we believe we would be able to obtain the ingredients needed to produce our product from other sources should Aventis Pharma cease to be a source of ingredients for us.

Our Manufacturing. We have identified and engaged Advanced Botanicals Ltd., a certified good manufacturing practices ("GMP") manufacturer, to produce the Phase III trial medications as well as the first runs of the retail version of the product. We believe that the manufacturer selected is FDA approved and able to accommodate the anticipated demand. There is no guarantee that the manufacturer will continue to meet our requirements, but we believe we could identify and engage alternate sources of manufacturing capacity in the event we needed to do so. Each active lozenge will contain 3300 mcg (3.3 mg) of pharmaceutical grade cyanocobalamin.

Our Patent Purchase Agreement. In 2000, we purchased the patents underlying our principal product (formerly known as "Immun-Eeze"), along with pending international patent applications, and certain other tangible assets and related trademarks, copyrights and customer lists (“operating assets”) from Gene Pharmaceuticals for $150,000 plus royalties, including royalties tied to future sales. Ernest Armstrong, our chief scientific officer and, from 2004 to 2007, one of our directors, is the managing member of Gene Pharmaceuticals.

In August 2002, the parties agreed to postpone the payment of royalties in exchange for 250,000 options to purchase shares of our common stock at $1.10 per share. These options were never granted; in December 2002, the parties agreed to supersede the terms of the August 2002 addendum by amending the original agreement to include an additional issuance of 2,000,000 shares of our common stock to Gene Pharmaceuticals of BioGentec's (i.e. Cobalis’) common stock at $2.00 per share, plus royalties of 1.5% of gross sales of products.

In February 2004, the parties agreed that a “Revised Asset Purchase Agreement” would provide for the following: we would grant Mr. Armstrong 1,000,000 options to purchase shares of our common stock at $2.00 per share, expiring seven years from the date of the revised agreement; the grant by St. Petka Trust to Mr. Armstrong the option to purchase 1,200,000 shares of our common stock held by St. Petka at $2.00 per share, expiring seven years from the date of the revised agreement; Gene Pharmaceuticals LLC’s agreement to remove the antidilution clause from the Memorandum of Agreement in exchange for the issuance of 20,000 shares; the 1.5% royalty shall be amended to include a survivability clause; Mr. Armstrong is to be employed by us at an annual salary of $100,000, and annual bonuses. The specific terms have been finalized and in that regard, the Revised Asset Purchase Agreement is currently being drafted. However, in the event that we do not pay royalties accruing pursuant to these agreements, then ownership of the patents could revert to Gene Pharmaceuticals.

In November 2006, and pursuant to the requirements of our funding arrangement with Cornell Capital, as described herein, Gene Pharmaceuticals affirmed our right to assign our operating assets to Cornell Capital to secure our agreements with Cornell Capital, as memorialized in an asset pledge statement executed by Gene Pharmaceuticals. If we default on our agreements with Cornell Capital, ownership of all our assets, including these operating assets, is subject to transfer to Cornell Capital.

Our Channels of Distribution. We may license PreHistinTM to a large pharmaceutical company or, alternatively, we may retain the rights to PreHistinTM and collaborate with a large pharmaceutical distributor. There are a number of established distributors in the U.S. healthcare market with the capability to distribute over-the-counter drugs. We currently do not have an agreement with a distributor, but we anticipate we would be able to establish such a relationship if we elect to pursue a distribution strategy.

Our Intellectual Property. Our success depends in part upon our ability to preserve our current intellectual property rights and those we may acquire in the future. Our success will also depend in part on our ability to operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable or protectable by other means.

Our patents cover the use of cobalamins for allergic diseases, referred to as atopic, such as seasonal and year-round allergies, asthma, dermatitis, and atopic migraine. The patents are:

Granted Patents:

Country	Patent No.	Title	Exp. Date
United States	6,255,294	“Cyanocobalamin Treatment in Allergic Disease”	12/28/19
United States	5,135,918	“Method for Reducing Reagenic Antibody Levels (IgE)”	08/04/09
Australia	771,728	“Cyanocobalamin Treatment in Allergic Disease”	12/28/19
European Union	1128835	“Cyanocobalamin Treatment in Allergic Disease”	12/28/19

Pending Patents:

Country	Application No.	Title
Canada	2,358,054	“Cyanocobalamin Treatment in Allergic Disease”
Japan	P2002-533399A	“Cyanocobalamin Treatment in Allergic Disease”
Mexico	2001-006297	“Cyanocobalamin Treatment in Allergic Disease”

Although we believe that the subject matter covered by our patents and pending patent applications purchased from Gene Pharmaceuticals, LLC has been developed independently and does not infringe on the patents of others, there can be no assurance that the technology does not and will not infringe on the patents of others. In the event of infringement, we could, under certain circumstances, be required to modify the infringing product or process or obtain a license. There can be no assurance that we would be able to do either of those things in a timely manner or at all, and failure to do so could harm us and our business. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce a patent infringement or proprietary rights violation action or to defend ourselves against such actions brought by others. If any of the products or processes we developed infringe upon the patent or proprietary rights of others, we could, under certain circumstances, be enjoined or become liable for damages, which would harm our business.

Trademarks. We currently use or propose to use the trademarks or trade names “Cobalis,” “PreHistin,” “Pre-Histamine,” “The World’s First PreHistamine” and “Prevahist” to distinguish our brands from others. We hope to obtain registration for our trademarks for our product candidates in the future. Current status of trademark applications:

Country	Trademark	Appl./ Reg. No.	Granted/Allowed	Note
United States	COBALIS	78378186	07/19/05	Notice of Allowance
United States	PREHISTIN	78378191	03/15/05	Notice of Allowance
Australia	PREHISTIN	10588099	05/31/05	Registered
South Korea	PREHISTIN	624573	07/12/05	Registered

Obtaining a trademark will grant us the exclusive right to use or license such trademarks and will substantially assist us in the protection of our brand name and image. Once obtained, we will regard the license to use any trademarks we acquire and any other proprietary rights in and to the trademarks as assets in the marketing of our products and we will actively seek to protect them against infringement. If we establish our brand, we may also create an enforcement program to control the sale of counterfeit products in the United States and in major markets abroad. We believe that any trade names and trademarks developed can be helpful in garnering broad market awareness of our products and will be significant in marketing our products. Therefore, we propose to adopt a policy of vigorous defense of our trademarks against infringement under the laws of the United States and other countries.

Our Websites. We have developed a corporate site, www.cobalis.com, targeted to the corporate and health professional community that describes the science behind our flagship allergy prevention product, PreHistinTM. In addition, the site contains information that we believe is of value to the consumer, the allergy sufferer. We intend to update the site to include the latest news and information about PreHistinTM.

Under current domain name registration practices, no one else can obtain a domain name identical to ours, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

We currently own the following domain names: cobalis.com, cobalis.net, prehistin.com, prehistin.net, prevahist.com, prevahist.net, alleratin.com, biogentec.com and prehistin.com.au.

FDA Approval. Government regulation in the United States is a significant factor in the production and marketing of new drugs. The FDA must approve all new over-the-counter and prescription drugs, which includes any new use for a substance even if previously used safely for a different purpose. In the U.S., companies are subject to rigorous requirements in order to engage in the human clinical testing that must be conducted to gain approval for a drug. To begin clinical testing, a company must comply with mandatory procedures and safety standards established by the FDA and apply to the FDA for consent. The application requires a summary of previous work carried out on drug characterization, toxicity and safety, as well as an in-depth description of the proposed clinical trials, which occur in following three phases:

•	Phase I trials are designed to measure the early safety profile and the pattern of drug distribution and metabolism.
•	Phase II trials are aimed at determining preliminary efficacy and optimal dosage, and to expand the evidence regarding safety.
•	Phase III trials are conducted to provide enough data for statistical evaluation of efficacy and safety.

Our primary goal is to obtain regulatory marketing approval for PreHistinTM as an over-the-counter drug for seasonal and year-round allergies in the United States and abroad. The FDA has indicated that there is no distinction in the over-the-counter environment between seasonal allergies and year-round allergies. However, our clinical trials are being conducted with seasonal allergy sufferers, so even if our trials are successful, and PreHistinTM subsequently receives marketing approval, there can be no assurance that we be able to market for an indication in perennial allergies.

In 2004, we sponsored a 714-patient double-blind, placebo-controlled, multi-center randomized study on allergy sufferers sensitive to Mt. Cedar in Central Texas to test various PreHistinTM regimens of 3.3 mg cyanocobalamin lozenges BID for reducing the severity of allergy symptoms (Protocol SP1027). In October 2005, we reported results of this trial. The statistical analysis employed to evaluate the results utilized a modified intent to treat and an ANOVA (ANalysis Of VAriance) model to determine the treatment effects for the four arm study, and certain assumptions used were not specified in the statistical analysis plan (SAP). Although we believe that the data resulting from this clinical trial demonstrated that patients who were administered PreHistinTM showed a statistically significant reduction of allergy symptoms when the modified analysis was applied, the data most likely will be viewed by the FDA as supportive data and not as pivotal Phase III results required to secure approval.

In October 2005, we reported results of our six-week 714-patient Phase III trial designed to study various PreHistinTM dose regimens for reducing seasonal allergy symptoms when compared to placebo. As reported, the statistical analysis utilized a modified intent to treat and an ANOVA (ANalysis Of VAriation) model to determine the treatment effects for the four arm study and certain assumptions used were not specified in the statistical analysis plan (SAP). Although the data resulting from the prior Phase III clinical trial demonstrated that patients who were administered PreHistinTM showed a statistically significant reduction of allergy symptoms when the modified analysis was applied, the data most likely will be viewed by the FDA as supportive data and not as pivotal Phase III results required to secure approval.

In January 2006, we were notified by the FDA that the marketing approval process for PreHistinTM would be conducted within the FDA by the Office of Nonprescription Products, the branch of the FDA which handles over-the-counter drug products. Previously the Division of Pulmonary and Allergy Drug Products had handled our approval process (IND number 68,994). We believe this is a positive development since, as an FDA-approved over-the-counter drug, PreHistinTM would not require a doctor's prescription, thus making consumer purchases easier, faster and more convenient.

In April 2006, we submitted a protocol to the FDA (Protocol DF0107) for a Phase III study on ragweed sensitive seasonal allergy patients in the central and eastern United States. In June 2006 the FDA notified us by letter regarding that protocol stating that our two proposed study designs were “acceptable”. From the time we had submitted Protocol DF0107 for review by the FDA in early April 2006, until June 2006, the protocol had changed with the following notable exceptions:

•
There are two study arms in two studies (Protocol RA3333 and Protocol RA55555), one with a placebo lozenge BID and one with a 3.3mg cyanocobalamin lozenge BID. Each arm in each study is between 312 and 500 patient-volunteers.

•
Patients are to keep symptom diaries for 10 consecutive weeks. Patients are to receive a bottle of nasal saline, ocular saline and a supply of loratadine 10 mg sufficient for them to take, if required, from Week 7 to Week 10. (As with the prior protocol, the patients are to use the study medication from Week 1 to Week 6, with Weeks 4, 5 and 6 being the primary endpoint.)

In June 2006, we announced that we intended to initiate two identical, Phase III clinical trials of our anti-allergy medication PreHistinTM in patients with seasonal allergic rhinitis. The randomized, double blind, placebo-controlled studies are intended to assess the efficacy, overall safety and tolerability of our flagship drug PreHistinTM to prevent the onset and reduce the severity of allergy symptoms.

We commenced these studies in July 2006 and, if they are successful, we anticipate using them in conjunction with our Mt. Cedar study as the primary basis for submitting an application to FDA for marketing approval

The new study design called for two simultaneously conducted Phase III clinical trials, each comprised of one placebo arm and one active arm receiving 3.3 mg of sublingual PreHistinTM administered twice daily for the six weeks of the study. In July 2006, we conducted the double-blind, placebo-controlled trials will be conducted at 23 sites throughout the United States during the Ragweed allergy season. The trials utilized electronic diary records to assess improvement in the severity of nasal allergy symptoms. A total of 1,551 patients were randomized into the twin studies to receive either placebo or PreHistinTM for three weeks prior to the onset of the allergy season, and for an additional three weeks into the season. The patients' dosing regimens were completed in October 2006.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time-consuming. Failure of the trials can occur as a result of cost overruns or other financial considerations. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials.

Our Research and Development. During each of the last two fiscal years, we have had expenditures for research and development activities of ($352,937) for the year ended March 31, 2006 and $1,912,054 for the year ended March 31, 2005. These include expenses for our Phase III clinical trials. Because our product is not yet in production, there are no costs borne by customers.

Our Marketing Strategy. Our marketing strategy is to partner with a pharmaceutical manufacturer/distributor that already has the extensive infrastructure and relationships to fulfill the logistics of a nationally distributed over-the-counter product. We may out-license either the manufacturing/packaging and distribution rights together or separately to one or more marketing partners. We intend to pursue such licensing opportunities in the United States as well as various international markets where we have patent protection and where we believe we would find either significant sales potential and/or significant strategic value. Our plan is to complete the upcoming clinical trials and provide the clinical evidence to support our partnership efforts. While we have had initial conversations with a number of pharmaceutical partner prospects, there is no guarantee that we will be able to secure profitable marketing licensing agreements with any major pharmaceutical company. We do not have any agreements in place and have not progressed past mere discussions.

Additionally, we have the option to bring PreHistinTM to market ourselves or through a contract distributor. We intend to create a plan to bring PreHistinTM to market ourselves as an alternative option to securing a licensing agreement with a pharmaceutical partner, both as it relates to the U.S. and international markets. Such approach would require additional funding and securing additional human resources, but could potentially result in retaining a higher percentage of sales as compared with the royalties we would earn under a pharmaceutical licensing agreement.

Our Competition. The market for allergy relief preparations, which we intend to enter, is characterized by intense competition. We will be competing against well-capitalized, established pharmaceutical companies which currently market products similar to what we intend to market. We estimate that prices of drug products are significantly affected by competitive factors and tend to decline as competition increases. In addition, we believe that numerous companies are developing or may, in the future, engage in the development of products that could be competitive with our product candidates. We expect that technological developments will occur at a rapid rate and that competition is likely to intensify as the demand for over the counter and cost-competitive allergy relief preparations grows. We seek to enhance our competitive position by distinguishing our product as a preventative allergy treatment from those that mitigate symptoms once they occur. It is difficult to estimate our position with regard to competitors in this market before obtaining FDA approval with regard to selling our product candidate, and there is no guarantee that the FDA will approve our product candidate.

Government Regulation. We believe that we will experience minimal direct costs and effects of compliance with environmental laws and other such federal, state and local regulations, in that we intend to outsource all manufacturing and distribution operations to companies that comply with Good Manufacturing Practice ("GMP") regulations and other applicable laws and regulations. We believe we are otherwise in compliance with governmental regulations on our business, which include regulations relative to the approval of our products for sale as a nutritional supplement, over-the-counter medications or prescription medications. Also refer to “FDA APPROVAL” section above.

Our Clinical Development Contracts. As we advance through the marketing approval process for PreHistinTM, there are several organizations and individuals we rely on to help us with the clinical research and related regulatory affairs. Recently, we have made the following contracts:

•	Data Med Devices of Lake Forest, California, is serving as our clinical research organization (CRO) by providing such services as study guidance, clinical study monitoring and data management.
•	United BioSource Corp. of San Francisco, California, is providing the patient diaries, in which study subjects call in or log on to record their daily allergy symptoms throughout the study.
•	Advanced Botanicals Ltd. of Richmond, British Columbia, Canada, is manufacturing the study drug.
•	MedTox Labs of St. Paul, Minnesota, is providing lab services which assay the subjects’ blood and urine samples for safety and other blood samples for changes in IgE concentrations.

We also have contracts with each of the 23 study sites and investigators to conduct our twin pivotal clinical trial studies in their clinics.

Future Products. In addition to PreHistinTM for allergic rhinitis, we hope to develop and market additional indications in atopic disease for PreHistinTM, such as migraines, dermatitis and asthma. We also intend to consider other product opportunities that could broaden our portfolio of product candidates. However, our current focus and development efforts are on PreHistinTM for the treatment of seasonal allergies.

Employees. We currently have five full-time employees. We believe that our relations with our current employees are good. We are not party to any collective bargaining arrangements.

Facilities. Our executive, administrative and operating offices are located at 2445 McCabe Way, Suite 150, Irvine, California, 92614. Our facilities measure 5,455 square feet. As of March 31, 2006, our lease was renewed through March 31, 2008, at a rate of $12,001 per month for the first year, and $12,546.50 per month for the subsequent year of the term, plus the issuance of shares of our common stock to the principals of the company serving as our landlord. We believe these facilities are adequate for our current and projected requirements as we intend to outsource all manufacturing and distribution.

Description of Property

Property Held. As of the date specified in the following table, we held the following property:

Property	December 31, 2006	March 31, 2006
Cash and Equivalents	$1,684,580	$526,691
Property and Equipment, net	$3,553	$8,419

Our property and equipment consists of computers and office furniture.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily valuation of patent costs and stock-based compensation. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Overview. As discussed above, we were incorporated in 1997. In 2003 we changed our name to BioGentech Corp. and in 2004, changed our name to Cobalis Corp. In 2003, we acquired our operational subsidiary, BioGentech Incorporated, (BioGentec). To distinguish between parent and subsidiary, a slight spelling difference was utilized. BioGentec, a private Nevada corporation, was incorporated on November 21, 2000 in Nevada, under the name St Petka, Inc. On May 4, 2001, St. Petka, Inc. changed its name to BioGentec Incorporated. On July 2, 2003, BioGentec was merged into Togs for Tykes Acquisition Corp., a wholly owned subsidiary formed for the purpose of acquiring BioGentec. As allowed under SFAS 141, “Business Combinations” (“SFAS 141”), we designated a date of convenience of the closing for accounting purposes as June 30, 2003. Under the terms of the merger agreement, all of BioGentec's outstanding common stock (19,732,705 shares of $0.001 par value stock) was exchanged for 19,732,705 shares of newly issued common stock of Cobalis Corp. This transaction was consummated with the filing of the Articles of Merger with the State of Nevada on July 2, 2003. BioGentec shareholders then effectively controlled approximately 95% of the issued and outstanding common stock of Cobalis. Since the shareholders of BioGentec obtained control of Cobalis, according to SFAS 141, this acquisition was treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. In 2005, BioGentec was dissolved after we adopted its operations and assets.

Going Concern. The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation as a going concern. We incurred a net loss of $13,319,827 for the nine month period ended December 31, 2006 and as of that date we had a working capital deficit of $14,757,176 and a stockholder deficit of $14,508,280. In addition, as of December 31, 2006, we have not developed a source of revenue. These conditions raise substantial doubt as to our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

In December 2006, we entered into a financing agreement with Cornell Capital in which we agreed to issue up to $3,875,000 in secured convertible debentures, along with warrants to purchase up to approximately 6,600,000 shares of our common stock for $5,500,000. We have issued the initial debenture for $2,500,000; two additional debentures of $675,000 each are to be issued upon achieving certain milestones. Unless Cornell Capital exercises a significant portion of their warrants on a cash basis, we will likely have to raise additional debt and equity financing for operating purposes.

We require substantial capital to pursue our operating strategy, which includes commercialization of our product candidates, and we currently have limited cash for operations. Until we can obtain revenues sufficient to fund working capital needs and additional research and development costs necessary to obtain the regulatory approvals for commercialization, we will be dependent upon external sources of financing. There can be no assurances that sufficient financing will be available on terms acceptable to us, or at all. If we are unable to obtain such financing, we will be forced to scale back operations and cease product development efforts, which could have an adverse effect on our financial condition and results of operations.

Critical Accounting Policy and Estimates.

Patent Cost Valuation. The determination of the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions. Determining the fair values and useful lives of intangible assets requires the exercise of judgment. While there are a number of different generally accepted valuation methods to estimate the value of intangible assets acquired, we primarily use the weighted-average probability method outlined in SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This method requires significant management judgment to forecast the future operating results used in the analysis. In addition, other significant estimates are required such as residual growth rates and discount factors. The estimates we have used are consistent with the plans and estimates that we use to manage our business, based on available historical information and industry averages. The judgments made in determining the estimated useful lives assigned to each class of assets acquired can also significantly affect our net operating results.

Stock-based Compensation. We adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, we accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

Estimate of Litigation-based Liability. We are a defendant in certain claims and litigation in the ordinary course of business. We accrue liabilities relating to these lawsuits on a case-by-case basis. We generally accrue attorney fees and interest in addition to the liability being sought. Liabilities are adjusted on a regular basis as new information becomes available. We consult with our attorneys to determine the viability of an expected outcome. The actual amount paid to settle a case could differ materially from the amount accrued.

Results of Operations for the Year Ended March 31, 2006 as Compared to the Year Ended March 31, 2005.

Revenues and Cost of Sales. We had no significant revenues for the year ended March 31, 2006 and March 31, 2005 as we are undertaking a Phase III clinical trial in order to obtain FDA approval of PreHistinTM as an over the counter drug. Our net sales were $0, as were our cost of sales and gross loss for the year ended March 31, 2006, as compared net sales of $434 less $2,500 for cost of sales for a gross loss of $2,066 for the year ended March 31, 2005.

Operating Expenses. Our operating expenses for the year ended March 31, 2006 were $5,890,255 compared to $6,402,505 for the year ended March 31, 2005. For both periods, we incurred expenses for two major purposes: i) ongoing development of our PreHistinTM product and related product management and ii) general management and fund raising efforts. For the year ended March 31, 2006, this amount was represented by $92,899 in depreciation and amortization; $3,590,741 in professional fees; $1,061,520 in salary and wages; $152,696 in rent expense; ($325,937) in marketing and research; $505,618 in other operating expenses; and $812,718 in legal settlements. This is compared to the year ended March 31, 2005, where we had $81,702 in depreciation and amortization; $3,631,692 in professional fees; $274,084 in salary and wages; $133,104 in rent expense; $1,913,449 in marketing and research; and $368,474 in other operating expenses. Our operating expenses decreased during the year ended March 31, 2006 as compared to the year ended March 31, 2005 principally as a result of the decrease in professional fees, which include payments for accounting, legal and shareholder relations, and the decrease in marketing and research from our Phase III clinical trials, offset by an increase in legal settlements, salary and wages, other operating expenses. A significant portion of the professional fees were paid by issuing shares of our stock. The value of these services was based on the market value of our stock at the measurement date.

Interest expense and financing costs for the year ended March 31, 2006 were $697,139 compared to $1,806,862 for the year ended March 31, 2005. The decrease is due to the interest on the convertible note payable, the demand note payable and the advances from related parties. Interest expense and financing costs also include the amortization of debt issue costs and debt discounts and penalties for not registering shares underlying the conversion of the convertible note payable and convertible preferred stock. During the year March 31, 2006, we fully amortized the debt discount and debt issue costs associated with the $600,000 convertible note payable due to the lawsuit filed by Gryphon, the holder of the convertible note payable.

The change in the fair value in the warrant liability relates to the decrease in the value of the detachable warrants issued in connection with the convertible note payable and convertible preferred stock. Due to the decrease of our stock price, the fair value of these warrants has decreased resulting in the decrease of the warrant liability.

Results of Operations for the Three Months Ended December 31, 2006 as Compared to the Three Months Ended December 31, 2005.

Revenues and Cost of Sales. We had no significant revenues for the three months ended December 31, 2006 and December 31, 2005 as we are undertaking twin Phase III clinical trials in order to obtain FDA approval of PreHistinTM as an over the counter drug. Our net sales were $0, as were our cost of sales and gross loss for the three months ended December 31, 2006, as compared net sales of $0, as were our cost of sales and gross loss for the three months ended December 31, 2005.

Operating Expenses. Our operating expenses for the three months ended December 31, 2006 were $4,586,919 compared to $1,139,272 for the three months ended December 31, 2005. For both periods, we incurred expenses for two major purposes: i) ongoing development of our PreHistinTM product and related product management and ii) general management and fund raising efforts. For the three months ended December 31, 2006, this amount was represented by $16,580 in depreciation and amortization; $656,601 in professional fees; $651,607 in salary and wages; $36,003 in rent expense; $2,502,389 in marketing and research; $469,296 in stock option expense; $194,443 in other operating expenses and $60,000 in a legal settlement. This is compared to the three months ended December 31, 2005, where we had $23,262 in depreciation and amortization; $1,003,441 in professional fees; $317,025 in salary and wages; $34,486 in rent expense; $(406,315) in marketing and research; and $167,373 in other operating expenses. Our operating expenses increased during the three months ended December 31, 2006 as compared to the three months ended December 31, 2005 principally as a result of an increase in salaries and wages due to the addition of two executives, an increase in marketing and research due to our Phase III clinical trials and an increase in stock option expense related to the adoption of SFAS No. 123R.

Interest expense and financing costs for the three months ended December 31, 2006 were $225,639 compared to $137,502 for the three months ended December 31, 2005. The increase is due the increase in debt in 2006 and the amortization of debt discounts in 2006 offset by no non-registration penalties being accrued during the three months ended December 31, 2006 as compared to penalties of $96,000 during the three months ended December 31, 2005.

The convertible debenture financing costs relate to the excess of the fair value of the beneficial conversion feature and the warrants over the face amount of the convertible debt.

The change in the fair value in the warrant and accrued derivative liabilities relates to the change in the value of the detachable warrants and beneficial conversion feature issued in connection with the convertible debentures and convertible preferred stock.

Results of Operations for the Nine months Ended December 31, 2006 as Compared to the Nine months Ended December 31, 2005.

Revenues and Cost of Sales. We had no significant revenues for the nine months ended December 31, 2006 and December 31, 2005 as we are undertaking clinical development in order to obtain FDA approval of PreHistinTM as an over the counter drug. Our net sales were $0, as were our cost of sales and gross loss for the nine months ended December 31, 2006, as compared net sales of $0 as were our cost of sales and gross loss for the nine months ended December 31, 2005.

Operating Expenses. Our operating expenses for the nine months ended December 31, 2006 were $9,703,638 compared to $2,734,986 for the nine months ended December 31, 2005. For both periods, we incurred expenses for two major purposes: i) ongoing development of our PreHistinTM product and related product management and ii) general management and fund raising efforts. For the nine months ended December 31, 2006, this amount was represented by $47,857 in depreciation and amortization; $2,224,275 in professional fees; $1,755,239 in salary and wages; $136,282 in rent expense; $3,801,753 in marketing and research; $1,059,888 in stock option expense; $618,344 in other operating expenses and $60,000 in a legal settlement. This is compared to the nine months ended December 31, 2005, where we had $69,545 in depreciation and amortization; $1,961,801 in professional fees; $495,245 in salary and wages; $103,409 in rent expense; $(350,999) in marketing and research; and $455,985 in other operating expenses. Our operating expenses increased during the nine months ended December 31, 2006 as compared to the nine months ended December 31, 2005 principally as a result of an increase in salaries and wages due to the addition of two executives, an increase in marketing and research due to our Phase III clinical trials and an increase in stock option expense related to the adoption of SFAS No. 123R. A significant portion of the professional fees were paid by issuing shares of our stock. The value of these services was based on the market value of our stock at the measurement date.

Interest expense and financing costs for the nine months ended December 31, 2006 were $457,774 compared to $545,869 for the nine months ended December 31, 2005. The decrease is due to no non-registration penalties being accrued during the nine months ended December 31, 2006 as compared to penalties of $192,000 during the nine months ended December 31, 2005 offset by the increase in debt in 2006 and the amortization of debt discounts in 2006.

The convertible debenture financing costs relate to the excess of the fair value of the beneficial conversion feature and the warrants over the face amount of the convertible debt.

The change in the fair value in the warrant and accrued derivative liabilities relates to the change in the value of the detachable warrants and beneficial conversion feature issued in connection with the convertible debentures and convertible preferred stock.

Liquidity and Capital Resources.

We had cash and cash equivalents of $1,684,580 and prepaid expenses and other current assets of $21,801 December 31, 2006. Our total current assets at December 31, 2006 were $1,706,381. We also had the following long term assets: $3,553 in property and equipment, net; $1,062 in net website development costs; $632,262 represented by net value of our patents; debt issue cost of $275,787 and $12,546 in deposits. Our total assets as of December 31, 2006 were $2,631,591.

Our total current liabilities were $16,463,557 at December 31, 2006, which was represented by accounts payable of $545,629; accrued expenses of $744,339; accrued clinical trials costs of $2,611,356; accrued legal settlements of $1,785,000; accrued salaries of $376,125; warrant liability of $7,186,980; accrued derivative liability of $2,017,315; promissory notes of $46,813; notes payable of $300,000 and convertible notes payable of $850,000.

In June 2005, we converted a total of $205,174 of amounts due for clinical trials into nine promissory notes that accrued interest at a rate of 10% per annum and were due on December 27, 2005. During the three months ended March 31, 2006 and June 30, 2006, respectively, we converted $131,042 and $27,319 of these promissory notes plus accrued interest into 105,250 and 27,200 shares of our common stock. At December 31, 2006, $46,813 of these notes was still outstanding.

We also had $196,194 represented by a senior debenture and $37,620 represented by a convertible debenture, making our total liabilities $16,485,371, and a convertible preferred stock liability of $442,500. Our liabilities exceeded our assets by $14,508,280.

On July 18, 2006, we entered into an Accord and Satisfaction Agreement (“Agreement”) with several related party creditors, arranging to settle debt of $5,194,553 including interest accrued through June 30, 2006, in exchange for the issuance of 3,995,809 shares of our $.001 par value common stock. This debt was incurred in the form of related party advances and services rendered to the company over recent months. The conversion rate was $1.30 per share, representing a premium on the market price of our closing share price on Monday, July 17, 2006 of $1.00 per share.

The related parties that were owed funds include Radul Radovich, our Chairman of the Board of Directors, and several entities owned and controlled by Mr. Radovich. The amounts owed were as follows: Mr. Radovich was owed $952,611 principal along with interest of $127,509, for a total of $1,084,120, which was converted to 833,938 restricted shares of our common stock; St. Petka Trust, a majority shareholder of the company, and of which Mr. Radovich is the beneficiary and trustor, was owed $1,585,500 principal, along with interest of $211,335, for a total of $1,796,835, which was converted to 1,382,180 restricted shares of our common stock; R and R Holdings, Inc. a Nevada corporation owned by Mr. Radovich, was owed $471,507 principal, along with interest of $62,848, for a total of $534,355, which was converted to 411,042 restricted shares of our common stock; Silver Mountain Promotions, Inc., a Nevada corporation, owned by Mr. Radovich, was owed $922,103 principal, along with interest of $122,909, for a total of $1,045,012, which was converted to 803,855 restricted shares of our common stock; R R Development, Inc., a California corporation, owned by Mr. Radovich, was owed $170,000 principal, along with interest of $51,838, for a total of $221,838, which was converted to restricted 170,644 shares of our common stock. In addition, Mr. Radovich was owed $512,392 for consulting fees, pursuant to a consulting contract with the company. This amount was converted to 394,147 restricted shares of our common stock.

We have financed our operations primarily through cash generated from related party debt financing as well as issuing a convertible debenture.

Our net cash used by investing activities was $48,124 for the nine months ended December 31, 2006 compared to $1,542 for the nine months ended December 31, 2005. The increase of $46,582 is primarily due to a payment for our patent.

Our net cash provided by financing activities was $3,527,500 for the nine months ended December 31, 2006 compared to net cash provided by financing activities of $1,684,230 for the nine months ended December 31, 2005. The increase of $1,818,270 is primarily due to the issuance of the convertible debenture and the sale of our common stock offset by a reduction in related party advances.

In June 2005, we entered into a loan agreement with Tejeda and Tejeda, Inc. in the amount of $100,000. The loan is due in one year. The note is personally guaranteed by Mr. Radul Radovich, the chairman of our board of directors, and Mr. Chas Radovich, our President, Secretary and formerly one of our directors. When the loan is due, the holder of the note has the option to convert the loan into shares of our common stock at $0.50 per share or at a price equal to a 25% discount to the closing bid price on the day of conversion at maturity. In July 2006, the holder of the note elected to convert the note to 200,000 shares of our common stock. We recognized an additional expense of $91,583 related to the conversion of this note and accrued interest into shares of common stock.

In October 2005, we issued a senior debenture to the Brad Chisick Trust for $250,000 that accrues interest at 10% per annum, and is due in two years. We also issued the holder of this debenture a warrant to purchase 500,000 shares of our common stock at $1.75 per share.

During the three months ended June 30, 2006, we issued 111,416 shares of our common stock that were registered on or about May 11, 2006 on Form S-8 as payment for certain accounts payable, past due salaries to certain related parties and amounts due to consultants.

In July 2006, we issued notes payable in the aggregate amount of $250,000 to three investors. The notes bear interest at 5% per month and were due on September 14, 2006. We exercised our option to extend the due date to October 14, 2006 and issued to the investors a total of 25,000 warrants. These notes were repaid subsequent to the quarter ended December 31, 2006.

In August 2006, we issued a note payable to MDC Enterprises Ltd. in the amount of $250,000 that accrues interest at 40% per annum and is due on December 29, 2006. In addition, we also issued to MDC Enterprises Ltd. a warrant to purchase 150,000 shares of our common stock for $0.75 per shares.

In September 2006, we issued a note payable in the amount of $50,000 to an investor. The note bears interest at 10% per annum and is payable upon demand.

On December 20, 2006, the we entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which we agreed to issue up to an aggregate principal amount of $3,850,000 of convertible debentures. Of that amount, $2,500,000 was funded on December 20, 2006. Two additional closings of $675,000 each are scheduled to occur as follows: the first upon the Company’s filing of a registration statement with the Securities and Exchange Commission (“SEC”), and the second upon that registration statement being declared effective by the SEC and Shareholder approval of additional authorized shares. There is no guarantee that we will complete and file a registration statement, or that if filed, there is no guarantee that the SEC will declare the registration statement effective. Further, there is no guarantee that Shareholders will approve the increase in authorized shares.

The convertible debenture is convertible into shares of our common stock determined by dividing the dollar amount being converted by the lower of the fixed conversion price of $0.99 or the market conversion price, defined as 90% of the average of the lowest three daily volume weighted average trading prices per share of our common stock for the fifteen trading days immediately preceding the conversion date. The convertible debenture is secured by our assets and shares of common stock pledged by certain founding shareholders. At our option, we may redeem the convertible debenture beginning four months after the registration statement has been declared effective by the SEC.

As part of the funding commitment, we issued four classes of warrants exercisable on a cash basis that enable Cornell Capital to purchase up to 6,640,602 shares of common stock for an additional $5,500,000: an A Warrant to purchase 1,333,333 shares at $0.75 per share; B Warrant to purchase 1,205,400 shares at $0.8296 per share; C Warrant to purchase 2,343,959 shares at $0.7466 per share; and D Warrant to purchase 1,757,910 shares at $0.9955 per share. The A and B Warrants expire six months following the effective date of the registration and carry forced exercise provisions. The C and D Warrants are non-callable and have a five-year term. The warrants and convertible debenture are subject to certain anti-dilution rights.

Per EITF 00-19, paragraph 4, these convertible debentures do not meet the definition of a “conventional convertible debt instrument” since the debt is not convertible into a fixed number of shares.  The debt can be converted into common stock at a conversions price that is a percentage of the market price; therefore the number of shares that could be required to be delivered upon “net-share settlement” is essentially indeterminate.  Therefore, the convertible debenture is considered “non-conventional,” which means that the conversion feature must be bifurcated from the debt and shown as a separate derivative liability.  This beneficial conversion liability has been calculated to be $1,897,735 on December 20, 2006.  In addition, since the convertible debenture is convertible into an indeterminate number of shares of common stock, it is assumed that the Company could never have enough authorized and unissued shares to settle the conversion of the warrants into common stock.  Therefore, the warrants issued in connection with this transaction have a fair value of $3,667,558 at December 20, 2006.  The value of the warrant was calculated using the Black-Scholes model using the following assumptions: Discount rate of 4.5%, volatility of 137% and expected term of 1 to 5 years.  The fair value of the beneficial conversion feature and the warrant liability will be adjusted to fair value each balance sheet date with the change being shown as a component of net loss.

The fair value of the beneficial conversion feature and the warrants at the inception of these convertible debentures were $1897,735 and $3,667,558, respectively.  The first $2,500,000 of these discounts has been shown as a discount to the convertible debentures which will be amortized over the term of the convertible debenture and the excess of $3,065,293 has been shown as financing costs in the accompanying statement of operations.

As a result of the issuance of the convertible debenture to Cornell Capital the fair value of all warrant issued to non-employees have been removed from stockholders’ equity and shown as a liability. On December 20, 2006, the fair value of such warrants was $3,545,880. The fair value of these warrants and those issued to Cornell Capital will be adjusted to fair value at each balance sheet date.

Our Plan of Operation for the Next Twelve Months

Over the next twelve months, we plan to continue moving forward with the completion of the Phase III clinical trials of our planned allergy prevention product, PreHistinTM, followed by submission by the end of the third quarter of 2007 of a new drug application (“NDA”) to the FDA for marketing approval of PreHistinTM as an over-the-counter allergy medication. Once the NDA is filed, we hope to receive approval from the FDA within twelve months enabling market launch in the United States of the product. We do not anticipate generating product sales within the next twelve months. However, if results from our twin Phase III trials are compelling, we may be successful in generating licensing revenue from a potential pharmaceutical partner. We estimate the cost to complete the Phase III clinical trials and the submission of the NDA to the FDA for marketing approval will be approximately $4,000,000 to $5,000,000. We will need to raise funds to execute studies for the further development of our proposed PreHistin™ product line and to complete the development of additional products. We plan to raise funds through the exercise of Cornell Capital’s warrants, entering into a partnership agreement or private or other equity offerings. We may attempt to secure loans from lending institutions or other sources. There is no guarantee we will be able to raise additional funds through offerings or other sources. If we are unable to raise funds, our ability to continue with product development will be hindered.

In addition to seeking approval from the FDA for the primary indication of seasonal allergic rhinitis (hay fever) for PreHistinTM, we may conduct additional studies to validate the viability of approval for supplemental indications and alternative delivery mechanisms. The tests would be a combination of clinical trials and laboratory analyses.

Cornell Capital Funding.  As detailed above, on December 20, 2006, we entered into a Securities Purchase Agreement with Cornell Capital pursuant to which we agreed to issue up to an aggregate principal amount of $3,850,000 of convertible secured debentures. Of that amount, $2,500,000 has already been funded. Two additional closings of $675,000 are scheduled upon achieving certain milestones. We plan to use the proceeds for general corporate purposes and for working capital.

Also as described herein, we issued to Cornell Capital an aggregate total of 6,640,602 warrants, exercisable on a cash basis provided we are not in default, with the aggregate exercise price of $5,500,000 in four classes. If these warrants are exercised on a cashless basis, we would receive no proceeds from their exercise by Cornell Capital.

As of December 31, 2006, we had cash and equivalents of $1,684,580. To fully execute our business plan for the next twelve months, we will need to raise additional funds in order to complete the Phase III clinical trials, submit the PreHistinTM application to the United States FDA, and execute a licensing agreement or otherwise launch the PreHistinTM product. There is no assurance that these funds will be raised. Other than the funds already received from Cornell Capital, we have no ongoing source of working capital.

Other than the research and development related to our PreHistinTM product, we do not plan to engage in any other research and development unless we are able to raise additional funds. We do not anticipate any significant hiring over the next twelve months.

Off-Balance Sheet Arrangements. There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. As of February 20, 2007, our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Gerald Yakatan	64	Chief Executive Officer, Director
Chaslav Radovich	47	President, Secretary
Radul Radovich	84	Chairman of the Board, Director
Ernest Armstrong	47	Chief Scientific Officer
Kevin Prendiville	51	Director
Thomas Stankovich	46	Director
Kevin Pickard	43	Interim Chief Financial Officer and Treasurer
Thomas H. Silberg	60	Director
Ellen McDonald	45	Director
S. Wayne Kay	56	Director

Gerald Yakatan, Chief Executive Officer and a Director. Dr. Yakatan was appointed as one of our directors in February 2006, and as our chief executive officer in May 2006. Prior to joining us, Dr. Yakatan served as president, chief executive officer and a director of Avanir Pharmaceuticals, a reporting company ("Avanir"), from 1998 to 2005. Avanir trades on the NASDAQ under the trading symbol "AVNR". Dr. Yakatan served as Avanir's vice president of drug development from 1995 to 1998. Dr. Yakatan also serves as Chairman of IriSys, Inc., and a privately-held company he founded in 1996, that specializes in pharmaceutical product development contract services. In 1990, he founded Tanabe Research Laboratories, USA, Inc., a wholly owned subsidiary of Tanabe Seiyaku of Osaka, Japan, where he served as president and chief executive officer until 1995. From 1987 to 1990, Dr. Yakatan served as executive vice president for research and development for Immunetech Pharmaceuticals. In 1980, he joined Warner-Lambert Company, Pharmaceutical Research Division, as director of pharmacokinetics and drug metabolism, and in 1983 was later appointed vice president for worldwide product development. From 1971 to 1980, Dr. Yakatan was on the faculty of the University of Texas at Austin where he also served as Chairman of the Department of Pharmaceutics and as Assistant Director of the Drug Dynamics Institute. He has published more than 60 papers in scientific and professional journals in the areas of pharmacokinetics, biopharmaceutic, analysis of drugs in biological fluids and drug stability. Dr. Yakatan received his Bachelor of Science in pharmacy from Temple University in 1963 and a Masters in pharmaceutical chemistry in 1965. In 1971, he was awarded a Doctorate in pharmaceutical sciences by the University of Florida, Gainesville. Dr. Yakatan is not an officer or director of any other reporting company.

Chaslav Radovich, President, Secretary. Mr. Radovich served as our sole officer from July 2003 until the appointment of additional officers in 2005, and as our sole director until the appointment of additional directors in 2004, as described herein. He resigned as a director in February 2007. Mr. Radovich was founder and chief executive officer of Best Electronics, Inc., from 1986 through 1992. Best Electronics was a wholesaler-distributor of computer memory and peripheral products for companies including Intel, NEC, Toshiba, Motorola and Texas Instruments. Since 1992, he has been an independent investor and investment banker with R & R Holdings, Inc. Over the last ten years, Mr. Radovich has raised well over $100 million for private and public companies and played an instrumental role in taking many of them public, including Healthstar, Pharmaprint, LogOn America and AimSmart. Mr. Radovich is the son of Radul Radovich, the chairman of our Board of Directors. He is not an officer or director of any other reporting company.

Radul Radovich, Chairman of the Board of Directors. Mr. Radovich was appointed as one of our directors in 2004. Mr. Radovich has been a Senior Project Manager and Project Head for several multi-billion dollar projects with Ciba-Geigy (Novartis), British Petroleum, Parsons, Narmco, Page Engineering and others. His leadership and focus on deliverable results enabled Mr. Radovich to complete each project as scoped, on time and within budget, driving customer satisfaction and profitability in line with projections. His extensive and diverse experience equipped him to provide consulting services to several Fortune 100 corporations. Radovich has been Chairman of R & R Holdings, Inc., a private investment banking company, for over 15 years. He earned an MSME at University of Belgrade, Yugoslavia. Mr. Radul Radovich is the father of Mr. Chaslav Radovich, our president, corporate secretary and a member of our board of directors. He is not an officer or director of any other reporting company.

Ernest Armstrong, Chief Scientific Officer. Mr. Armstrong was appointed as our vice president for business development in 2001 and as our chief scientific officer in 2005, and served as one of our directors from 2004 to 2007. Mr. Armstrong has overseen clinical research on allergic rhinitis products and out-licensed medical technology for us. Mr. Armstrong took responsibility for overall clinical development (phases 2 and 3), developed clinical and laboratory protocols and interfaced with the FDA on approval and regulatory matters. From 1991 through 2001, Mr. Armstrong was founder and president of Broncorp, Inc., a research-based pharmaceutical company focused on drug-delivery technologies and on developing treatments for asthma and allergy.  He directed clinical research and wrote patents for pharmaceutical products.  He was an Associate Professor of International Business at Dai-Ichi Economics College, Fukuoka, Japan from 1988 to 1991. Mr. Armstrong speaks seven languages and previously lived in Canada, France, Guatemala, Italy, Japan and Switzerland. His education includes: BA-International Marketing and core courses for BS in Biology, Humboldt State University, Arcata, California; BA-French, University of Aix-en-Provence, France; MBA-San Francisco State University. Mr. Armstrong is not an officer or director of any other reporting company.

Kevin J. Prendiville, M.D., F.A.C.S. Director. Dr. Prendiville was appointed as one of our directors in 2004. Dr. Prendiville is a Diplomate of the American Board of Ophthalmology and a Fellow of the American College of Surgeons. Since 1986, he has operated a thriving ophthalmology practice in Cottonwood and Sedona, Arizona, specializing in small incision cataract surgery, cosmetic and functional eyelid surgery as well as excimer laser vision correction. Dr. Prendiville also serves as Medical Director for the Cottonwood/Verde Valley Eye Surgery Center and, since 1989, has held numerous medical leadership positions at Verde Valley Medical Center in Cottonwood. Dr. Prendiville is not an officer or director of any other reporting company.

Thomas Stankovich, Director. Mr. Stankovich was appointed as one of our directors as of January 1, 2007. He served as our treasurer and chief financial officer from December 2005 to December 2006. In December 2006, Mr. Stankovich was appointed as the chief financial officer of Response Genetics, Inc. a privately held company. Before joining us, Mr. Stankovich previously served as senior vice president and chief financial officer of MP Biomedicals from 2003 to 2005. From 2001 to 2003, he served as senior vice president and chief financial officer for Ribapharm, Inc. (now part of Valeant Pharmaceuticals International). From 1986 to 2001, Mr. Stankovich has served in various executive financial management positions for ICN Pharmaceuticals, Inc. (now renamed Valeant Pharmaceuticals International) including vice president, chief financial officer for ICN International A.G., and vice president and controller for ICN Europe. Mr. Stankovich holds Bachelor of Science degrees in both accounting and finance from California State University, Northridge, which he earned in 1984. Mr. Stankovich is not an officer or director of any other reporting company.

Kevin Pickard, Interim Chief Financial Officer and Treasurer. On December 19, 2006, our Board of Directors agreed to appoint Kevin Pickard as interim chief financial officer and treasurer. Mr. Pickard is a certified public accountant with experience providing management consulting services for small to medium sized companies, including due diligence on potential acquisitions, preparing projections and business plans, positioning companies for initial public offerings and preparing required SEC filings for public companies. Mr. Pickard has practiced as a CPA for over 19 years, and has been involved in a number of public offerings and private placements. He has served as a financial consultant to us since late 2004. He has been owner of Pickard & Company, CPAs, APC since 1998. From 1996 to 1998, he was with Singer Lewak Greenbaum & Goldstein, LLP, where he became a partner and co-managed the firm’s securities practice group. From 1987 to 1996, he was with Coopers & Lybrand, LLP, currently Pricewaterhouse Coopers, LLP, where he focused on auditing companies in the insurance, high-tech and manufacturing industries. Mr. Pickard received a B.S. degree in Accounting and Master of Accountancy from Brigham Young University in 1987. Until December 2006, Mr. Pickard previously served as CFO of Triton Distribution Systems, Inc., a Colorado corporation, and a reporting company. Since November 2006, Mr. Pickard has also served as the interim CFO for Signalife, Inc., a reporting company listed on AMEX. Mr. Pickard was also appointed as interim CFO for Universal Guardian Holdings, Inc., an OTCBB company in December 2006.

S. Wayne Kay, Director. From 2005 to the present, Mr. Kay has served as an executive advisor to the management and boards of several early-stage companies as a self employed consultant, including a life sciences tool company, a company developing a non-invasive cardiac output measurement device, a clinical chemistry reagent medical device company and similar enterprises.  From 2001 to 2004, Mr. Kay was the president, chief executive officer and director of Quidel Corporation in San Diego, California, initially serving as chief operating officer in 2001.

Prior to that, from 1999 through 2000, Mr. Kay was the senior vice president and officer of Neoforma.com, with offices in Santa Clara, California and Washington D.C.  From 1994 to 1999, he was the president, chief executive officer and director of Health Industry Distributors Association, (HIDA) in Alexandria, Virginia.  Prior to that, he was president, chief executive officer and director of Enzymatics, Inc. from 1989 to 1994, and president of SmithKline Diagnostics, Inc. in San Jose, California, a division of SmithKline Beecham Corporation, from 1982 to 1989.  Mr. Kay earned his bachelor of science in business administration in 1978 from the University of San Francisco, and his masters of business administration from Pepperdine University in 1982.    Mr. Kay also serves on the board of directors of HIDA, in Alexandria, Virginia, and of iMedical Devices, Inc., in Los Altos, California and Cyntellect, Inc., in San Diego, California.

Ellen McDonald, Director. From 2005 to the present, Ms. McDonald has served as the senior vice president business operations for Chugai Pharma USA, LLC, which is a foreign issuer listed on the Over-the-Counter Pink Sheets as CHGCF.PK. From 2004 to 2005, she was self-employed as a strategic commercialization consultant for small to mid-sized biotechnology, pharmaceutical and medical device companies. From 2001 to 2004, Ms. McDonald was the senior vice president for cardiovascular marketing and medical with Bristol-Myers Squibb. From 1989 to 2001, she held positions of increasing responsibility with Johnson & Johnson, Inc. In 1999, she assumed the role of vice president, oncology franchise for Ortho Biotech Inc., which at the time was Johnson & Johnson’s largest pharmaceutical franchise. Ms. McDonald served on active duty with the U.S. Army Military Police Corps from 1984 to 1989, achieving the rank of captain. Ms. McDonald earned her bachelor’s of science degree in general engineering from the U.S. Military Academy at West Point in 1984, and her masters of business administration from Columbia University in 1996. Ms. McDonald is not an officer or director of any other reporting company.

Thomas H. Silberg, Director. In May 2006, Mr. Silberg became the executive vice president for operations for Abraxis Bioscience, Inc. a company listed on NASDAQ under the symbol ABBI, and in September 2006, was appointed as the president of Abraxis Pharmaceutical Products, with offices in Chicago and Los Angeles. From 2004 to 2005, Mr. Silberg has served as the chief operating officer of Tercica Inc., located in South San Francisco, which is a biopharmaceutical company listed on NASDAQ under the symbol TRCA. From 2001 to 2003, Mr. Silberg was the executive vice president and chief operating officer for Ligand Pharmaceuticals, Inc., and from 2000 to 2001, its senior vice president for commercial operations. From 1972 to 2000, he was with Hoffmann La-Roche Inc. in increasingly responsible positions, finally serving as its vice president for business operations from 1994 to 1999. Mr. Silberg earned his bachelor’s degree in marketing and advertising from the University of Minnesota in 1972. He also attended programs in Management at Harvard in 1992 and in Finance at Wharton in 1986. In the past, he also served as a member of the Licensing Executive Society, the Biotechnology Industry Organization, a member of the Medi-Promotions Board of directors, the American Society of Health-Systems Pharmacists Commission on Goals, the University of Southern California, Center of Excellence in Health Management Executive Board and several Hoffman-LaRoche organizations. He is not an officer or director of any other reporting company.

Family Relationships. Chaslav Radovich is the son of Radul Radovich. There are no other family relationships between our officers and directors.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Audit Committee and Financial Expert. Due to the size of our board of directors and lack of independent board members, we do not have a separate audit committee. We do not have an audit committee charter for use by our Board of Directors. We have not made the determination as to whether there is a financial expert on our Board of Directors as that term is defined by Item 401(e)2, due to the small size of our board of directors.

Our Medical Advisory Board. Our Medical Advisory Board consists of nine doctors in the fields of allergy and immunology, as well as an attorney with extensive education in immunology, biochemistry and intellectual property law. These physicians and medical research scientists are associated with top healthcare institutions throughout the country and have long term experience in allergy and immunology as well as managing and conducting clinical trials. Several of the advisory board members have previously contributed their scientific and medical expertise to the research and development of our foundation product, PreHistinTM. The members of our advisory board are:

James M. Brodsky, RPh, ND, HMD, Chief Researcher. Dr. Brodsky is a facilitating professor at the University of Southern California School of Pharmacy. He has been on the teaching staff at the University of the Pacific Pharmacology Department and at Santa Ana College where he taught Pharmacy Terminology. He has published numerous articles on Natural Medicine and is a recognized speaker on Natural Medicine. Dr. Brodsky has been the owner/pharmacist of Villa Park Pharmacy for over 25 years. Dr. Brodsky has been a member of the American Pharmaceutical Association, the California Pharmaceutical Association, the Orange County Pharmaceutical Association and the American Naturopathic Medical Association.

Lyndon E. Mansfield, MD, Principal Investigative Physician. Dr. Mansfield, a key medical advisor and the Principal Investigative Physician for BioGentec Inc. since 1992, has conducted many allergy related clinical research studies for major pharmaceutical companies and was instrumental in preparing and presenting the prior trial results for PreHistinTM to the FDA. Education: Temple University, Thomas Jefferson Medical University - Doctor of Medicine. Residency: Pediatrics - Brooke Army Medical Center. Board Certifications: Pediatrics, Allergy and Clinical Immunology, Diagnostic Laboratory Immunology/Clinical Lab, Immunology. Professional Societies: Fellow, American Academy Allergy & Immunology Allergy & Immunology, Fellow, American College of Allergists, Association of Medical Laboratory Immunologists.

Alvin J. Aubry, MD. Education: Tulane University School of Public Health - Master of Public Health, Tulane University School of Medicine - Doctor of Medicine, Straight Pediatrics at Brooke Army Medical Center - Internship. Residency: Pediatrics - Madigan Army Medical Center. Fellowship: Allergy & Immunology, Fitzsimmons Army Medical Center. Board Certifications: American Board of Pediatrics, American Board of Allergy & Immunology.

Richard E. Danziger M.D., Ph.D. Education: George Washington University - M.D., University of Alberta - Ph.D., Dartmouth College - BA. Board Certifications: American Board of Pediatrics - Diplomate, American Board of Allergy & Immunology - Diplomate. Publications: Wagner, C.J.; Danziger, R.E. and Nelson, H.S. “Relation Between Positive Small Air Ions, Weather Fronts and Pulmonary Function in Patients with Bronchial Asthma. Annals of Allergy 51 (4): 430-435. 1983. Fortner, B.R.; Danziger, R.E.; Rabinowitz, P.S. and Nelson, H.S. The effect of ascorbic acid on cutaneous and nasal response to histamine and allergen. J. Allergy Clinical Immunology. (69) 484—488. 1982. Numerous additional publications and presentations.

Stanley Goldstein, M.D. Education: Yeshiva University - B.A., New York Medical College - M.D. Internship: Long Island Jewish Hillside Medical Center - Pediatric Internship. Residency: Long Island Jewish Hillside Medical Center - Pediatric Residency, Long Island Jewish Hillside Medical Center - Senior Resident in Pediatrics. Faculty Appointments: State University of N.Y. - Assistant Clinical Instructor, Long Island Jewish Hillside Medical Center - Director of Allergy Clinic, The Long Island College Hospital - Research Coordinator and Attending Department of Allergy & Immunology. Board Certifications: American Board of Pediatrics, American Board of Allergy & Immunology, and American Board of Pediatric Pulmonary. Publications: Goldstein, S., Rose, JO., Sutton, PL., Koup, JR., Jusko, WJ., and Middleton, E., Jr.: The Pharmacokinetics of Prednisone and Its Metabolite Prenisolone in Pregnant Asthmatics, J. Allergy Clinical Immunology Vol. 63, No. 3, March 1979, p. 219. Goldstein, S., Mueller, U., Wypysch, J., Reisman, R., and Arbesdman, C.: Treatment of Ragweed Sensitive Patients with Ragweed Fraction A conjugated to D-glutamic Acid: D-Lysine (FA:DGL). J. Allergy Clinical Immunology, Vol. 65, No. 3, March 1980. Numerous additional publications.

Lewis Joseph Kanter, M.D. Education: University of California - B.S. Biological Sciences, Georgetown University School of Medicine - M.D. Internship: Pediatrics - National Naval Medical Center. Residency: Pediatrics - National Naval Medical Center. Board Certifications: American Board of Pediatrics - Board Certified, America Board of Allergy and Immunology (A Conjoint Board of the American Board of Pediatrics and American Board of Internal Medicine) - Board Certified. Faculty Appointments: Uniformed Services University of Health Sciences, Assistant Professor of Pediatrics and Assistant Professor in Internal Medicine, University of California at Los Angeles School of Medicine, Clinical faculty. Publications: Nedocromil in the Outpatient Management of Asthma, Arch Fam Med 1995’ 4:835-842. Inhaled Fluticasone Propionate in the Treatment of Asthma, Advances in Therapy Jan/Feb 1997, Vol. 14. No. 1. Inhaled Corticosteriods for Asthma Therapy, Epitomes-Allergy & Immunology, Western Journal of Medicine Nov. 1997, Vol. 167, No. 5; 343-346. Numerous additional publications and presentations.

Anita M. Kirkpatrick, Ph.D. Education: University of San Diego School of Law - Juris Doctor Degree, Massachusetts Institute of Technology Sloan School of Management - Master’s Degree in Management of Technology, University of New Mexico School of Medicine - Ph.D. in the Medical Sciences (Biochemistry), New Mexico Highlands University M.S. in Chemistry, Mount St. Mary’s College/San Diego State College - B.S. in Chemistry. Certification and Licensure: California State License in Clinical Chemistry, Certified Specialist in Immunology, American Society of Clinical Pathologists. Professional Societies: American Association for Clinical Chemistry, American Chemical Society; San Diego Section, American Society of Clinical Pathology, American Society for Microbiology, American Intellectual Property Law Association, California Association for Medical Laboratory Technology, San Diego County Bar Association, San Diego Intellectual Property Law Association, Licensing Executives Society. Joseph T. Morgan, M.D. Education: University of Colorado School of Medicine, M.D. Internship: Good Samaritan Hospital - General Rotating Internship, Pediatric Residency: St. Joseph’s Hospital, University of Colorado Medical Center, University of Colorado Medical Center - Chief Resident in Pediatrics. Board Certification: The American Board of Pediatrics.

Michael J. Noonan, M.D. Education: University of Nebraska - B.S. Pre-Medicine, University of Nebraska College of Medicine - M.D., University of Oregon. Internship: Emanuel Hospital - Rotating Internship. Residency: University of Oregon Medical Center - Pediatric, Fellowship: National Jewish Hospital - Allergy & Immunology, Oregon Health Sciences University - Allergy Immunology Fellowship. Board Certifications: American Board of Pediatrics, American Board of Allergy & Immunology. Faculty Appointments: Department of Pediatrics, Oregon Health Sciences University - Associate Clinical Professor. Publications: Asthma, Allergy & Immunology, Vol. 10, No 4 1996. Noonan MJ, Chervinsky P, Wolfe J, Liddles R, Kellerman DJ, Crescenzi KL; Does Related Response to Inhaled Flutisone Propionate in Patients with Methacholine-Induced Bronchial Hyper responsiveness: A Double-Blind, Placebo-Controlled Study. Journal of Asthma Vo1. 35(2), 1998. Numerous additional Publications and Research Interests.

Charles Jay Siegel, M.D. Education: University of Wisconsin-Madison, Medical College of Wisconsin - M.D. Internship: Children’s Mercy Hospital - Pediatrics. Residency: Children’s Mercy Hospital - Pediatrics. Fellowship: Children’s Mercy Hospital, University of Kansas Medical Center. Board Certifications: National Board of Medical Examiners, American Board of Pediatrics, and American Board of Allergy & Immunology. Honors: Board of Regents, American College of Allergy, Asthma, & Immunology - 1993-1995, Executive Committee American College of Allergy, Asthma, & Immunology - 1994-1995, Chairman CME Committee of The American College of Allergy Asthma & Immunology - 1997-2001, Chairman Re-certification Committee of The American College of Allergy Asthma & Immunology, Chairman Pharmaceutical Symposia Committee American College of Allergy Asthma & Immunology, and Program committee 1997-2000 The American College of Allergy Asthma & Immunology. Publications: Author of numerous articles.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The compensation of the named executive officers for the last two completed fiscal years ended March 31, 2006 and March 31, 2005 is shown below:

Name and Principal Position	Year Ended 3/31	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Thomas Stankovich CFO, Treasurer	2006	200,000	None	422,000	None	1,603,482 (1)	None	4,234 (2)	2,229,719
Chaslav Radovich President, CEO	2005	125,000(3)	None	52,750	None	None	None	10,290 (2)	188,040
	2006	125,000 (4)	None	204,500	None	None	None	10,290 (2)(8)	339,790
Ernest Armstrong Chief Scientific Officer	2005	100,000 (5)	None	None	None	None	None	9,762 (2)	109,762
	2006	100,000 (6)	None	32,750	None	None	None	9,762 (2)	142,512
James Luce, former COO, CMO	2005	150,000 (7)	None	None	None	None	None	None	150,000

_________________________
(1)
these 1,000,000 warrants were to vest over three years; subsequent to the year ended March 31, 2006, these 1,000,000 warrants were cancelled and replaced with an equivalent grant of options; however, upon Mr. Stankovich’s departure as our employee in December 2006, he was only entitled to the 666,667 options that had vested through the date of his departure.

(2)	approximate value of group health insurance benefits paid on employee’s behalf.
(3)	A portion of the $125,000 salary was paid with 214,673 shares in lieu of cash salary.
(4)	A portion of the $125,000 salary was paid with 125,000 shares in lieu of cash salary.
(5)	a portion of the $100,000 salary was paid with 36,231 shares in lieu of cash salary.
(6)	a portion of the $100,000 salary was paid with 32,000 shares in lieu of cash salary.
(7)	a portion of the $150,000 salary was paid with 81,516 shares in lieu of cash salary.

Employment Contracts.

Chaslav Radovich. Chaslav Radovich, our President, executed a new employment agreement as of May 15, 2006, the terms of which are summarized below. His original employment agreement with us was dated November 22, 2000 and was amended on December 31, 2001, paid an annual salary of up to $125,000 with certain bonuses. As of March 31, 2006, we had a payable to Mr. Radovich totaling $52,083. In mid 2004, we issued Mr. Radovich 107,901 shares of our common stock in satisfaction of $154,500 of past due compensation plus interest. With an additional issuance of 93,750 shares of S-8 stock issued in February 2005, Mr. Radovich’s salary was paid in full through December 31, 2004. In November 2005, we issued 225,000 shares to Mr. Radovich, which were intended to compensate him in the amount of $125,000 representing wages due, and $100,000 as an employee bonus. We have accrued the $52,083 owed him through March 31, 2006. As of the date of this registration statement, Mr. Radovich has been paid all salary amounts due him.

The material terms of Mr. Radovich’s new contract, executed on May 15, 2006, are summarized below:

Executive	Chaslav Radovich
Position	President
Start Date	05/15/06
Term	3 years
Base Salary	$250,000 per year
Back Wages	100,000 restricted shares in lieu of $86,939.10 for back wages and unused vacation up to start date of 05/15/06
Stock Options	1,500,000 options at an exercise price of $1.40 vested over 3 years; 5 year term

In addition, on May 1, 2006 we began the lease of a single-family residential property as corporate housing for the benefit of Mr. Chaslav Radovich, as our president, as well as for guests of the company visiting the local area while attending to our business. The monthly rent for the premises is $4,500, paid by issuing 20,000 shares of our common stock to the landlord. The lease extended until January 31, 2007, and on September 28, 2006, was extended until May 31, 2007, with the payment of an additional 20,000 shares of our common stock paid to the landlord at that time.

Ernest Armstrong. In February 2004, Ernest Armstrong agreed to serve as our vice president of business development in conjunction with our purchase of the patent underlying our principal product (formerly known as "Immun-Eeze") in 2000 from Gene Pharmaceuticals, LLP, of which Mr. Armstrong is the managing member. Mr. Armstrong receives a salary of $100,000 annually and is eligible for annual bonuses as well. Mr. Armstrong’s employment agreement is being prepared. In November 2005, we issued 32,000 shares of our common stock registered on Form S-8 as payment of wages due Mr. Armstrong under his employment contract, and additional 16,000 shares of common stock as a bonus. We believe we are current with our obligations to Mr. Armstrong.

Thomas Stankovich. In December 2005, we issued Mr. Stankovich 100,000 shares of our common stock as a signing bonus. The material terms of Mr. Stankovich’s contract, executed in December 2005, are summarized below:

Executive	Thomas Stankovich
Position	CFO
Start Date	12/05/05
Term	3 years
Base Salary	$200,000 per year
Signing Bonus	100,000 registered shares on the start date and 150,000 restricted shares after 30 days
Stock Options*	1,000,000 options to purchase shares of our common stock at $1.75 vested over 3 years; 5 year term
*Mr. Stankovich was originally granted an equal number of warrants with equivalent terms; in November 2006, these warrants were canceled and replaced with options. As of the date of his departure from our employment, 666,667 of his options had vested.

Mr. Stankovich resigned his positions as chief financial officer and treasurer effective December 18, 2006. However, he was appointed as one of our directors effective January 1, 2007. As such, he is no longer due a salary from us, and is entitled to only to shares already granted and the 666,667 options that have already vested.

Gerald Yakatan. The material terms of Dr. Yakatan’s contract, executed on May 15, 2006, are summarized below:

Executive	Gerald Yakatan
Position	CEO
Start Date	05/15/06
Term	3 years
Base Salary	$300,000 per year
Signing Bonus	100,000 restricted shares on the start date and 100,000 restricted shares after 90 days
Stock Options	1,000,000 options to purchase shares of our common stock at $1.40 vested over 3 years; 5 year term

Kevin Pickard. Mr. Pickard, our interim chief financial officer and treasurer, is anticipated to receive an annual salary of $50,000 cash payable in equal monthly payments and a signing bonus of shares of our common stock that would vest quarterly through calendar 2007 and other remuneration. A written compensation agreement has not been finalized. Mr. Pickard currently owns 30,000 shares of our common stock, and warrants to purchase 100,000 shares of our common stock at $1.75 per share which expire in 2009 and 2010.

Outstanding Equity Awards at Fiscal Year-end. As of the year ended March 31, 2006, each named executive officer had these unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un- exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Thomas Stankovich	333,334 warrants (1)	666,666 warrants (1)	None	$1.75	December 2010	0	n/a	n/a	n/a
Ernest Armstrong	1,200,000 options	0	0	$2.00	February 2011(2)	0	n/a	n/a	n/a
_________________________
(1)	Subsequently converted to options as described herein.
(2)	Or seven years from the date of the underlying agreement, pending finalization of that agreement.

Director Compensation. The following concerns the compensation of our directors for their service as directors during the fiscal year ended March 31, 2006:

Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Gerald Yakatan	0	70,000	0	0	0	0	70,000
Radul Radovich	0	0	0	0	0	7,843(1)	7,843
Kevin Prendiville	0	10,000	184,252	0	0	0	194,252
_________________________
(1)	Health insurance premium paid on behalf of director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 20, 2007 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Gerald Yakatan 2445 McCabe Way, Suite 150 Irvine, CA, 92614	612,500 shares (1) Chief Executive Officer and Director	1.7%
Common Stock	Thomas Stankovich 2445 McCabe Way, Suite 150 Irvine, CA, 92614	428,070 shares (2) Director	1.2%
Common Stock	Chaslav Radovich 2445 McCabe Way, Suite 150 Irvine, CA, 92614	1,184,934 shares (3) President, Secretary	3.3%
Common Stock	Radul Radovich 46 Calle Fresno San Clemente, CA, 92672	10,076,528 shares (4) Chairman of the Board of Directors	28.1%
Common Stock	Ernest Armstrong 2445 McCabe Way, Suite 150 Irvine, CA, 92614	251,967 shares (5) Chief Scientific Officer	0.7%
Common Stock	Kevin Prendiville 2445 McCabe Way, Suite 150 Irvine, CA, 92614	506,480 shares (6) Director	1.4%
Common Stock	Kevin Pickard 445 McCabe Way, Suite 150 Irvine, CA, 92614	30,000 shares (7) Interim Chief Financial Officer and Treasurer	0.1%
Common Stock	St. Petka Trust 46 Calle Fresno San Clemente, CA 92672	7,417,736 shares (4)	20.7%
Common Stock	Silver Mountain Promotions 6446 Silver Dawn Lane Las Vegas, NV, 89118	848,688 shares (4)	2.4%
Common Stock	R and R Holdings 46 Calle Fresno San Clemente, CA, 92672	411,375 shares (4)	1.2%
Common Stock	R & R Development 46 Calle Fresno San Clemente, CA, 92672	170,644 shares (4)	0.5%
Common Stock	Gene Pharmaceuticals 2445 McCabe Way, Suite 150 Irvine, CA, 2614	1,449,087 shares (8)	4.0%

Common Stock	James Hammer 2537 Red Arrow Drive Las Vegas, NV 8913	3,294,643 shares (9)	9.2%
Common Stock	Thomas H. Silberg 2445 McCabe Way, Suite 150 Irvine, CA, 2614	No shares (10)	0%
Common Stock	Ellen McDonald 2445 McCabe Way, Suite 150 Irvine, CA, 2614	No shares (10)	0%
Common Stock	S. Wayne Kay 2445 McCabe Way, Suite 150 Irvine, CA, 2614	No shares (10)	0%
Common Stock	Officers and directors as a group	14,539,566 shares	40.6%
_________________________
(1)	Dr. Yakatan also owns 1,000,000 options to purchase shares of our common stock at $1.40 per share which were granted on May 15, 2006, vest over three years, and expire on May 15, 2016.
(2)
Thomas Stankovich was granted 1,000,000 options to purchase shares of our common stock at $1.75 per share, which were granted in November 2006 to replace warrants he was granted while serving as one of our officers. Of those options, 666,667 vested by the date of his resignation in December 2006. He was to receive a total of 1,000,000 options pursuant to his employment agreement, though he is no not entitled to the unvested options after he left his employment with us. These options expire in November 2016.

(3)
Chaslav Radovich owns 1,140,934 shares individually and is the custodian of the 44,000 shares owned by Milena Radovich, his minor child. Mr. Radovich also owns 1,500,000 options to purchase shares of our common stock at $1.40 per share, which were granted on May 15, 2006 and vest over three years. These options expire on May 15, 2016.

(4)
Radul Radovich and his spouse are the beneficiaries of the St. Petka Trust, which owns 7,417,736 shares. Radul Radovich is also the Trustor of St. Petka Trust. Radul Radovich also owns R and R Holdings, which holds 411,375 shares of our common stock. Radul Radovich also owns R&R Development, which holds 170,644 shares. Radul Radovich also owns Silver Mountain Promotions, which holds 848,688 shares of our common stock.

(5)
Ernest Armstrong owns 245,063 shares individually, 550 shares owned jointly with his parent, has beneficial ownership of 3,000 shares owned jointly by Mr. Armstrong’s spouse and Mr. Armstrong’s parent, and 3,354 shares owned jointly with his spouse. Mr. Armstrong is also anticipated to receive 2,200,000 options to purchase shares of our common stock at $2.00 per share expiring seven years from the dates of grants, including 1,200,000 options from us and 1,000,000 options to purchase shares owned by St. Petka Trust.

(6)
Kevin Prendiville owns 100,000 shares directly and is one of the trustees of the Prendiville Revocable Trust which owns 402,840 shares; he also owns 3,640 shares as custodian for his minor child. Dr. Prendiville also owns 333,000 warrants to purchase shares of our common stock at $1.75 per share, which were granted and vested on October 24, 2005 and expire on October 24, 2010.

(7)
Kevin Pickard was appointed as our interim CFO and treasurer in December 2006. He holds 100,000 warrants to purchase shares of our common stock for $1.75 per share; of those, 50,000 warrants expire on September 7, 2009 and 50,000 warrants expire on July 29, 2010. Those warrants were issued while Mr. Pickard served as our consultant.

(8)	Mr. Armstrong is a majority owner and managing member of Gene Pharmaceuticals, LLC, which owns 1,449,087 shares.
(9)
James Hammer owns 1,177,143 shares individually, 360,000 owned by immediate family members who share his household, 107,500 shares owned jointly with his spouse and 1,650,000 shares owned by the Hammer Family Trust.

(10)
Thomas H. Silberg, Ellen McDonald and S. Wayne Kay were appointed as directors in February 2007. Each is anticipated to receive 50,000 options to purchase shares of our common stock with an exercise price of $1.00 per share. Those options will vest over three years and expire after five years.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Lock Up Agreements and Forbearance Agreements. Our officers and directors have entered into certain agreements as a requirement of the funding agreements with Cornell Capital. These include lock-up agreements limiting the sale of all the shares of our common stock that they own to the guidelines provided by rule 144 for a period extending for 30 days after all amounts due under the convertible debentures have been paid. These shares are listed in the table “Security Ownership of Certain Beneficial Owners and Management” above. Additionally, our officers and directors have executed forbearance agreements by which they agreed not to exercise any rights they may have pursuant to the respective warrants or options they hold to purchase shares of our common stock, until after such time as we have adequate authorized common stock to accommodate such exercises. These warrants and options are listed in the “Security Ownership of Certain Beneficial Owners and Management” table above.

Changes in Control. Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B, except for the agreements referenced herein with Cornell Capital. Specifically, Mr. Radul Radovich has pledged 8,400,000 of shares owned or beneficially owned by him to secure the Cornell Capital debentures mentioned herein.

These 8,400,000 shares comprise approximately 23.7% of our currently issued and outstanding common stock, and are a large percentage of the 10,076,528 shares of our common stock that are owned by Mr. Radovich, chairman of our board of directors, and his affiliated entities. The pledged shares include the following:

•	1,228,085 shares held by Mr. Radovich individually;
•	5,893,018 of the7,417,736 shares held d by St. Petka Trust, of which Mr. Radovich is the trustor and a beneficiary;
•	411,042 shares held by R and R Holdings, owned by Mr. Radovich; and
•	803,855 shares held by Silver Mountain Promotions, Inc., owned by Mr. Radovich.

If we default on the agreements with Cornell Capital, these pledged shares would be transferable to Cornell Capital, thus resulting in a change in control. In the event that Cornell Capital is issued the full 10,583,737 shares registered by means of this registration statement, such issuance would result in approximately 46,062,863 shares of outstanding common stock. Those 10,583,737 shares would represent approximately 22.9% of that new total. In the event that Cornell Capital obtains the 8,400,000 shares of pledged stock, described above, then in conjunction with the 10,583,737 shares, Cornell Capital could potentially own up to 18,983,737, or approximately 41.2% of that new total. Either of these scenarios would result in Cornell Capital exercising significant influence over our affairs as a shareholder of a large percentage of our issued and outstanding common stock.

Certain Relationships and Related Transactions

Related Party Transactions.

Consulting Contract. We have a consulting contract with R and R Holdings, Inc., one of our shareholders ("R and R"), whereby R and R provides managerial consulting services to us at the rate of $125,000 per year. R and R is also one of our shareholders. Until October 2006, we had accrued a payable to R and R under the contract for consulting fees totaling $512,392 which is included as a payable to related parties. Radul Radovich, one of our directors, and his spouse are the owners of R and R Holdings. Radul Radovich and his spouse are the parents of Chaslav Radovich, our president, secretary and until February 2007, a member of our board of directors. This amount owed was later converted to shares, as described below.

Advances. We have received cash advances from Mr. Radul Radovich, one of our directors and the chairman of our board of directors, and several affiliated entities. Mr. Radul Radovich, the St. Petka Trust, our largest shareholder, and other entities related to or owned by Mr. Radul Radovich have also advanced us cash from time to time. On July 18, 2006 we entered into an accord and satisfaction agreement to settle the aggregate debt of $5,194,553 including interest accrued through June 30, 2006, in exchange for the issuance of 3,995,809 shares of our common stock.

The related parties that were owed funds include Radul Radovich, our chairman of the board of directors, and several entities owned and controlled by Mr. Radovich.

The amounts owed as of September 30, 2006 were as follows:

•	Mr. Radovich was owed $952,611 principal along with interest of $127,509, for a total of $1,084,120;
•	St. Petka Trust, a principal shareholder, and of which Mr. Radovich is the beneficiary and trustor, was owed $1,585,500 principal, along with interest of $211,335, for a total of $1,796,835;
•	R and R Holdings, Inc. a Nevada corporation owned by Mr. Radovich, was owed $471,507 principal, along with interest of $62,848, for a total of $534,355;
•	Silver Mountain Promotions, Inc., a Nevada corporation, owned by Mr. Radovich, was owed $922,103 principal, along with interest of $122,909, for a total of $1,045,012;
•	R R Development, Inc., a California corporation, owned by Mr. Radovich, was owed $170,000 principal, along with interest of $51,838, for a total of $221,838; and
•	Mr. Radovich was owed $512,392 for consulting fees, pursuant to a consulting contract with us.

To settle these amounts owed, on October 17, 2006, we issued an aggregate 3,995,809 shares of our common stock to Radul Radovich individually, and to entities owned and controlled by Mr. Radovich. The entities owned by Mr. Radul Radovich that were issued shares were the following: the St. Petka Trust, organized in Delaware; R and R Holdings, Inc., a Nevada corporation, R and R Development, a California corporation, and Silver Mountain Promotions, Inc., a Nevada corporation. The shares were issued with respect to the these entities' request for conversion of amounts owed to them by us pursuant to certain promissory notes and to Mr. Radovich pursuant to the consulting contract between us and R and R Holdings, Inc. As reported, the agreement by which these obligations were settled was executed in July 2006, and the parties agreed that the amounts owed were to be converted at the rate of $1.30 per share, a premium over the market price at the time. The conversion amounts as of the settlement date were as follows:

•	The note with Radul Radovich had a principal amount of $956,611, interest accrued of $127,509 for a total of $1,084,120, which was converted to 833,938 shares.
•	The note with St. Petka Trust had a principal amount of $1,585,500, interest accrued of $211,335 for a total of $1,796,835, which was converted to 1,382,180 shares.
•	The note with R and R Holdings, Inc. had a principal amount of $471,507, interest accrued of $62,848 for a total of $534,355, which was converted to 411,042 shares.
•	The note by Silver Mountain Promotions, Inc. had a principal amount of $922,103, interest accrued of $122,909 for a total of $1,045,012, which was converted to 803,855 shares.
•	The note by RR Development had a principal amount of $170,000, interest accrued of $51,838 for a total of $221,838, which was converted to 170,644 shares.
•	Radul Radovich was owed $512,392 in consulting fees for his services to the Registrant, which was converted to 394,147 shares.

The 3,995,809 shares were issued to Mr. Radovich, one of our directors, and to his owned entities, pursuant to the Securities Act Section 4(2) registration exemption.

Employment Contracts. Refer to “Executive Compensation” section below for a summary of employment agreements we have in place with our officers.

Amounts Owed Pursuant to Employment Contracts. As of March 31, 2006, we owed Mr. Chas Radovich $52,083 in past due compensation. He served as our chief executive officer through May 18, 2006, and is our current president and corporate secretary. As of May 1, 2006, Mr. Radovich was paid this amount. During the three month period ended December 31, 2005, we paid Mr. Chas Radovich a total of $104,167 in shares of common stock for past due salary. As of March 31, 2006, we owed $21,794 to Ernest Armstrong, a current officer, and $113,125 to James Luce, a former officer and employee in past due compensation. We have reserved this amount owed merely for accounting purposes, but believe that since Mr. Luce was dismissed for cause, he is not entitled to this amount and are currently contesting the matter with Mr. Luce. Otherwise, we believe all amounts payable under employment agreements in force are currently paid.

Corporate Housing. On May 1, 2006 we began the lease of a single-family residential property as corporate housing for the benefit of Mr. Chaslav Radovich, as our president, and other guests of the company visiting to attend to our business. The monthly rent for the premises is $4,500, paid by issuing 20,000 shares of our common stock to the landlord. The lease extended until January 31, 2007, and on September 28, 2006, was extended until May 31, 2007, with the payment of an additional 20,000 shares of our common stock paid to the landlord at that time.

Patent Royalty Agreement and Asset Pledge. In 2000, the patent underlying our principal product (formerly known as "Immun-Eeze"), along with pending international patent applications, and certain other tangible assets and related trademarks, copyrights and customer lists (“operating assets”) were purchased from Gene Pharmaceuticals, LLC (“Gene Pharmaceuticals”) for $150,000 plus royalties, including royalties tied to future sales. Ernest Armstrong, our chief scientific officer and formerly one of our directors, is the managing member of Gene Pharmaceuticals.

In August 2002, the parties agreed to postpone the payment of royalties in exchange for 250,000 options to purchase shares of our common stock at $1.10 per share. In December 2002, the parties agreed to supersede the terms of the August 2002 addendum by amending the original agreement to include an additional issuance of 2,000,000 shares of our common stock to Gene Pharmaceuticals of BioGentec's (i.e. Cobalis’) common stock at $2.00 per share, plus royalties of 1.5% of gross sales of products.

In February 2004, the parties agreed that a “Revised Asset Purchase Agreement” would provide for the following: we would grant Mr. Armstrong the option to purchase 1,200,000 shares of our common stock at $2.00 per share, expiring seven years from the date of the revised agreement; St. Petka Trust would grant to Mr. Armstrong the option to purchase 1,000,000 shares of our common stock held by St. Petka at $2.00 per share, expiring seven years from the date of the revised agreement; Gene Pharmaceuticals’ agreement to remove the anti-dilution clause from the Memorandum of Agreement in exchange for the issuance of 20,000 shares; the 1.5% royalty shall be amended to include a survivability clause; Mr. Armstrong will be employed by us at an annual salary of $100,000, and annual bonuses. The specific terms have been finalized and in that regard, the Revised Asset Purchase Agreement is currently being drafted. However, in the event that royalties become payable and we do not make those royalty payments, the patents could revert to Gene Pharmaceuticals.

In November 2006, Gene Pharmaceuticals executed an asset pledge statement. Pursuant to the requirements of our funding arrangement with Cornell Capital, as described herein, and pursuant to that asset pledge statement, Gene Pharmaceuticals agreed to give us the right to assign our operating assets to Cornell Capital to secure our agreements with Cornell Capital. In the event that we default on the agreements with Cornell Capital, those assets may revert to Cornell Capital.

Common Stock Issuances to Related Parties. In February 2004, we issued 20,000 shares of restricted common stock to Ernest Armstrong, our Vice President of Business Development at the time. The shares were valued at $1.50 per share.

In April 2004, we issued 622,084 shares of our common stock which we registered on Form S-8. Of that total, we issued the following to related parties:

•	120,923 shares to Chaslav Radovich, our President, in lieu of employee wages;
•	36,231 shares to Ernest Armstrong, our Vice President of Business Development at the time and now our Chief Scientific Officer;
•	81,516 shares to James Luce, our chief operating officer and chief marketing officer at the time; and
•	6,250 shares to Dr. Lyndon Mansfield, one of our advisory board members.

In February 2005, we issued 606,995 shares of our common stock which we registered on Form S-8. Of that total, we issued the following to related parties: 143,750 shares to Chaslav Radovich, our President, and at the time our Chief Executive Officer and Chief Financial Officer, in lieu of employee wages (93,750 shares) and as an employee bonus (50,000 shares).

In November 2005, we issued 562,706 shares of our common stock which we registered on Form S-8. Of that total, we issued the following to related parties:

•	225,000 shares to Chaslav Radovich, our President, and at the time, our Chief Executive Officer, in lieu of employee wages (125,000 shares) and as an employee bonus (100,000 shares);
•	100,000 shares to Thomas Stankovich, our Chief Financial Officer and Treasurer, as a part of his signing bonus;
•	48,000 shares to Ernest Armstrong in lieu of employee wages (32,000 shares) and as an employee bonus (16,000 shares).

In January 2006, we issued an additional 150,000 shares to Thomas Stankovich, our chief financial officer and treasurer at the time, as the final part of his signing bonus.

In May 2006, we issued 111,416 shares of our common stock which we registered on Form S-8. Of that total, we issued the following to related parties: 20,000 to Dr. Lyndon Mansfield for medical advisory board services in relation to our clinical trials.

In October 2006, in addition to the shares issued to the Radovich entities described above, we issued 1,113,695 shares of our common stock which we registered on Form S-8. Of that total, we issued the following to related parties:

•	362,500 shares to Gerald Yakatan, our chief executive officer in lieu of employee wages (190,789 shares) and as an employee bonus (171,711 shares);
•	302,083 shares to Chaslav Radovich, our President, in lieu of employee wages (158,991 shares) and as an employee bonus (143,092 shares);
•	178,070 shares to Thomas Stankovich, our chief financial officer and treasurer at the time, in lieu of employee wages (63,596 shares) and as an employee bonus (114,474 shares); and
•	95,563 shares to Ernest Armstrong in lieu of employee wages (43,691 shares) and as an employee bonus (51,872 shares).

Options. We granted the following related-party options:

In February 2004, pursuant to our patent purchase agreement with Gene Pharmaceuticals, we agreed to grant Mr. Ernest Armstrong 1,200,000 options to purchase shares of our common stock at $2.00 per share, and expiring 7 years from the date of the revised underlying agreement.

During our fiscal years ending March 31, 2005 and 2006, we did not grant any options to any related parties.

On May 15, 2006, pursuant to the terms of their respective employment agreements, we granted Dr. Yakatan 1,000,000 options and Mr. Chas Radovich 1,500,000 options. The exercise price is $1.40 per share; the options vest over at three year period and expire ten years from the date of grant.

In November 2006, we granted Thomas Stankovich, our chief financial officer at the time, 1,000,000 options to purchase shares of our common stock at $1.75 per share and which expire in ten years; these options were granted in place of equivalent warrants granted in December 2005. As of his departure from our employment in December 2006, a total of 666,667 of those options had vested.

In February 2007, we appointed Thomas H. Silberg, Ellen McDonald and S. Wayne Kay to our board of directors. Each is slated to receive 50,000 options to purchase shares of our common stock with an exercise price of $1.00 per share. Those options will vest over three years and expire after five years.

Warrants. We granted the following related-party warrants:

In January 2005, we issued 250,000 warrants to purchase shares of our common stock at $1.75 per share to Lawrence May, one of our directors from 2004 to February 2007, and which expire in January 2007, but which have been extended to expire after our authorized common stock is increased.

On October 24, 2005, we granted Kevin Prendiville, one of our directors, 333,000 warrants to purchase shares of our common stock at $1.75 per share, which vested on October 24, 2005 and expire on October 24, 2010.

On December 1, 2005, we granted 1,000,000 warrants to Thomas Stankovich, our chief financial officer at the time, to purchase shares of our common stock at $1.75 per share and which expire in five years. These were replaced with equivalent options in December 2006, as described herein.

Stock Option and Award Plan. On October 17, 2006, our board of directors adopted our 2006 Stock Option and Award Plan (“2006 Plan). The 2006 Plan will be administered by the Board. The 2006 Plan will allow us to continue to grant stock options and other equity awards at levels determined appropriate by the Board. The 2006 Plan will also provide us with continued flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. Accordingly, the 2006 Plan will allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

Cornell Capital Funding Pledge and Lock Up Agreements. The Cornell Capital debentures mentioned herein are also secured by a pledge of 8,400,000 of the 10,076,528 shares of our common stock which are owned by Radul Radovich, chairman of our board of directors, and his affiliated entities. This includes the following:

•	1,228,085 shares held by Mr. Radovich individually;
•	5,893,018 of the 7,417,736 shares owned by St. Petka Trust, of which Mr. Radovich is the trustor and one of the beneficiaries;
•	411,042 shares held by R and R Holdings, owned by Mr. Radovich; and
•	803,855 shares held by Silver Mountain Promotions, Inc., which is owned by Mr. Radovich.

These 8,400,000 shares comprise approximately 23.7% of our currently issued and outstanding common stock. If we default on the agreements with Cornell Capital, these pledged shares would be transferable to Cornell Capital, thus resulting in a change in control.

Additionally, our officers and directors have executed lock-up agreements restricting the sale of all the shares of our common stock that they own for a period extending for 30 days after all amounts due under the convertible debentures have been paid. These shares are listed in the table “Security Ownership of Certain Beneficial Owners and Management” above.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors' consent; and
•	obtain shareholder consent where required.

Description of Securities

Common Stock. We are authorized to issue 50,000,000 shares of $.001 par value common stock, and 5,000,000 shares of preferred stock. As disclosed in our proxy statement filed on or about February 20, 2007, we are preparing to hold a shareholders meeting where an agenda item includes amending our Articles of Incorporation to increase our authorized common stock to 100,000,000 shares. As of February 20, 2007, there were there were 35,824,672 shares of our $0.001 par value common stock issued and outstanding as reflected in our corporate records.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of a plurality of shares voted for the election of those directors can elect the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. As of February 20, 2007 there were 500 shares of our $0.001 par value preferred stock issued and outstanding. These shares are held by Gryphon. Our outstanding convertible preferred stock carries voting rights equivalent to the number of shares of common stock into which it can be converted, and has liquidation preference of $1,000 per share. The convertible preferred stock is convertible into shares of our common stock at the initial conversion price of $2.40 per share. This price is subject to change in the event we issue shares of our common stock at a price less than $1.75 per share. Included with these shares of convertible preferred stock were detachable three-year warrants to purchase 104,167 shares of our common stock at the price of $2.88 per share. The warrant exercise price is also subject to adjustment based on sales of our common stock below the current fair market value on the contract date.

On March 31, 2006, we reached a settlement with Gryphon related to the convertible note and the convertible preferred stock investments by Gryphon in September 2003 which total $1,600,000. Full repayment is due under the settlement agreement on or before April 1, 2007. The settlement agreement also provides for Gryphon to convert its two investments (convertible debenture and convertible preferred stock) totaling $1,600,000 into 716,667 shares of our common stock as per the terms of the original investment agreements. In addition the settlement agreement provides for a reduction of the exercise price to $0.01 for the 194,167 warrants currently held by Gryphon. In the event that we do not make the payment by April 1, 2007, then the stipulated judgment into which we entered with Gryphon provides that Gryphon has the right to enter a judgment of $1,600,000 against us with the court upon our default.

During the nine months ended December 31, 2006, Gryphon requested a cashless exercise of these warrants and received a total of 192,997 shares of our common stock and converted a total of $442,500 worth of preferred stock into 208,333 shares of our common stock.

Options. As of February 20, 2007, we had 5,991,667 options outstanding, of which 2,674,999 are currently exercisable and 2,116,668 remain unvested.

•	On May 1, 2001, we granted 100,000 options to Lyndon Mansfield, one of our medical advisory board members, in exchange for services rendered. These expired on May 1, 2006.

•
On May 1, 2002, we granted 100,000 options to purchase shares of our common stock at $1.00 per share to each of these former employees: Max Fried, Stan Goldstein, Louis Liben; these options expire May 1, 2007.

•
On November 5, 2002, we granted Jim Luce, a former employee and former officer, 500,000 options to purchase shares of our common stock at $1.50 per share. These options were to expire on November 5, 2007, but were cancelled upon his termination for cause.

•	On December 27, 2002, we granted Gary Gordon Dean, a former employee, 25,000 options to purchase shares of our common stock at $1.00 per share, and which expire December 27, 2007.

•
On February 20, 2004, we granted Ernest Armstrong 1,200,000 options to purchase shares of our common stock at $2.00 per share; these options seven years from the date of the revised underlying agreement.

•	We did not grant any options during the year ending March 31, 2005, or any in the year ending March 31, 2006.

•
We cancelled 225,000 options during the year ended March 31, 2006 because they expired: 200,000 were issued to our former employee, Lance Musicant, on November 22, 2000 and expired on November 22, 2005; 25,000 options were issued to our former employee, Bill Gay III, on March 1, 2001 and expired on March 1, 2006. Also during the year ended March 31, 2006, we cancelled the 500,000 options that were held by Jim Luce, a former employee, since those options were not exercised within the specified time period after his departure from our service.

Subsequent to the year ended March 31, 2006, we granted 4,800,000 options to our employees and consultants.

•
In May 2006, we granted to Chaslav Radovich, our president, options to purchase 1,500,000 shares at $1.40 per share, which vest over 3 years and expire after ten years from the date of grant. We granted to Gerald Yakatan, our chief executive officer, options to purchase 1,000,000 shares at $1.40 per share, which vest over 3 years and expire ten years from the date of grant.

•
In August 2006, we granted 1,000,000 options to purchase shares of our common stock at $1.75 per share to Bojan Cosic, also an employee, in place of similar warrants previously granted and 300,000 options to purchase shares of our common stock at $1.40 per share to Brian Connelly, a consultant. These options vest over 3 years and expire ten years from the date of grant.

•
In November 2006, we granted 1,000,000 options to purchase shares of our common stock at $1.75 per share to Thomas Stankovich during his service as our chief financial officer and employee (of which 666,667 vested during his term of employment with us).

Warrants. As of February 20, 2007, we have 6,094,844 warrants outstanding, as follows:

During the year ended March 31, 2005, we granted the following warrants.

•
In July 2004, we issued 1,000,000 warrants to purchase shares of our common stock at $1.75 per share to Martin Marion and 1,000,000 warrants to purchase shares of our common stock at $1.75 per share to Bojan Cosic, both of whom were our consultants at the time. These warrants expire in July 2009. Mr. Cosic’s warrants were subsequently replaced with an equal number of options with similar terms.

•	In August 2004, we issued 1,000,000 warrants to purchase shares of our common stock at $1.75 per share to DLZ for consulting services. These warrants expire in August 2009.

•
In August 2004, we granted 200,000 warrants to purchase shares of our common stock at $2.00 to Lyndon Mansfield, a member of our advisory board, for clinical trials and advisory services. These warrants expire in August 2011.

•
In September 2004, we issued 50,000 warrants to purchase shares of our common stock at $1.75 per share to Kevin Pickard for accounting services rendered to us. These warrants expire in September 2009. Mr. Pickard was our consultant at the time and currently serves as our interim CFO and Treasurer.

•
In January 2005, we issued 250,000 warrants to purchase shares of our common stock at $1.75 per share to Lawrence May, one of our directors from 2004 to February 2007. These warrants expire in January 2007, but have been extended as described herein.

During the year ended March 31, 2006, we granted the following warrants:

•	In July 2005, we granted 50,000 warrants to purchase shares of our common stock at $1.75 to Kevin Picard for accounting services rendered to us. These warrants expire in July 2010.

•	In August 2005, we granted 100,000 warrants to purchase shares of our common stock at $1.75 to Steven Barnes for finance advisory services rendered to us. These warrants expire in August 2010.

•	In August 2005, we granted 150,000 warrants to purchase shares of our common stock at $1.75 to Marlin Financial for finance advisory services rendered to us. These warrants expire in August 2010.

•	In September 2005, we granted 100,000 warrants to purchase shares of our common stock at $1.75 to Tejeda & Tejeda for finance advisory services rendered to us. These warrants expire in September 2010.

•	In October 2005, we granted the following warrants to purchase shares of our common stock at $1.75 per share and expiring in five years:
o	40,000 warrants to Craig and Robyn Lewis for finance and advisory services rendered to us;
o	500,000 warrants to the Brad Chisick Trust which accompanied a senior debenture for $250,000;
o	50,000 warrants to Steven Barnes for finance advisory services rendered to us;
o	16,000 warrants to CSX2 LLC for finance advisory services rendered to us;
o	8,000 warrants to Eric Burns for finance advisory services rendered to us;
o	9,600 warrants to Leslie Eichbaum for finance advisory services rendered to us;
o	16,000 warrants to Scott Elstein;
o	20,000 warrants to STDT LLC for finance advisory services rendered to us;
o	300,000 warrants to Kevin Prendiville, one of our directors, for clinical trials advisory services rendered to us; and
o	33,000 warrants to the Prendiville Trust, owned by Dr. Prendiville.

•
In November 2005, we granted 100,000 warrants to purchase shares of our common stock at $1.75 to Lyndon Mansfield, one of our medical advisory board members, for clinical trials advisory services rendered to us. These warrants expire in November 2012.

•
In November 2005, we also granted 100,000 warrants to purchase shares of our common stock at $1.75 to Brian James Stickel, for finance advisory services rendered to us. These warrants expire in November 2010.

•
In December 2005, we issued 1,000,000 warrants to Thomas Stankovich, our chief financial officer and treasurer at the time, to purchase shares of our common stock at $1.75 per share and which expire December 2010. These warrants were subsequently cancelled in November 2006 and replaced with options with similar terms.

•	In March 2006, we issued 60,000 warrants to purchase shares of our common stock at $1.75 per share to Larry Pawl, for clinical trials advisory services; those warrants expire in March 2011.

•	In March 2006 we also issued 140,000 warrants to purchase shares of our common stock at $1.75 per share to Mark Gostine, for clinical trials advisory services; those warrants expire in March 2011.

•
In March 2006 we issued 150,000 warrants to purchase shares of our common stock at $0.01 per share to Robert Lanthier, for finance advisory services; those warrants expire in March 2011. These warrants were exercised in November 2006, and the shares of common stock are pending issuance pursuant to an agreement with the warrant holder.

Subsequent to the year ended March 31, 2006, we issued the following warrants:

•
In July 2006, we issued 25,000 warrants to SCG Capital, LLC as part of financing for $100,000. These warrants had an exercise price of $1.50 per share and expire after 5 years. In January 2007, the warrant holder agreed to reprice these warrants at $1.00 per share.

•
In July 2006, we also issued 25,000 warrants to the Irwin Geduld Revocable Trust DTD June 2002, LLC as part of a financing agreement for $100,000. These warrants had an exercise price of $1.50 per share and expire after 5 years. In January 2007, the warrant holder agreed to reprice these warrants at $1.00 per share.

•
In July 2006, we also issued 12,500 warrants to Anthony Brent part of a financing agreement for $50,000. These warrants had an exercise price of $1.50 per share and expire after 5 years. In January 2007, the warrant holder agreed to reprice these warrants at $1.00 per share. The principal of $50,000 and interest owing at the time of conversion of $13,918.62 for this agreement was repaid in February 2007 with the issuance of 127,838 shares of our common stock and the grant of 44,744 warrants to purchase shares of our common stock at $1.00 per share. These warrants expire five years from the date of grant.

•	In August 2006, we issued 20,000 warrants to Steve Barnes as part of a consulting agreement. These warrants have an exercise price of $0.75 per share and expire after 5 years.

•
In September 2006, we issued 100,000 warrants to Lyndon Mansfield, one of our medical advisory board members, in exchange for services rendered. These warrants have an exercise price of $1.75 per share and expire after 7 years.

•
In October 2006, we issued 600,000 warrants to Chaim Stern as part of a financing agreement for $500,000. These warrants have an exercise price of $0.75 per share and expire after 5 years. As part of the same agreement, we also issued Chaim Stern 600,000 warrants to purchase shares of our common stock at $1.00 per share, also expiring after 5 years. The shares underlying these warrants have registration rights.

•
In October 2006, we also issued 150,000 warrants to the Irina Aronson and Yuly Aronson Irrevocable Trust as part of a $75,000 financing agreement. These warrants have an exercise price of $1.00 and expire after 5 years.

•
In October 2006, we also issued Dane Bjelopetrovich 100,000 warrants to purchase shares of our common stock at $1.00 per share as part of a financing agreement for $50,000. These warrants expire after 5 years.

•
In October 2006, we issued an additional 10,000 warrants to SCG Capital, LLC as a penalty pursuant to the financing for $100,000 entered into in July 2006. These warrants have an exercise price of $1.00 per share and expire after 5 years. In January 2007, the warrant holder agreed to reprice these warrants at $1.00 per share.

•
In October 2006, we issued an additional 10,000 warrants to Irwin Geduld Revocable Trust DTD June 2002, as a penalty pursuant to the financing for $100,000 entered into in July 2006. These warrants have an exercise price of $1.00 per share and expire after 5 years. In January 2007, the warrant holder agreed to reprice these warrants at $1.00 per share.

•
In October 2006, we issued an additional 5,000 warrants to Anthony Brent as a penalty pursuant to the financing for $50,000 entered into in July 2006. These warrants have an exercise price of $1.50 per share and expire after 5 years. In January 2007, the warrant holder agreed to reprice these warrants at $1.00 per share. The principal of $50,000 and interest owing on this financing agreement at the time of conversion of $13,918.62 for this agreement was repaid in February 2007 with the issuance of 127,838 shares of our common stock and the grant of 44,744 warrants to purchase shares of our common stock at $1.00 per share. Those additional warrants expire five years from the date of grant.

•	In November 2006, we issued Robert Stillwagon 50,000 warrants to purchase shares of our common stock at $1.00 as part of a financing agreement for $25,000. These warrants expire after 5 years.

•	In November 2006, we issued John Bridle 50,000 warrants to purchase shares of our common stock at $1.00 as part of a financing agreement for $25,000. These warrants expire after 5 years.

•
In December 2006, we also issued to Cornell Capital an aggregate total of 6,640,602 warrants, exercisable on a cash basis, provided we are not in default with regard to our agreements with Cornell Capital, with the aggregate exercise price of $5,500,000 in four classes:

o	1,333,333 A Warrants at $0.75 per share, expiring six months after any effective date of the registration statement referenced above;
o	1,205,400 B Warrants at $0.8296 per share, expiring six months after any effective date of the registration statement referenced above;
o	2,343,959 C Warrants at $0.7466, expiring five years after the agreement date; and
o	1,757,901 D Warrants at $0.9955, expiring five years after the agreement date.

The A and B Warrants carry forced exercise provisions. The C and D Warrants are non-callable. The exercise price of the warrants is subject to adjustment as provided for in Section 8 of each of the respective four Warrant Agreements.

•
In February 2007, we granted 44,744 warrants to purchase shares of our common stock at $1.00 per share to Anthony Brent as part of our conversion of the principal and interest due under a financing agreement, wherein we also issued 127,838 shares of our common stock in settlement of the $50,000 principal and $13,918.62 interest owing at the time of conversion. These warrants expire five years from the date of grant.

Other Instruments Convertible to Shares of Our Common Stock.

Convertible Notes Payable. In September 2003, we sold a $600,000, three-year, 8% convertible debenture to Gryphon, as described herein, which is convertible into shares of our common stock at the initial conversion price of $2.00 per share. Repayment of this note is covered by the settlement agreement entered into with Gryphon, as described herein.

Convertible Bridge Debentures. In July 2006, we issued debentures payable in the aggregate amount of $250,000 to three investors. The debentures bear interest at 5% per month and were due on September 14, 2006. The debentures and any accrued interest were convertible to shares of our common stock at the rate of $1.00 per share or the price at which shares of our common stock were sold in a minimum equity financing provided the minimum equity financing was completed within 60 days from the execution of the debentures, or 90 days if we elected to extend the debentures to October 14, 2006. We exercised our option to extend the due date to October 14, 2006, issued the investors an aggregate total of 25,000 warrants as compensation for the extension, and did not complete the minimum equity financing within the 90 day optional conversion period. As of February 20, 2007, these debentures have been repaid.

Senior Debenture. On October 26, 2005, we issued a senior debenture with attached warrants to the Brad Chisick Trust in the amount of $250,000 that accrues interest at 10% per annum and is due on October 26, 2007. In addition, on October 26, 2005, we issued to the Brad Chisick Trust 125,000 shares of our common stock valued at $72,500 as pre-payment of the accrued interest on this senior debenture.

Senior Secured Convertible Debentures. In December 2006, we entered into a Securities Purchase Agreement with Cornell Capital pursuant to which we agreed to issue up to an aggregate principal amount of $3,850,000 of convertible debentures, of which $2,500,000 was funded shortly thereafter. Two additional closings of $675,000 each are scheduled to occur as follows: the first upon our filing of a registration statement with the Securities and Exchange Commission (“SEC”), and the second upon that registration statement being declared effective by the SEC and shareholder approval to increase authorized shares to 100,000,000. These debentures are convertible at approximately $0.99 share, but are subject to adjustment.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Six of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Plan of Distribution

The selling security holder may sell its shares on the OTCBB at prevailing market prices or at privately negotiated prices. The selling security holder may sell our common stock in negotiated transactions or otherwise. The selling security holder may sell our common stock at prices then prevailing or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. If the selling security holder decides to enter into agreements after this registration statement is declared effective to sell its shares to a broker-dealer as principal, then we will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution and file the agreement as an exhibit. The methods by which the shares may be sold include:

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately-negotiated transactions.

Brokers and dealers engaged by the selling security holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holder, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holder and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holder. The selling security holder may decide not to sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling security holder is subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holder.

We have informed the selling security holder that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, it is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holder that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Selling Security Holder

With regard to the transaction with Cornell Capital, reference is made to the section above entitled “Transaction with Cornell Capital Partners LP.” Pursuant to the terms of agreements with Cornell Capital Partners, LP ("Cornell Capital") dated December 20, 2006, we agreed to register up to 10,583,737 shares of our common stock, which may be issuable as follows:

•	upon conversion of a convertible debenture for $2,500,000 (Closing Debenture);
•	upon conversion of two convertible debentures that may be issuable upon the attainment of certain milestones, (the Filing Debenture and the Final Debenture), each in the amount $675,000; and
•	upon the exercise of the four separate warrants issued to Cornell Capital.

We believe that, based on information we obtained from the selling security holder, it does not have an existing short position in our stock.

The shares that are the subject of this registration statement constitute all of the shares known to us to be beneficially owned by the selling security holder. The selling security holder has not held any position or office with us, except as our creditors and consultants. Other than those relationships the selling security holder does not now or has held in the past any material relationship with us. The selling security holder is not a broker-dealer or affiliates of a broker-dealer to our knowledge.

Contractual Relationships and Arrangements with the Selling Security Holder. With regard to the transaction with Cornell Capital, there are no contractual relationships and arrangements that have existed in the past three years between us and the selling security holder, any affiliates of the selling security holder, or any person with whom any selling shareholder has a contractual relationship regarding the transaction.

The relationships and arrangements that are to be performed in the future between us and the selling security holder, any affiliates of the selling security holder, or any person with whom any selling shareholder has a contractual relationship regarding the transaction with Cornell Capital are described in the section titled “Transaction with Cornell Capital Partners LP.”

Shares held by Selling Security Holder and Affiliates. The table below compares the share holdings as indicated with regard to the transaction with Cornell Capital. The number of shares outstanding does not include any securities underlying any outstanding convertible securities, options or warrants.

Shares Outstanding Prior to Transaction Held By Non-Affiliates (1)	Shares Previously Registered for Resale by Selling Security Holder (2)	Shares Previously Registered Held by Selling Security Holder (3)	Shares Previously Sold in Registered Transactions by Selling Security Holder (4)	Shares Registered for Resale on Behalf of Selling Security Holder (5)
20,797,360	0	0	0	0
_________________________
(1)
Number of shares outstanding prior to the convertible debenture transaction that are held by persons other than the selling security holder, affiliates of the company or affiliates of the selling security holder.

(2)	Number of shares registered for resale by the selling security holder or their affiliates of the selling security holder in prior registration statements.
(3)	Number of shares previously registered for resale by the selling security holder or affiliates that continue to be held by the selling security holder or its affiliates.
(4)	Number of shares that have been sold in registered resale transactions by the selling security holder or its affiliates.
(5)	Number of shares registered for resale on behalf of the selling security holder or its affiliates in the current transaction.

Name of Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder before the Offering (1)	Amount of Shares of Common Stock to be Offered by the Selling Security Holder (1)	Amount of Shares and the Percentage of Common Stock Owned by Selling Security Holder after the Offering is Complete
Cornell Capital Partners, LP (2)	10,583,737	10,583,737	0
TOTAL	10,583,737	10,583,737	0
_________________________
(1)	Assumes the maximum number of shares sought to be registered are issued upon the conversion of the convertible debentures and warrants issued to Cornell Capital.
(2)
Cornell Capital Partners, LP is a Cayman Island limited partnership.  Cornell Capital is managed by Yorkville Advisors, LLC.  Investment decisions for Yorkville Advisors are made by Mark Angelo, its portfolio manager.

Legal Proceedings

The following are legal actions pending and those we contemplate initiating at this time:

Former Leased Office Space: We were a defendant in a suit brought by our former landlord for breach of lease agreement and alleged unpaid rent in the County of Orange, Superior Court of California, Case No. 03CC02904. This lawsuit was settled in January 2007 pursuant to a settlement agreement and a payment of $185,000.

InnoFood/Modofood: On July 28, 2003, we entered into a Stock Exchange Agreement ("InnoFood Agreement") with InnoFood Inc. ("InnoFood") wherein we agreed, among other things, to provide InnoFood with funding totaling $5,000,000 in exchange for, among other things, 100% interest in InnoFood. The completed purchase of InnoFood was not to occur until the $5,000,000 funding was delivered. Under the InnoFood Agreement, we were obligated to provide InnoFood with the funding on or before December 31, 2003. We did provide InnoFood with $2,220,000. We have confirmation that $1,850,000 of the funds provided to InnoFood was sent to Modofood S.P.A., an Italian company ("Modofood"). InnoFood originally entered into a licensing agreement with Modofood to market and distribute Modofood's food processing technology. On October 17, 2003, we entered into a Letter of Understanding ("LOU") with InnoFood to restructure the relationship between ourselves and InnoFood. We believe that InnoFood and certain related individuals may have intentionally misled our management regarding certain material matters.

On January 8, 2004, InnoFood sent us a letter attempting to terminate the original InnoFood Agreement and the October 17, 2003 LOU. InnoFood claimed that we breached both the InnoFood Agreement and the LOU by failing to provide the funding called for under those agreements. With the letter of termination, InnoFood delivered a signed promissory note agreeing to pay back $2,160,000 (net of $60,000 interest InnoFood charged to us for non-payments). The promissory note accrues interest at 10% and is due and payable on or before January 15, 2009. Though we did not accept that note, we believe that this promissory note represents an acknowledgment of InnoFood's debt to us.

In late 2006, we filed a complaint entitled Cobalis Corp. v. InnoFood, Reynato Giordano, James Luce, Robert Dietrich, Randal Lanham, in Orange County Superior Court, California, Case No. 06CC10355, to attempt to recapture the funds transferred to InnoFood and acquire any intellectual property related to the food preservation process at issue. As of the date of this registration statement, answers have not yet been filed by all defendants. A case management conference is set for June 2007. We intend to vigorously prosecute this matter, though as with any litigation, there is no guarantee of a favorable outcome.

Gryphon Master Fund, LP. On November 8, 2004, Gryphon Master Fund, LP, (“Gryphon”) filed a lawsuit against us in United States District Court, Northern District of Texas, Dallas Division, Case No. 3:04-CV-2405-L. The lawsuit sought repayment of a $600,000 convertible note payable, accrued interest on the convertible note payable within the prescribed period, penalties for failing to register shares underlying the conversion of the convertible note payable, attorneys fees and court costs. In March 2006, we entered into settlement agreement with Gryphon where both parties agreed to dismiss any and all current and future claims, legal proceedings and litigation upon full satisfaction of the settlement agreement.

The settlement, which relates to two investments in us totaling $1.6 million made by Gryphon in September 2003, includes an agreed judgment totaling $1.6 million. Of the remaining unconverted instruments, Gryphon is also eligible to convert its convertible note and convertible preferred stock it holds to 508,334 shares of our common stock. Under the settlement agreement, full repayment of the $1.6 million is due on or before April 1, 2007. In the event that we do not make the payment by April 1, 2007, then the stipulated judgment into which we entered with Gryphon provides that Gryphon has the right to enter a judgment of $1,600,000 against us with the court upon our default.

Marinko Vekovic: On March 9, 2006, Marinko Vekovic, a former consultant, filed a complaint against us alleging a breach of a written consulting agreement, specific performance of common stock warrants and the “reasonable value of work and labor performed,” seeking damages in excess of $700,000, and specific performance of an alleged obligation to issue 600,000 free trading warrants at a $1.75 share price. The lawsuit, entitled Vekovic vs. Cobalis, is pending in Orange County Superior Court, Central Justice Center, Case No. 06CC03923. The next hearing date for this case is set for March 2007.

On April 18, 2006, we filed an answer to the complaint, denying the allegations by Mr. Vekovic. On the same date, we also filed a cross-complaint for rescission of the consulting agreement, on grounds that Mr. Vekovic made numerous material misrepresentations intended to fraudulently induce us to enter the consulting agreement and to issue to Vekovic 112,500 shares of our S-8 common stock. Through our cross-complaint, we seek to rescind the consulting agreement and seek restitution from Mr. Vekovic in an amount no less than the price for which Mr. Vekovic sold the 112,500 shares of our S-8 common stock, plus all or some portion of the compensation paid to Mr. Vekovic, given that we believe Mr. Vekovic substantially failed to perform the consulting services which were the subject of the consulting agreement. We also seek to recover attorneys’ fees incurred in the defense of the complaint and the prosecution of our cross-complaint, pursuant to the attorneys’ fee provision in the consulting agreement.

Europacific Consulting, Inc.  This action was filed on May 23, 2006 in the Supreme Court of New York, County of New York, Case No. 601830/06. Europacific Consulting, Inc. (“Europacific”) is a New York corporation whose sole shareholder and director is Antonio Treminio. Europacific is suing for alleged breach of oral contract and damages of $250,000. Europacific alleges that Cobalis orally engaged Europacific to perform certain services for us, including introductions to potential board members, qualified investors and strategic alliances for our product line. We issued 20,000 shares to Europacific in January 2005, and canceled those shares in May 2005. In October 2006, we settled this case by rescinding our stop order on those 20,000 shares.

Cappello Capital Corp. In March 2005, we entered into an agreement with Cappello Capital Corp. (“Cappello”) for investment banking and related financial services. Pursuant to a financing agreement, we issued 100,000 shares as an initial retainer. We believe that Cappello did not perform per the agreement, but we are currently in discussions with Cappello to attempt to arrive at a settlement, but no settlement can be guaranteed.

Legal Matters

The validity of the issuance of the shares of common stock offered by us has been passed upon by Wilson Sonsini Goodrich & Rosati, P.C., located in San Diego, California.

Experts

Our financial statements for the nine month period ended December 31, 2006, appearing in this prospectus which is part of a Registration Statement have been reviewed by Kabani & Company, Inc. The audited financial statements for the years ended March 31, 2006 and March 31, 2005 were audited by Kabani & Company, Inc., and are included in reliance upon reports given upon the authority of Kabani & Company, Inc., as experts in accounting and auditing.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of ours, at any time prior to the filing of this registration statement.

Additional Information

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Financial Statements

Cobalis Corp. and Subsidiary
Consolidated Financial Statements
Years Ended March 31, 2006 and 2005
And from November 21, 2000 (inception) to March 31, 2006

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Cobalis Corp.
Irvine, California

We have audited the accompanying consolidated balance sheet of Cobalis Corp. (formerly Biogentech Corp.) and subsidiary as of March 31, 2006, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended March 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cobalis and subsidiary as of March 31, 2006, and the results of its operations and its cash flows for the years ended March 31, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has losses from operations, has not generated significant revenue, and has a working capital deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
June 27, 2006

Cobalis Corp. and Subsidiary
(formerly Biogentech Corp.)
(A Development Stage Company)
Consolidated Balance Sheet

March 31,
2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$526,691
Prepaid and other current assets	4,680

TOTAL CURRENT ASSETS	531,371

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $106,904	8,419
WEBSITE DEVELOPMENT COSTS, net of accumulated amortization of $33,015	1,592
PATENTS, net of accumulated amortization of $278,716	626,599
DEPOSIT	12,546

TOTAL ASSETS	$1,180,527

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$439,749
Accrued expenses	524,429
Accrued legal settlements	1,725,000
Due to related parties	5,255,095
Warrant liability
Promissory notes	74,132
Convertible notes payable	700,000

TOTAL CURRENT LIABILITIES	8,718,405

SENIOR DEBENTURE, net of discount of $103,293	146,707

TOTAL LIABILITIES	8,865,112

CONVERTIBLE PREFERRED STOCK (dividends on arrears of $187,500)	885,000

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Common stock; $0.001 par value; 50,000,000 shares
authorized; 27,366,387 shares issued and outstanding	27,366
Additional paid-in capital	16,377,254
Prepaid expenses	(165,425)
Deficit accumulated during the development stage	(24,808,780)

TOTAL STOCKHOLDERS' DEFICIT	(8,569,585)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,180,527

The accompanying notes are an integral part of these consolidated financial statements.

Cobalis Corp. and Subsidiary
(formerly Biogentech Corp.)
(A Development Stage Company)
Consolidated Statements of Operations

			Cumulative from
	Year Ended		November 21,
	March 31,	March 31,	2000 (inception) to
	2006	2005	March 31, 2006

NET SALES	$-	$434	$5,589

COST OF SALES	-	2,500	31,342

GROSS PROFIT (LOSS)	-	(2,066)	(25,753)

OPERATING EXPENSES:
Professional fees	3,590,741	3,631,692	9,175,527
Salary and wages	1,061,520	274,084	3,037,298
Rent expense	152,696	133,104	569,059
Marketing and research	(325,937)	1,913,449	1,919,435
Depreciation and amortization	92,899	81,702	527,264
Impairment expense	-	-	2,331,522
Other operating expenses	505,618	368,474	1,626,930
Legal settlements	812,718	-	812,718

TOTAL OPERATING EXPENSES	5,890,255	6,402,505	19,999,753

LOSS FROM OPERATIONS	(5,890,255)	(6,404,571)	(20,025,506)

OTHER INCOME (EXPENSE)
Interest expense and financing costs	(697,139)	(1,806,862)	(4,201,974)
Change in fair value of warrant liability	(16,060)	110,419	303,700

TOTAL OTHER INCOME (EXPENSE)	(713,199)	(1,696,443)	(3,898,274)

LOSS BEFORE PROVISION FOR INCOME TAXES	(6,603,454)	(8,101,014)	(23,923,780)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	(6,603,454)	(8,101,014)	(23,923,780)

PREFERRED STOCK DIVIDENDS	75,000	75,000	1,072,500

NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS	$(6,678,454)	$(8,176,014)	$(24,996,280)

NET LOSS PER SHARE:
BASIC AND DILUTED	$(0.26)	$(0.36)	$(1.23)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	25,816,344	22,458,344	20,393,502

The accompanying notes are an integral part of these consolidated financial statements.

Cobalis Corp. and Subsidiary
(formerly Biogentech Corp.)
(A Development Stage Company)
Consolidated Statement of Stockholders' Deficit
For the Years Ended March 31, 2006 and 2005 and the Period
from November 20, 2000 (inception) to March 31, 2006

					Deficit
					accumulated	Total
			Additional		during the	stockholders'
	Common stock		paid-in	Prepaid	development	equity
	Shares	Amount	capital	Expenses	stage	(deficit)

Balance at inception (November 21, 2000)	-	$-	$-	$-	$-	$-
Issuance of founder’s shares in exchange
for property and equipment	16,300,000	16,300	-	-	-	16,300
Issuance of common stock for cash - November 2000 @ $1.00	30,000	30	29,970	-	-	30,000
Issuance of common stock for cash - December 2000 @ $1.00	15,000	15	14,985	-	-	15,000
Issuance of common stock for cash - February 2001 @ $1.00	12,000	12	11,988	-	-	12,000
Issuance of common stock for cash - March 2001 @ $1.00	125,000	125	124,875	-	-	125,000
Issuance of common stock for services - March 2001 @ $1.00	10,000	10	9,990	-	-	10,000
Contributed capital	-	-	62,681	-	-	62,681
Net loss for the period from inception						-
(November 21, 2000) to March 31, 2001	-	-	-	-	(223,416)	(223,416)

Balance at March 31, 2001, as restated	16,492,000	16,492	254,489	-	(223,416)	47,565

Issuance of common stock for cash - April 2001 @ $1.00	10,000	10	9,990	-	-	10,000
Issuance of common stock for telephone equipment -
April 2001 @ $1.00	6,750	7	6,743	-	-	6,750
Issuance of common stock for cash - May 2001 @ $1.00	11,000	11	10,989	-	-	11,000
Issuance of common stock for website development -
May 2001 @ $1.00	17,000	17	16,983	-	-	17,000
Issuance of common stock for legal services -
May 2001 @ $1.00	1,000	1	999	-	-	1,000
Issuance of common stock for cash - June 2001 @ $1.00	23,500	24	23,476	-	-	23,500
Issuance of common stock for cash - July 2001 @ $1.00	20,000	20	19,980	-	-	20,000
Issuance of common stock for cash - August 2001 @ $1.00	25,000	25	24,975	-	-	25,000
Issuance of common stock for services, related party -
September 2001 @ $1.00	65,858	66	65,792	-	-	65,858
Issuance of common stock for cash - September 2001 @ $1.00	15,000	15	14,985	-	-	15,000
Issuance of common stock for services - September 2001 @ $1.00	11,000	11	10,989	-	-	11,000
Issuance of stock options for services - September 2001	-	-	32,000	-	-	32,000
Issuance of common stock for cash - October 2001 @ $1.00	5,000	5	4,995	-	-	5,000
Issuance of common stock for cash - December 2001 @ $1.00	30,000	30	29,970	-	-	30,000
Issuance of common stock for services -
December 31, 2001 @ $1.00	33,000	33	32,967	-	-	33,000
Issuance of common stock for services, related party -
December 2001 @ $1.00	117,500	118	117,382	-	-	117,500
Issuance of common stock for prepaid advertising -
December 2001 @ $1.00	15,600	15	15,585	-	-	15,600
Issuance of common stock for property and equipment -
January 2002 @ $3.00	1,000	1	2,999	-	-	3,000
Issuance of common stock for services, related party -
January 2002 @ $1.00	33,000	33	32,967	-	-	33,000
Issuance of common stock for cash - February 2002 @ $2.00	20,000	20	39,980	-	-	40,000
Issuance of common stock for cash - March 2002 @ $2.00	12,500	12	24,988	-	-	25,000
Contributed capital	-	-	211,269	-	-	211,269
Deferred compensation	-	-	-	(60,108)	-	(60,108)
Net loss	-	-	-	-	(1,144,249)	(1,144,249)

Balance at March 31, 2002, as restated	16,965,708	16,966	1,005,492	(60,108)	(1,367,665)	(405,315)

Issuance of common stock for services - April 2002 @ $2.00	3,000	3	5,997	-	-	6,000
Issuance of common stock for cash - April 2002 @ $1.00	10,000	10	9,990	-	-	10,000
Issuance of common stock for cash - April 2002 @ $2.00	17,500	17	34,983	-	-	35,000
Issuance of common stock for cash - May 2002 @ $1.00	10,000	10	9,990	-	-	10,000
Issuance of common stock for cash - May 2002 @ $2.00	16,000	16	31,984	-	-	32,000
Issuance of stock options for services - May 2002	-	-	350,000	-	-	350,000
Contributed capital - bonus expense	-	-	50,000	-	-	50,000
Issuance of common stock for cash - June 2002 @ $1.00	5,000	5	4,995	-	-	5,000
Issuance of common stock for cash - June 2002 @ $2.00	5,000	5	9,995	-	-	10,000
Issuance of common stock for cash - July 2002 @ $1.00	5,000	5	4,995	-	-	5,000
Issuance of common stock for cash - August 2002 @ $2.00	10,000	10	19,990	-	-	20,000
Issuance of common stock for cash - September 2002 @ $2.00	10,000	10	19,990	-	-	20,000
Issuance of stock options below fair market value - November 2002	-	-	250,000	(250,000)	-	-
Issuance of common stock for conversion of note - December 2002 @ 2.00	50,000	50	99,950	-	-	100,000
Issuance of common stock for cash - December 2002 @ $2.00	20,000	20	39,980	-	-	40,000
Issuance of common stock for services - December 2002 @ $2.00	15,000	15	29,985	-	-	30,000
Issuance of common stock for patents - December 2002 @ $2.00	2,000,000	2,000	1,285,917	-	-	1,287,917
Contributed capital			292,718	-	-	292,718
Issuance of common stock for exercise of options - December 2002	574,000	574	574,028	-	-	574,602
Deferred compensation				60,108		60,108
Contributed capital			5,000	-	-	5,000
Issuance of common stock for services - January 2003			25,000	-	-	25,000
Issuance of common stock for cash February 2003 @ $2.00	11,500	12	22,988	-	-	23,000
Issuance of common stock for cash March 2003 @ $2.00	5,000	5	9,995	-	-	10,000
Deferred compensation				54,000	-	54,000
Net loss				-	(2,148,008)	(2,148,008)

Balance at March 31, 2003, as restated	19,732,708	19,733	4,193,962	(196,000)	(3,515,673)	502,022

Issuance of common stock for cash April 2003 @ $2.00	70,000	70	139,930	-	-	140,000
Issuance of common stock for cash May 2003 @ $2.00	30,000	30	59,970	-	-	60,000
Acquisition by Biogentech Corp of ("Togs for Tykes")	1,032,000	1,032	(101,032)	-	-	(100,000)
Issuance of common stock for penalties January 2004 @ $2.80	135,000	135	377,865	-	-	378,000
Issuance of common stock for services February 2004 @ $2.20	100,000	100	219,900	-	-	220,000
Issuance of common stock for services February 2004 @ $1.85	20,000	20	36,980	-	-	37,000
Value of beneficial converstion feature of convertible
debenture issued in September 2003			346,870	-	-	346,870
Fair value allocated to warrant liability for detachable
warrants issued with preferred stock			(181,849)	-	-	(181,849)
Dividend on preferred stock			885,000	-	(885,000)	-
Deferred compensation				196,000	-	196,000
Net loss				-	(5,703,639)	(5,703,639)

Balance at March 31, 2004	21,119,708	21,120	5,977,596	-	(10,104,312)	(4,105,596)

Issuance of common stock for penalties May 2004 @ $1.85	170,000	170	314,330	-	-	314,500
Issuance of common stock for services June 2004 @ $1.75	10,000	10	17,490	-	-	17,500
Issuance of common stock for conversion of debt June 2004 @ $1.60	371,317	371	593,736	-	-	594,107
Issuance of common stock for services July 2004 @ $1.35	7,489	8	10,101			10,109

Issuance of common stock for services July 2004 @ $1.10	75,000	75	82,425			82,500
Issuance of common stock for services August 2004 @ $0.75	100,000	100	74,900			75,000
Conversion of debt to common stock September 2004 @ 2.22	857,143	857	1,902,000			1,902,857
Issuance of common stock for services October 2004 @ $2.20	4,758	5	10,463			10,468
Issuance of common stock for services October 2004 @ $2.55	375,000	375	955,875			956,250
Issuance of common stock for services December 2004 @ $1.45	5,000	5	7,245			7,250
Issuance of common stock for services December 2004 @ $1.30	63,676	63	82,715			82,778
Issuance of common stock for services January 2005 @ $1.05	1,250	1	1,312			1,313
Issuance of common stock for services January 2005 @ $1.18	75,000	75	88,425			88,500
Issuance of common stock for services February 2005 @ $1.10	155,000	155	170,345			170,500
Issuance of common stock for services February 2005 @ $1.06	100,000	100	105,900			106,000
Issuance of common stock for services February 2005 @ $0.95	30,000	30	28,470			28,500
Issuance of common stock for services February 2005 @ $1.05	80,628	81	84,578			84,659
Issuance of common stock for services February 2005 @ $1.00	467,159	467	466,692			467,159
Issuance of common stock for services February 2005 @ $0.96	350,000	350	335,650			336,000
Issuance of common stock for financing costs March 2005 @ $0.81	50,000	50	40,450			40,500
Issuance of common stock for services March 2005 @ $0.80	5,000	5	3,995			4,000
Issuance of common stock for services March 2005 @ $0.75	120,000	120	89,880			90,000
Issuance of common stock for services March 2005 @ $0.68	37,500	38	25,462			25,500

Fair value of warrants issued to consultants			553,715			553,715
-
Net loss					(8,101,014)	(8,101,014)

Balance at March 31, 2005	24,630,628	24,631	12,023,750	-	(18,205,326)	(6,156,945)

Cancelation of common stock previously issued	(105,000)	(105)	(113,895)			(114,000)
Issuance of common stock for services April 2005 @ $0.59	100,000	100	58,900			59,000
Issuance of common stock for services April 2005 @ $0.62	162,500	162	100,587			100,749
Issuance of common stock for services May 2005 @ $0.60	39,836	40	23,862			23,902
Issuance of common stock for services June 2005 @ $0.65	110,000	110	71,390			71,500
Issuance of common stock for services June 2005 @ $0.45	200,000	200	89,800			90,000
Issuance of common stock for services July 2005 @ $0.60	10,000	10	5,990			6,000
Issuance of common stock for services July 2005 @ $0.61	125,000	125	76,125			76,250
Issuance of common stock for interest July 2005 @ $0.61	50,000	50	30,450			30,500
Cancelation of common stock previously issued	(150,000)	(150)	(143,850)			(144,000)
Issuance of common stock for services August 2005 @ $0.48	100,000	100	47,900			48,000
Issuance of common stock for services September 2005 @ $0.50	30,000	30	14,970			15,000
Issuance of common stock for services September 2005 @ $0.42	50,000	50	20,950			21,000
Issuance of common stock for services September 2005 @ $0.50	75,000	75	37,425			37,500
Issuance of common stock for services October 2005 @ $0.53	220,000	220	115,280	(58,750)		56,750
Issuance of common stock for prepaid interest October 2005 @ $0.58	125,000	125	72,375	(72,500)		-
Issuance of common stock for conversion of debt October 2005 @ $1.75	150,000	150	262,350			262,500
Issuance of common stock for services November 2005 @ $0.78	822,706	823	644,847	(26,700)		618,970
Issuance of common stock for services January 2006 @ $1.54	335,000	335	515,165	(119,500)		396,000
Issuance of common stock for services February 2006 @ $1.42	62,000	62	87,738			87,800
Issuance of common stock for services March 2006 @ $1.58	121,467	121	192,237			192,358
Issuance of common stock for conversion of notes payable and
accrued interest March 2006	105,250	105	173,557			173,662
Cancelation of common stock previously issued	(3,000)	(3)	(4,797)			(4,800)

Amortization of prepaid expenses				112,025		112,025
Value of warrants issued with debt			131,365			131,365
Repricing of warrants			301,155			301,155
Amortization of fair value of warrants issued to consultants			1,541,628			1,541,628

Net loss					(6,603,454)	(6,603,454)

Balance at March 31, 2006	27,366,387	$27,366	$16,377,254	$(165,425)	$(24,808,780)	$(8,569,585)

The accompanying notes are an integral part of these consolidated financial statements

Cobalis Corp. and Subsidiary
(formerly Biogentech Corp.)
(A Development Stage Company)
Consolidated Statements of Cash Flows
For the Years Ended March 31, 2006 and 2005 and the Period
from November 20, 2000 (inception) to March 31, 2006

			Cumulative from
	Year Ended		November 21,
	March 31,	March 31,	2000 (inception) to
	2006	2005	March 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,603,454)	$(8,101,014)	$(23,923,780)
Adjustment to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization expense	92,899	81,702	527,264
Common stock issued for services	1,637,979	2,643,986	4,846,323
Common stock issued for penalty	-	314,500	692,500
Common stock issued for financing costs	30,500	40,500	71,000
Change in value of warrant liability	16,060	(110,419)	(303,700)
Amortization of debt issue costs	28,072	67,882	111,572
Exercise of stock options for services	-	-	26,960
Amortization of discounts on notes	-	492,137	790,128
Issuance of stock options/warrants for services	1,541,628	553,715	2,502,343
Capital contribution - bonus (related party)	-	-	50,000
Amortization of prepaid expenses	112,025	-	127,625
Amortization of deferred compensation	-	-	250,000
Discount on common stock issued for settlement of debt	-	-	50,000
Impairment expense	-	-	2,331,522
Re-pricing of warrants	301,155		301,155
Changes in assets and liabilities:			-
Prepaid expenses and other assets	(4,680)	11,619	(4,680)
Inventory	-	5,903	6,250
Deposits	27,454	-	27,454
Accounts payable	112,930	214,864	848,139
Accrued expenses	(1,421,140)	1,948,857	1,414,801
Accrued legal settlement	1,665,000	-	1,725,000
Amounts due to related parties	390,067	313,717	1,827,907

Net cash used in operating activities	(2,073,505)	(1,522,051)	(5,704,217)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,703)	(1,562)	(89,272)
Increase in patent costs	-	-	(24,711)
Change in restricted cash	-	-	-
Merger fees and costs	-	-	-
Increase in acquisition deposits	-	-	(2,220,000)
Increase in other deposits	-	-	(40,000)
Increase in capitalized website	-	(3,532)	(18,097)

Net cash used in investing activities	(1,703)	(5,094)	(2,392,080)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in cash overdraft	(11,941)	11,941	-
Payment on contract	-	-	(161,000)
Proceeds from advances - related party	2,256,500	1,455,692	4,581,449
Proceeds from advances from stockholders	310,000	-	310,000
Proceeds from issuance of notes payable	250,000	-	1,465,000
Proceeds from sale of common stock	-	-	806,500
Proceeds from sale of preferred stock	-	-	885,000
Proceeds from convertible debenture	100,000	-	700,000
Capital contribution	-	-	571,668
Payment of debt issue costs	-	-	(83,500)
Payments on advances from stockholders	(50,000)	-	(50,000)
Payments on advances - related party	(253,829)	(15,500)	(402,129)

Net cash provided by financing activities	2,600,730	1,452,133	8,622,988

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	525,522	(75,012)	526,691

CASH AND CASH EQUIVALENTS, Beginning of year	1,169	76,181	-

CASH AND CASH EQUIVALENTS, End of year	$526,691	$1,169	$526,691

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Cobalis Corp. and Subsidiary
(formerly Biogentech Corp.)
(A Development Stage Company)
Consolidated Statements of Cash Flows (Continued)

Supplemental Schedule of Non-Cash Investing and Financing Activities:

For the period from November 21, 2000 (Inception) to March 31, 2004

The Company issued 16,300,000 shares of its common stock at par, as founder's shares, for property and equipment, totaling $16,300, upon formation of the Company.

The Company issued a note payable as consideration for the purchase of patents and inventory valued at $1,086,536 and $6,250, respectively. The Company recorded a $2,843,464 discount on note payable relating to the issuance of the note.

The Company issued 10,000 shares of its common stock for consulting services totaling $10,000, which represented the fair market value on the date of issuance.

During the period from November 21, 2000 (inception) to March 31, 2002, R&R, a shareholder of the Company, advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $273,950. The Company has recorded these transactions as a contribution to capital as of March 31, 2001.

The Company issued 6,750 shares of its common stock valued at $6,750 for telephone equipment, which represented the fair market value on the date of issuance.

The Company issued 17,000 shares of its common stock valued at $17,000 for website development costs, which represented the fair market value on the date of issuance.

The Company issued 45,000 shares of its common stock valued at $45,000 for legal and consulting services provided, which represented the fair market value on the date of issuance.

The Company issued 216,358 shares of its common stock valued at $1.00 per share or $216,358 as consideration for past and future consulting services provided by a related party, which represented the fair market value on the date of issuance. This resulted in the Company recording $60,108 of deferred compensation as of March 31, 2002.

The Company issued 15,600 shares of its common stock valued at $15,600 for prepaid advertising expense, which represents the fair market value on the date of issuance.

During January 2002, the Company issued 1,000 shares of its common stock for property and equipment with a fair value of $3,000.

The Company issued 64,000 options to officers of the Company, to purchase its common stock at $0.50 per share for services rendered totaling $32,000. The Company's common stock had a fair market value of $1.00 per share on the date of issuance.

As of March 31, 2003, the Company has fully amortized the remaining balance of deferred compensation in the amount of $60,108 resulting from the issuance of common shares for future consulting services.

The accompanying notes are an integral part of these consolidated financial statements.

Cobalis Corp. and Subsidiary
(formerly Biogentech Corp.)
(A Development Stage Company)
Consolidated Statements of Cash Flows (Continued)

Supplemental Schedule of Non-Cash Investing and Financing Activities (Continued):

The Company issued 18,000 shares of its common stock valued at $36,000 for consulting services provided, which represented the fair market value on the date of issuance.

During the year ended March 31, 2003, R&R advanced the Company cash and also paid certain expenses directly on behalf of the Company totaling $292,718. The Company has recorded these transactions as a contribution to capital as of March 31, 2003.

On May 5, 2002, a related party transferred 25,000 shares of the Company's common stock valued at $50,000 to an employee of the Company as a bonus. The fair market value on the date of issuance was $2.00 per share. The Company has recorded this transaction as a contribution to capital and salary expense as of March 31, 2003.

During September 2002, a shareholder loaned the Company $50,000, which was convertible into 50,000 shares of the Company's common stock. The fair market value of the common stock was $2.00 per share; therefore, the Company recorded a $50,000 expense relating to this note. Subsequently, on December 31, 2002, the note holder converted the $50,000 promissory note into 50,000 shares of the Company's common stock.

During May 2002, the Company granted stock options to three consultants to purchase a total of 300,000 shares at an exercise price of $1.00 per share. The options vest immediately on the execution date of the consulting agreement. At the date of the grant, the fair value of the common stock was $2.00 per share. The Company valued these options under the Black-Scholes model with a total valuation of approximately $350,000, which was included in the statements of operations for the year ended March 31, 2003.

Three employees exercised 574,000 stock options as consideration for the forgiveness of $574,602 of accrued salaries to these three employees.

On December 19, 2002, the Company issued 2,000,000 shares of its common stock valued at $1,287,917 in lieu of payment in full under the contract payable totaling $1,287,917.

On November 5, 2002, the Company entered into an employment agreement with its new Chief Operating Officer ("COO"). The COO received 500,000 options to purchase 500,000 shares of the Company's common stock an exercise price totaling the lesser of $2.00 per share or 75% of the fair market value of the Company's common stock on date of grant. As of November 5, 2002, the fair market value of the Company's common stock was $2.00 per share; therefore, the exercise price of the stock options issued was $1.50 per option. The Company recognized deferred compensation relating to these options and is amortizing the expense over the vesting period. During the year ended March 31, 2003, the Company recognized $54,000 of expense relating to these options.

On December 27, 2002, the Company entered into an employment agreement with its Chief Financial Officer ("CFO") on a part-time basis. This agreement became effective on January 2, 2003. The CFO was granted 25,000 fully vested options to purchase 25,000 shares of the Company's common stock with an exercise price of $1.00 per share during January 2003. The fair market value of the common stock was $2.00 per share; therefore, during January 2003, the Company recognized $25,000 of compensation expense upon issuance.

The accompanying notes are an integral part of these consolidated financial statements.

Cobalis Corp. and Subsidiary
(formerly Biogentech Corp.)
(A Development Stage Company)
Consolidated Statements of Cash Flows (Continued)

Supplemental Schedule of Non-Cash Investing and Financing Activities (Continued):

In September 2003, the Company sold a convertible debenture with detachable warrants. The Company calculated the value of the warrants and the convertible feature of the debenture utilizing the Black-Scholes model. The $169,630 value of the warrants is included in the warrant liability due to registration rights in accordance with EITF 00-19. The $346,870 value of the beneficial conversion debenture was charged to additional paid-in capital.

The Company issued 135,000 shares of its common stock valued at $378,000 for a penalty associated with its convertible debenture, which represented the fair market value on the date of issuance.

The Company issued 120,000 shares of its common stock valued at $257,000 for consulting services and employee bonus.

For the Year Ended March 31, 2005

The Company issued 170,000 shares of its common stock valued at $314,500 for a penalty associated with its convertible debenture, which represented the fair market value on the date of issuance.

The Company issued 2,062,460 shares of its common stock valued at $2,643,986 for consulting services and employee salary and bonuses.

The Company issued 50,000 shares of its common stock valued at $40,500 for financing costs.

The Company issued 1,228,460 shares of its common stock in exchange for debt totaling $2,496,964.

For the Year Ended March 31, 2006

The Company issued 2,305,509 shares of its common stock valued at $2,105,430 for consulting services and employee salary and bonuses.

The Company issued 50,000 shares of its common stock valued at $30,500 for financing costs.

The Company issued 125,000 shares of its common stock valued at $72,500 for prepaid interest on a senior debenture.

The Company issued 105,250 shares of its common stock in exchange for notes payable and accrued interest totaling $173,663.

The accompanying notes are an integral part of these consolidated financial statements.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Note 1 - Organization and Significant Accounting Policies

Organization and Line of Business

BioGentec Incorporated ("BG"), a private Nevada corporation, was incorporated on November 21, 2000 according to the laws of Nevada, under the name St. Petka, Inc. On May 4, 2001, BG formally changed its name to BioGentec Incorporated. On July 2, 2003, BG was merged into Togs for Tykes Acquisition Corp.("TTAC"), a wholly owned subsidiary formed for the purpose of acquiring BG. TTAC is the wholly owned subsidiary of the registrant, Cobalis Corp. (formerly Biogentech Corp. and formerly Togs for Tykes, Inc.) (the “Company” or “Cobalis”). As allowed under SFAS 141, the Company designated a date of convenience of the closing for accounting purposes as June 30, 2003. Under the terms of the merger agreement, all of BG's outstanding common stock (19,732,705 shares of $0.001 par value stock) was exchanged for 19,732,705 shares newly issued shares of $0.001 par value stock of Cobalis' common stock. At the date of the transaction, Cobalis had 5,532,000 shares of common stock outstanding of which 4,500,000 were cancelled as part of the transaction. The Company changed its corporate name to Cobalis Corp. with the filing of a Certificate of Amendment to our corporate articles in Nevada on July 6, 2004.

This transaction was consummated with the filing of the Articles of Merger with the State of Nevada on July 2, 2003 BG shareholders then effectively controlled approximately 95% of the issued and outstanding common stock of Cobalis. Since the shareholders of BG obtained control of Cobalis, according to FASB Statement No. 141 - "Business Combinations," this acquisition has been treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. In accounting for this transaction:

•
BG is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its assets and liabilities are included in the balance sheet at their historical book values and the results of operations of BG have been presented for the comparative prior period; and

•
Control of the net assets and business of Cobalis was acquired for accounting purposes effective June 30, 2003. This transaction has been accounted for as a purchase of the assets and liabilities of Cobalis by BG as of June 30 2003. The historical cost of the net assets acquired was $0 and $100,000 cash was paid for costs and fees associated with the merger.

The Company is a specialty pharmaceutical company that has purchased the intellectual property rights (including related patents) to market Immun-Eeze, a dietary supplement, which is a natural alternative to over-the-counter and prescription medications. Immun-Eeze is effective in alleviating allergies and their accompanying symptoms. Immun-Eeze has been reformulated (the reformulation is included in the patent) and will be marketed under the name Prehistin, previously "Allertin". The Company is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 as it has not generated significant revenue.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred a net loss of $6,603,454 for the year ended March 31, 2006 and as of March 31, 2006, the Company had a working capital deficiency of $8,187,034 and a stockholder deficit of $8,569,585. In addition, as of March 31, 2006, the Company has not developed a substantial source of revenue.

These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is currently attempting to raise additional financing for operating purposes. The Company is also attempting to partner with a large pharmaceutical company for research and development, marketing and distribution of its product.

The Company requires substantial capital to pursue its operating strategy and currently has limited cash for operations. Until the Company can obtain revenues or obtain funding through debt and equity financing sufficient to fund working capital needs and additional research and development costs necessary to obtain the regulatory approvals for commercialization, the Company will be dependent upon external sources of financing.

There can be no assurances that sufficient financing will be available on terms acceptable to the Company, or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which could have an adverse effect on the Company's financial condition and results of operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Cobalis and its wholly owned subsidiary, BioGentec Inc. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. As of March 31, 2006, the Company used estimates in determining the amounts owed for clinical trials, capitalization and amortization of web development costs and patents, and the fair value of equity instruments issued for services. Actual results could differ from these estimates.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Fair Value of Financial Instruments

For certain of the Company's consolidated financial instruments, including cash and cash equivalents, accounts payable, accrued expenses, and due to related parties, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures and notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Inventory

Inventory, consisting primarily of sample products used for marketing purposes, is carried at the lower of cost or market utilizing the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 3 to 7 years for various classes of assets. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

The estimated service lives of property and equipment are as follows:
Furniture and fixtures: 7 years; Computer equipment: 3 to 5 years.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Research and Development

The Company incurs costs in the research and development of its primary drug candidate, PreHistin. All costs relating to phases I and II clinical trials were incurred before acquisition of the patents. Phase III and other research and development costs are charged to expense as incurred. For the years ended March 31, 2006 and 2005 and the period form November 21, 2000 (inception) to March 31, 2006, the Company incurred $89,841, $1,912,054, and $1,677,870, respectively, in research and development expenses. The Company had estimated the amounts due related to the clinical trials incurred prior to April 1, 2005 and reduced this estimate by $415,418 during the year ended March 31, 2006 as the Company began settling its obligation with the doctors and other services providers who conducted the clinical trials. As a result of the reversal of the estimated expenses of previous year, the net amount of $(325,937) has been shown on the financial statements.

Website Development Costs

Website development costs are for the development of the Company's Internet website. These costs have been capitalized when acquired and installed, and are being amortized over three years. The Company accounts for these costs in accordance with EITF 00-2, "Accounting for Website Development Costs," which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites. Amortization expense totaled $707, $7,809 and $33,016, respectively, for the years ended March 31, 2006 and 2005 and the period from November 21, 2000 (inception) to March 31, 2006.

Patent Costs

Patent costs are carried at cost less accumulated amortization, which is calculated on a straight-line basis, over the estimated economic life of the patent. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company evaluates intangible assets and other long-lived assets (including patent costs) for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. During the year ended March 31, 2004, the Company recognized an impairment expense of $111,522 related to one of its patents as it determined that this patent had no future value based on its assessment of expected future cash flows to be generated by this patent and the results of an independent appraisal done in April 2004. Amortization expense related to these patents for the years ended March 31, 2006 and 2005 and the period from November 21, 2000 (inception) to March 31, 2006 was $53,865, $53,865 and $387,345, respectively. Projected amortization expense approximates $52,000, $49,000, $49,000, $49,000 and $49,000, respectively, for each of the five years ended March 31, 2011. The weighted-average life of the remaining patents is approximately 15.7 years.

Revenue Recognition

The Company will recognize revenue from product sales when shipment of product to the customer has been made, which is when title passes. The Company will estimate and record provisions for rebates, sales returns and allowances in the period the sale is recorded. Shipping and handling charges are included in gross sales, with the related costs included in selling, general and administrative expenses. For the years ended March 31, 2006 and 2005, the Company had not generated any significant revenue.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Impairment of Long-Lived Assets

In accordance with SFAS Nos. 142 and 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 142 relates to assets with an indefinite life where as SFAS 144 relates to assets that can be amortized and the life determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

Stock Based Compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

As a result of adopting SFAS No. 123R, the Company recognized $0 in share-based compensation expense for the three months ended March 31, 2006 since there were no new employee options granted during the three months ended March 31, 2006. The impact of this share-based compensation expense on the Company’s basic and diluted earnings per share was $0.00 per share. The fair value of our stock options was estimated using the Black-Scholes option pricing model.

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123R has been determined as if we had accounted for our employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. The pro forma expense to recognize during the nine months ended December 31, 2005 (prior to the adoption of SFAS 123R) and for the year ended March 31, 2005 is as follows:

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

	2006	2005
Net loss attributed to common stockholders:
As reported	$(6,678,454)	$(8,176,014)
Compensation recognized under APB 25	—	—
Compensation recognized under SFAS 123	(534,494)	—
Pro forma	$(7,212,948)	$(8,176,014)
Basic and diluted loss per common share:
As reported	$(0.26)	$(0.36)
Pro forma	$(0.28)	$(0.36)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for options issued during the year ended March 31, 2006: risk-free interest rate of 4.25%; dividend yields of 0%; volatility factors of the expected market price of the Company’s common shares of 202%; and a weighted average expected life of the option of 5 years.

During the year ended March 31, 2005, the Company issued 3,300,000 warrants to consultants with a weighted average exercise price of $1.75. The warrants vest over a period ranging from immediately to three years. The fair value of these warrants amounted to $1,501,364 which is being amortized to expense over the terms of the consulting agreements. During the years ended March 31, 2006 and 2005, the Company recognized an expense of $773,628 and $553,715, respectively, related to these warrants.

During the year ended March 31, 2006, the Company issued 1,642,600 warrants to consultants with a weighted average exercise price of $1.62. The warrants vest over a period ranging from immediately to three years. The fair value of these warrants amounted to $1,344,980 which is being amortized to expense over the terms of the consulting agreements. During the year ended March 31, 2006, the Company recognized an expense of $768,000 related to these warrants.

Advertising and Marketing Costs

Advertising costs are expensed as incurred and included in operating expenses. For the years ended March 31, 2006 and 2005 and for the period from November 21, 2000 (inception) to March 31, 2006, advertising costs were $1,995, $1,395 and $335,313, respectively.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Loss Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect. The Company has excluded all outstanding options, warrants, and convertible note payable and preferred stock from the calculation of diluted net loss per share because these securities are anti-dilutive. As of March 31, 2006 and 2005, the Company has approximately 8,261,767 and 5,844,167 common stock equivalents, respectively. In addition, as of March 31, 2006, 716,667 shares of common stock are issuable upon the conversion of the convertible note payable and convertible preferred stock.

Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended March 31, 2006 and 2005 and the period from November 21, 2000 (inception) to March 31, 2006, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

Discount on Convertible Note Payable and Preferred Stock

Discounts on convertible note payable and preferred stock are the relative fair values attributed to the detachable warrants issued and the value of the beneficial conversion features associated with the convertible note payable and preferred stock. These discounts are accounted for in accordance with Emerging Issues Task Force ("EITF") 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments" issued by the American Institute of Certified Public Accountants.

Warrant Liability

Pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the Company has recorded the relative fair value of warrants issued with registration rights on the Convertible Debenture and the Convertible Preferred Stock as a short-term liability until the Company has obtained an effective registration statement for these shares. The Company reached an agreement with these warrant holders during the year ended March 31, 2006 and therefore, there is no liability related to these warrants at March 31, 2006.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Additionally, the Company is required to report a value of the warrant as a fair market value and record the fluctuation to the fair value of the warrant liability to current operations. The fair value changed by $16,060 and ($110,419) during the years ended March 31, 2006 and 2005, respectively, and such amount has been included in other income.

Recently Issued Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets”. SFAS No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract, (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose the ‘amortization method’ or ‘fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS 156 is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

NOTE 2 - ACQUISITION OF CERTAIN ASSETS

On November 22, 2000, the Company entered into an asset purchase agreement to acquire certain tangible and intangible assets from Gene Pharmaceuticals, LLC, formerly known as Allergy Limited, LLC ("GP LLC"), an unrelated company.

Per the asset purchase agreement, the Company has secured the rights to two patents, which were valued at their fair market values as of the date of purchase. The patents are for the introduction of, or "delivery" of, Cyanocobalamin, via a lozenge, and cover the various forms of B12 used to provide relief from allergy and bronchial asthma symptoms. The U.S. patent expires in 2009. The U.S. and foreign patents covering the use of lozenges delivering B12 for allergic diseases are in effect until 2019. In July 2001, the Company was granted a Notice of Entitlement intended to expand geographic coverage of the two existing patents. Amortization was calculated on a straight-line basis over the shorter of the remaining economic life or estimated lives of the patents.

On December 19, 2002, GP LLC and the Company entered into a new memorandum of agreement whereby they amended the terms of the original asset purchase agreement whereby the purchase price shall be as follows:

a) the sum of all amounts previously paid by the Company under the asset purchase agreement totaling $161,000;
b) the outstanding contractual obligation for minimum royalty payments be settled for the issuance of 2,000,000 shares of the Company's common stock valued; and
c) a royalty calculated at 1.5% of the gross sales of the product, as defined above.

Royalty payments shall commence to accrue on December 19, 2002, and will be computed and payable quarterly. For the years ended March 31, 2006 and 2005 and the period from November 21, 2000 (inception) to March 31, 2006, no royalty expense was accrued due to insignificant amount of sales for the periods.

As a result, the Company satisfied its indebtedness to GP LLC, and reduced its future royalty obligation related to the patents in exchange for the 2,000,000 shares of the Company's common stock.

NOTE 3 - PROPERTY AND EQUIPMENT

The cost of property and equipment at March 31, 2006 consisted of the following:

Furniture and fixtures	$73,203
Office equipment	42,120
115,323
Less accumulated depreciation and amortization	(106,904)

$8,419

Depreciation expense for the years ended March 31, 2006 and 2005 and the period from November 21, 2000 (inception) to March 31, 2006 was $38,328, $20,028, and $106,904, respectively.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

NOTE 4 - ACCRUED LEGAL SETTLEMENTS

Former Landlord

In March 2003, the Company vacated its office space. The landlord then filed suit against the Company in the County of Orange, Superior Court of California, for unpaid rent. In January 2006, this matter was settled and the Company is to pay a total of $200,000 over the next year. As of March 31, 2006, the balance due under this settlement was $125,000.

Gryphon Master Fund LP

On March 31, 2006, the Company reached a settlement with Gryphon Master Lund LP related to two investments in the Company by Gryphon in September 2003 totaling $1,600,000 (See Notes 7 and 9). The settlement agreement requires the Company to pay a maximum of $1,600,000 which will be reduced to $1,400,000 if the Company is able to pay the judgment on or before October 1, 2006. Full repayment is due under the settlement agreement on or before April 1, 2007. The settlement agreement also provides for Gryphon to convert its two investments (convertible debenture and convertible preferred stock) in the Company totaling $1,600,000 into 716,667 shares of the Company common stock as per the terms of the original investment agreements. In addition the settlement agreement provides for a reduction of the exercise price to $0.01 for the 194,167 warrants currently held by Gryphon.

As of March 31, 2006, the full $1,600,000 was still due under the settlement agreement.

During the year ended March 31, 2006, the Company took a charge to earnings of $649,718 related to the settlement with Gryphon as follows:

Liabilities previously recorded by the Company related to Gryphon:
Debenture penalty	$150,000
Non-registration penalties	752,000
Accrued interest	276,658
Accrued legal fees	25,000
Accrued warrant liability	47,779
1,251,437
Amount of settlement	(1,600,000)
Additional liability to Gryphon	348,563
Charge to earning for re-pricing of Gryphon warrants	301,155
Total charge to earnings	$649,718

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

NOTE 5 - DUE TO RELATED PARTIES

Due to related parties at March 31, 2006 consists of the following:

R&R Holdings, Inc. and affiliates a)	$5,068,093
Chaslav Radovich b)	52,083
Other officers/executives c)	134,919
$5,255,095

a) On January 1, 2001, the Company entered into a consulting contract with R&R Holdings, Inc. and its affiliate, Silver Mountain Promotions, Inc. ("R&R") whereby they would provide managerial consulting services to the Company at the rate of $125,000 per year and the rate was increased to $135,000 per year. R&R is also a shareholder of the Company and the controlling shareholder of R&R is Mr. Radul “Rudy” Radovich, the Company’s Chairman. As of March 31, 2006, the Company had accrued $478,642 of consulting fees relating to this agreement.

R&R advances the Company cash from time to time. As of March 31, 2006, the Company owed R&R $2,520,221 related to these advances. The St. Petka Trust, which is controlled by Mr. Radul Radovich, also advances the Company cash from time to time. As of March 31, 2006, the Company owed St. Petka Trust $1,595,500 related to these advances. The Company has accrued interest on these advances at a rate of 10% per annum. Accrued interest at March 31, 2006 related to these advances totaled $473,730.

b) The Company currently owes its Chief Executive Officer $52,083 in past due compensation. During the three months ended December 31, 2005, the Company paid its CEO a total of $104,167 in shares of its common stock. The Company is accruing salary to its CEO at an annual rate of $125,000.

c) The Company currently owes other current and former executives $21,794 and $113,125, respectively, in past due compensation.

NOTE 6 - PROMISSORY NOTES

The Company converted a total of $205,174 of amounts due for clinical trials into nine promissory notes that accrued interest at a rate of 10% per annum and were due on December 27, 2005. During the three months ended March 31, 2006, the Company converted $131,042 of these promissory notes plus accrued interest into 105,250 shares of the Company’s common stock. At March 31, 2006, $74,132 of these notes was still outstanding.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

NOTE 7 - CONVERTIBLE NOTE PAYABLE

Gryphon Master Fund, LP (See Note 4)

In September 2003, the Company sold a $600,000, three-year, 8% convertible note payable to Gryphon Master Fund, LP, which is convertible into shares of the Company's common stock at the initial conversion price of $2.00 per share. This price is subject to adjustment should the Company issue shares of its common stock at a price less than $1.75 per share. The convertible note payable was sold with detachable three-year warrants to purchase 90,000 shares of the Company's common stock at $2.88 per share. The warrant exercise price is also subject to adjustment based on sales of the Company's common stock below the current fair market value on the contract date.

The fair value of these warrants totaling $169,630 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 104%, (3) risk free interest of 4.39% and (4) dividend rate of $0%. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." Since the intrinsic value of the beneficial conversion feature and relative fair value of the warrants exceeds the proceeds of the convertible debt, the amount of the discount assigned to the beneficial conversion feature and warrants is limited to the amount of the net proceeds of the convertible debt. Therefore, the Company recorded a discount of $516,500 (consisting of relative fair value of the warrants of $169,630 and beneficial conversion features of $346,870), the net proceeds received by the Company after the debt discount of $83,500. During the year ended March 31, 2005, the Company fully amortized the debt discount associated with the $600,000 convertible note payable due to the lawsuit filed by the holder of the convertible note payable.

On March 31, 2006, the Company reached a settlement with Gryphon Master Lund LP related to two investments in the Company by Gryphon in September 2003 totaling $1,600,000 (See Notes 4 and 9). The settlement agreement requires the Company to pay a maximum of $1,600,000 which will be reduced to $1,400,000 if the Company is able to pay the judgment on or before October 1, 2006. Full repayment is due under the settlement agreement on or before April 1, 2007. The settlement agreement also provides for Gryphon to convert its two investments (convertible debenture and convertible preferred stock) in the Company totaling $1,600,000 into 716,667 shares of the Company common stock as per the terms of the original investment agreements. In addition the settlement agreement provides for a reduction of the exercise price to $0.01 for the 194,167 warrants currently held by Gryphon.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Tejeda and Tejeda, Inc.

On June 13, 2005, the Company entered into a loan agreement with Tejeda and Tejeda, Inc. in the amount of $100,000. The loan is due on or before the 12-month anniversary and accrues interest at the rate of 10% per annum. The note is personally guaranteed by Mr. Radul Radovich, the Company’s Chairman, and Mr. Chaslav Radovich the Company’s CEO. On the 12-month anniversary, the holder of the note may elect to convert the loan into shares of the Company’s common stock at $1.75 per shares or at a price equal to a 25% discount to the closing bid price on the day of conversion at maturity. If such conversion is elected, the loan shall be considered paid in full. The loan is convertible at the maturity, which is the date at which the conversion feature will become beneficial; therefore the intrinsic value of the beneficial conversion feature of approximately $25,000 has been calculated at the commitment date using the stock price as of that date. The amount will be recorded as interest expense at the date of conversion, if the loan is converted to shares of common stock.

NOTE 8 - SENIOR DEBENTURE

On October 26, 2005, the Company issued a senior debenture to the Brad Chisick Trust in the amount of $250,000 that accrues interest at 10% per annum and is due on October 26, 2007. In addition, the Company also issued to the Brad Chisick Trust a warrant to purchase 500,000 shares of the Company’s common stock for $1.75 per shares.

The fair value of these warrants totaling $276,827 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 5 years; (2) volatility of 194%, (3) risk free interest of 4.50% and (4) dividend rate of $0%. The face amount of the senior debenture of $250,000 was proportionately allocated to the senior debenture and the warrants in the amount of $118,635 and $131,365, respectively. The amount allocated to the warrants of $131,365 was recorded as a discount on the senior debenture and is being amortized over the term of the debenture. During the year ended March 31, 2006, the Company amortized $28,072 of the discount to interest expense. The balance of the debenture is shown net of unamortized discount of $103,293 in the balance sheet. In addition, on October 26, 2005, the Company issued to the Brad Chisick Trust 125,000 shares of its common stock valued at $72,500 as pre-payment of the accrued interest on this senior debenture. The prepaid interest will be amortized to interest expense over the two year term of the senior debenture.

NOTE 9 - CONVERTIBLE PREFERRED STOCK (SEE NOTE 4)

In September 2003, the Company sold 1,000 shares of its 7.5% convertible preferred stock (the "Convertible Preferred Stock") to Gryphon Master Fund, LP, for $1,000,000, less direct issuance costs of $115,000, which were netted against the proceeds of the offering. The Convertible Preferred Stock carries voting rights equivalent to the number of shares of common stock into which it can be converted, and has liquidation preference of $1,000 per share. The Convertible Preferred Stock is convertible into shares of the Company's common stock at the initial conversion price of $2.40 per share. This price is subject to change should the Company issue shares of its common stock at a price less than $1.75 per share. Included with the Convertible Preferred Stock were detachable three-year warrants to purchase 104,167 shares of the Company's common stock at the price of $2.88 per share (the "Preferred Warrants"). The warrant exercise price is also subject to adjustment based on sales of the Company's common stock below the current fair market value on the contract date.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

The fair value of these warrants totaling $181,849 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 112%, (3) risk free interest of 4.1% and (4) dividend rate of $0%. In addition, since this convertible preferred stock is convertible into equity at the option of the stockholder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a discount to additional paid in capital in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." Since the intrinsic value of the beneficial conversion feature and relative fair value of the warrants exceeds the proceeds of the convertible debt, the amount of the discount assigned to the beneficial conversion feature and warrants is limited to the amount of the proceeds of the convertible preferred stock. The discount was recorded as a preferred stock dividend at the date of issuance. The Company recognized $885,000 of preferred dividends related to the discount.

On March 31, 2006, the Company reached a settlement with Gryphon Master Lund LP related to two investments in the Company by Gryphon in September 2003 totaling $1,600,000 (See Notes 4 and 7). The settlement agreement requires the Company to pay a maximum of $1,600,000 which will be reduced to $1,400,000 if the Company is able to pay the judgment on or before October 1, 2006. Full repayment is due under the settlement agreement on or before April 1, 2007. The settlement agreement also provides for Gryphon to convert its two investments (convertible debenture and convertible preferred stock) in the Company totaling $1,600,000 into 716,667 shares of the Company common stock as per the terms of the original investment agreements. In addition the settlement agreement provides for a reduction of the exercise price to $0.01 for the 194,167 warrants currently held by Gryphon.

NOTE 10 - STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has authorized 5,000,000 shares of $0.001 par value preferred stock of which 1,000 have been designated at Convertible Preferred Stock (see Note 9).

Common Stock

The Company has authorized 50,000,000 shares of $0.001 par value common stock.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Stock Options

In 2002, the Company adopted a Stock Option Plan (the "Plan") initially reserving an aggregate of 1,250,000 shares of the Company's common stock (the "Available Shares") for issuance pursuant to the exercise of stock options, which may be granted to employees and consultants to the Company. The Plan options were subsequently increased to 2,000,000 shares.

The Plan provides for the granting at the discretion of the Board of Directors of both qualified incentive stock options and non-qualified stock options. Consultants may receive only non-qualified stock options. The maximum term of the stock options are three to five years and generally vest proportionately throughout the term of the option.

Transactions under the Plans during the years ended March 31, 2005 and 2006 are summarized as follows:

The following table summarizes the options outstanding:

		Weighted
	Stock	Average
	Option	Exercise
	Plan	Price

Balance, March 31, 2004	2,350,000	$1.62
Granted	-	$-
Exercised	-	$-
Canceled	-	$-
Balance, March 31, 2005	2,350,000	$1.62
Granted	-	$-
Exercised	-	$-
Canceled/Expired	(725,000)	$1.35
Balance, March 31, 2006	1,625,000	$1.74

Exercisable at March 31, 2006	1,625,000	$1.74

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

The weighted average remaining contractual life of options outstanding issued under the Plan is 1.26 years at March 31, 2006. The exercise prices for the options outstanding under the Plan at March 31, 2006 are as follows:

Number of Options	Exercise Price
425,000	$1.00
1,200,000	$2.00
1,625,000

The intrinsic value at March 31, 2006 of the options outstanding was $374,000.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

Warrants

The Company has issued warrants in connection with the issuance of a convertible debenture and convertible preferred stock. The following table summarizes the warrants outstanding:

	Warrants	Weighted Average Exercise Price

Balance, March 31, 2004	194,167	$2.89
Granted	3,300,000	$1.75
Exercised	-	$-
Canceled	-	$-
Balance, March 31, 2005	3,494,167	$1.80
Grante	3,142,600	$1.68
Exercised	-	$-
Canceled	-	$-
Balance, March 31, 2006	6,636,767	$1.67

Exercisable at March 31, 2006	6,636,767	$1.67

The fair value for these warrants was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended March 31, 2006 and 2005, respectively: risk-free interest rate of 4.50% and 3.50%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company's common stock ranging from $188% to 194% and 108%; and a weighted average expected life 5 years and 2 to 3 years.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

The weighted average remaining contractual life of warrants outstanding is 3.80 years at March 31, 2006. The exercise prices for the warrants outstanding at March 31, 2006 are as follows:

Number of Warrants	Exercise Price
344,167	$.01
6,092,600	$1.75
200,000	$2.00
6,636,767

The intrinsic value at March 31, 2006 of the warrants outstanding was $1,435,630.

During the year ended March 31, 2005, the Company issued 3,300,000 warrants to consultants with a weighted average exercise price of $1.75. The warrants vest over a period ranging from immediately to three years. The fair value of these warrants amounted to $1,501,364 which is being amortized to expense over the terms of the consulting agreements. During the years ended March 31, 2006 and 2005, the Company recognized an expense of $773,628 and $553,715, respectively, related to these warrants.

During the year ended March 31, 2006, the Company issued 1,642,000 warrants to consultants with a weighted average exercise price of $1.62. The warrants vest over a period ranging from immediately to three years. The fair value of these warrants amounted to $1,344,980 which is being amortized to expense over the terms of the consulting agreements. During the year ended March 31, 2006, the Company recognized an expense of $768,000 related to these warrants.

During the year ended March 31, 2006 (prior to December 31, 2005) the Company granted 1,000,000 warrants to an employee. The pro forma expense related to these 1,000,000 warrants is included in the pro forma disclosure in Note 1.

In addition, during the year ended March 31, 2006, the Company issued 500,000 warrants in connection with a senior debenture (See Note 8)

NOTE 11 - IMPAIRMENT EXPENSE

On July 28, 2003, the Company entered into a definitive agreement (the "InnoFood Agreement") to acquire InnoFood, Inc. ("InnoFood"), owner of certain rights to a proprietary food processing technology developed by Modofood S.P.A. of Brescia, Italy. The agreement provided the Company exclusive distribution rights (through the acquisition of InnoFood) of Modofood's proprietary food sterilization and preservation technology for North America, Central America, South America and Japan, as well as the exclusive rights to negotiate on behalf of Modofood for Southeast Asia, including Taiwan, China and Indonesia.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

Under the terms of the agreement, InnoFood shareholders would receive one share of the Company's common stock and one warrant to purchase one share of the Company's common stock for every twelve (12) shares of InnoFood common stock. InnoFood shareholders were also to receive one InnoFood preferred share for every 1,200 InnoFood common shares. The agreement called for the Company to infuse $5 million of working capital prior to December 31, 2003.

Prior to December 31, 2003, the Company has advanced InnoFood the sum of $2,220,000.

On October 17, 2003 the Company entered into a Letter of Understanding ("LOU") with InnoFood to restructure the relationship between the Company and InnoFood. The Company believed that InnoFood may have misled the Company's management regarding certain material matters. As a result, the definitive agreements were never prepared and parties did not finalize the matters referenced in the LOU.

On January 8, 2004, InnoFood sent the Company a letter explaining that InnoFood was terminating the original InnoFood agreement and the October 17, 2003 LOU. InnoFood claimed that the Company breached both the original Agreement and the LOU by failing to provide the funding provided for under those agreements. With the letter of termination, InnoFood delivered a signed Promissory Note agreeing to pay back the $2,160,000 (net of interest of $60,000 InnoFood charged to the Company for non-payments). The Promissory Note accrues interest at 10% and is due and payable on or before January 15, 2009. As of March 31, 2006, the Company has not yet accepted the terms of this promissory note and is still in negotiation with InnoFood regarding the purchase.

The Company believes that InnoFood breached not only the original InnoFood Agreement but also the LOU. The Company intends to vigorously pursue InnoFood and all other responsible parties, but has not determined whether it will file suit against InnoFood and any other parties. The Company may also consider pursuing legal action against Modofood S.P.A.; if it is unable to resolve these matters informally through negotiations now taking place. In the meantime, the Company is attempting to resolve this dispute without court intervention.

Since the Company believes that InnoFood breached the original agreement and the LOU, it did not fund the additional $2,780,000 which was to be used by InnoFood as working capital to expand its operations to be able to generate an operating profit. Due to the lack of funding received by InnoFood by the Company or another party, the Company believes that InnoFood's current financial condition is not sufficient to be able to repay the Promissory Note InnoFood issued to the Company. As a result, the Company has written off the entire amount of the acquisition deposit paid to InnoFood in the amount of $2,220,000.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

NOTE 12 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of March 31, 2006 are as follows:

Deferred tax assets:
Federal net operating loss	$3,900,000
State net operating loss	401,000
Equity instruments issued for compensation/services	2,871,000
Accrued compensation	266,000
Accrued legal settlements	810,000
Impairment expense	888,000
9,136,000
Total deferred tax assets
Less valuation allowance	(9,136,000)
$--

During the years ended March 31, 2006 and 2005, the valuation allowance increased by $2,638,000 and $3,021,000, respectively.

At March 31, 2006, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $11,530,000 and $5,455,000, respectively, which include federal and state NOL in the amount of approximately $4,200,000 and $1,662,000 respectively, from Biogentec, Inc., prior to the effective date of the reverse merger on July 2, 2003. Federal NOLs could, if unused, expire in varying amounts in the years 2020 through 2026. State NOLs, if unused, could expire in varying amounts from 2006 through 2016.

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended March 31, 2006 and 2005 is as follows:

	2006	2005
Federal income tax rate	(34.0%)	(34.0%)
State tax, net of federal benefit	(6.0%)	(6.0%)
Equity instruments issued for
Compensation/services	23.5%	12.8%
Accrued compensation	0.6%	0.2%
Accrued legal settlements	12.3%	-
Increase in valuation allowance	3.6%	27.0%
Effective income tax rate	0.0%	0.0%

The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. The allowable amount of the net operating loss carryforwards and the year availability are subject to change of ownership limitations under Internal Revenue Code Section 382.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Litigation

Former Leased Office Space: The Company a defendant in a suit brought by its former landlord for breach of lease agreement and alleged unpaid rent in the County of Orange, Superior Court of California, Case #03CC02904. In January 2006, this matter was settled and the Company is to pay a total of $200,000 over the next year, of which the Company paid the first $75,000 on January 31, 2006. This leaves a total of $125,000 owing, of which $75,000 is due on July 31, 2006, and $50,000 is due on December 31, 2006.

Marinko Vekovic: On March 9, 2006, Marinko Vekovic, a former consultant, filed a Complaint against the Company alleging a breach of a written consulting agreement, specific performance of common stock warrants and the “reasonable value of work and labor performed,” seeking damages in excess of $700,000, and specific performance of an alleged obligation to issue 600,000 free trading warrants at a $1.75 share price. The lawsuit, entitled Vekovic vs. Cobalis, is pending in Orange County Superior Court, Central Justice Center, Case No. 06CC03923.

On April 18, 2006, the Company filed an Answer to the Complaint, denying the allegations by Mr. Vekovic. On the same date, the Company also filed a Cross-Complaint for rescission of the consulting agreement, on grounds that Mr. Vekovic made numerous material misrepresentations intended to fraudulently induce the Company to enter the consulting agreement and to issue to Vekovic 112,500 shares of the Company’s S-8 common stock. Through the Company’s Cross-Complaint, the Company seeks to rescind the consulting agreement and seeks restitution from Mr. Vekovic in an amount no less than the price for which Mr. Vekovic sold the 112,500 shares of the Company’s S-8 common stock, plus all or some portion of the compensation paid to Mr. Vekovic, given that Mr. Vekovic substantially failed to perform the consulting services which were the subject of the consulting agreement. The Company also seeks to recover attorneys’ fees incurred in the defense of the Complaint and the prosecution of the Company’s Cross-Complaint, pursuant to the attorneys’ fee provision in the consulting agreement.

The Company believes that it will prevail in defending Mr. Vekovic’s Complaint and that its liability to Mr. Vekovic, if any, would not be material. Furthermore, the Company believes that it has a good chance of prevailing on its Cross-Complaint, such that the Company would recover a monetary award from Mr. Vekovic. However, as is the case with any litigation, the Company cannot guarantee the outcome of the case.

Europacific Consulting, Inc.  This action was filed on May 23, 2006 in the Supreme Court of New York, County of New York, Case No. 601830/06. Europacific Consulting, Inc. (“Europacific”) is a New York corporation whose sole shareholder and director is Antonio Treminio, who are suing for alleged breach of oral contract and damages of $250,000. Europacific alleges that Cobalis orally engaged Europacific to perform certain services for the Company, including introductions to potential board members, qualified investors and strategic alliances for the Company’s product line. The Company issued 20,000 shares to Europacific in January 2005, and canceled those shares in May 2005, after what it contends is Europacific’s fraudulent inducement and failure to perform. The Company intends to vigorously contest this case and consider this a frivolous claim. The Company believes the claim for $250,000 is without basis since the consideration for Europacific’s services was 20,000 shares, which at a current market value of $1.10 per share, would equal approximately only $22,000.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Years Ended March 31, 2006 and 2005 and the Period
From November 21, 2000 (inception) to March 31, 2006

In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. At March 31, 2006, management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

Leases

The Company currently leases its corporate office under an operating lease that expires in March 2008. The Company has paid a security deposit of $12,546 per the terms of the lease agreement.

Rent expense for the years ended March 31, 2006 and 2005 and for the period from November 22, 2000 (inception) to March 31, 2006, was $152,696, $133,104 and $569,059, respectively.

Future minimum lease payments applicable to non-cancelable operating leases as of March 31, 2006, are as follows:

Operating
Leases
Year ending March 31,
2007	$144,012
2006	150,558

Net Minimum Lease Payments	$294,570

NOTE 14 - SUBSEQUENT EVENTS

Subsequent to March 31, 2006, the Company:

•	issued 1,500,000 and 1,000,000 options with an exercise price of $1.40 to its President and Chief Executive Officer, respectively;

•	issued 111,416 shares of common stock in exchange for debt of $167,124;

•	appointed Gerald J. Yakatan, Ph.D., as Chief Executive Officer; and

•	converted the Tejeda and Tejeda, Inc. convertible note payable in the amount of $100,000 (see Note 7) into 200,000 shares of the Company’s common stock.

COBALIS CORP. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet

December 31,
2006
(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,684,580
Prepaid expenses and other current assets	21,801

TOTAL CURRENT ASSETS	1,706,381

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $111,770	3,553
WEBSITE DEVELOPMENT COSTS, net of accumulated amortization of $33,545	1,062
PATENTS, net of accumulated amortization of $321,177	632,262
DEBT ISSUANCE COSTS	275,787
DEPOSIT	12,546

TOTAL ASSETS	$2,631,591

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$545,629
Accrued expenses	744,339
Accrued clinical trial costs	2,611,356
Accrued legal settlements	1,785,000
Accrued salaries	376,125
Warrant liability	7,186,980
Accrued derivative liabililty	2,017,315
Promissory notes	46,813
Notes payable, net of discount of $54,508	300,000
Convertible notes payable	850,000

TOTAL CURRENT LIABILITIES	16,463,557

SENIOR DEBENTURE, net of discount of $53,806	196,194
CONVERTIBLE DEBENTURE, net of discounts of $2,462,380	37,620

TOTAL LIABILITIES	16,697,371

CONVERTIBLE PREFERRED STOCK	442,500

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Common stock; $0.001 par value; 50,000,000 shares
authorized; 35,696,834 shares issued and outstanding	35,697
Additional paid-in capital	23,679,456
Prepaid expenses	(94,826)
Deficit accumulated during the development stage	(38,128,607)

TOTAL STOCKHOLDERS' DEFICIT	(14,508,280)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,631,591

The accompanying notes are an integral part of these unaudited consolidated financial statements

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Operations

					Cumulative from
	Three Months Ended		Nine Months Ended		November 21,
	December 31,	December 31,	December 31,	December 31,	2000 (inception) to
	2006	2005	2006	2005	December 31,2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

NET SALES	$-	$-	$-	$-	$5,589

COST OF SALES	-	-	-	-	31,342

GROSS PROFIT (LOSS)	-	-	-	-	(25,753)

OPERATING EXPENSES:
Professional fees	656,601	1,003,441	2,224,275	1,961,801	11,399,802
Salary and wages	651,607	317,025	1,755,239	495,245	4,792,537
Rent expense	36,003	34,486	136,282	103,409	705,341
Marketing and research	2,502,389	(406,315)	3,801,753	(350,999)	5,721,188
Depreciation and amortization	16,580	23,262	47,857	69,545	575,121
Impairment expense	-	-	-	-	2,331,522
Stock option expense	469,296	-	1,059,888	-	1,059,888
Other operating expenses	194,443	167,373	618,344	455,985	2,245,274
Legal settlements	60,000	-	60,000	-	872,718

TOTAL OPERATING EXPENSES	4,586,919	1,139,272	9,703,638	2,734,986	29,703,391

LOSS FROM OPERATIONS	(4,586,919)	(1,139,272)	(9,703,638)	(2,734,986)	(29,729,144)

OTHER INCOME (EXPENSE)
Interest expense and financing costs	(225,639)	(137,502)	(457,774)	(545,869)	(4,659,748)
Convertible debenture financing cost	(3,065,293)	-	(3,065,293)	-	(3,065,293)
Change in fair value of warrant and accrued derivative liabilities	(93,122)	(51,270)	(93,122)	(24,928)	210,578

TOTAL OTHER INCOME (EXPENSE)	(3,384,054)	(188,772)	(3,616,189)	(570,797)	(7,514,463)

LOSS BEFORE PROVISION FOR INCOME TAXES	(7,970,973)	(1,328,044)	(13,319,827)	(3,305,783)	(37,243,607)

PROVISION FOR INCOME TAXES	-	-	-	-	-

NET LOSS	(7,970,973)	(1,328,044)	(13,319,827)	(3,305,783)	(37,243,607)

PREFERRED STOCK DIVIDENDS	9,375	18,750	37,500	56,250	1,110,000

NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS	$(7,980,348)	$(1,346,794)	$(13,357,327)	$(3,362,033)	$(38,353,607)

NET LOSS PER SHARE:
BASIC AND DILUTED	$(0.23)	$(0.05)	$(0.42)	$(0.13)	$(1.76)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	34,945,875	26,154,906	31,430,962	25,410,249	21,754,624

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Stockholders' Deficit
For the Period From November 21, 2000 (inception) to September 30, 2006

					Deficit
					accumulated	Total
			Additional		during the	stockholders'
	Common stock		paid-in	Prepaid	development	equity
	Shares	Amount	capital	Expenses	stage	(deficit)

Balance at inception (November 21, 2000)	-	$-	$-	$-	$-	$-
Issuance of founder’s shares in exchange
for property and equipment	16,300,000	16,300	-	-	-	16,300
Issuance of common stock for cash - November 2000 @ $1.00	30,000	30	29,970	-	-	30,000
Issuance of common stock for cash - December 2000 @ $1.00	15,000	15	14,985	-	-	15,000
Issuance of common stock for cash - February 2001 @ $1.00	12,000	12	11,988	-	-	12,000
Issuance of common stock for cash - March 2001 @ $1.00	125,000	125	124,875	-	-	125,000
Issuance of common stock for services - March 2001 @ $1.00	10,000	10	9,990	-	-	10,000
Contributed capital	-	-	62,681	-	-	62,681
Net loss for the period from inception						-
(November 21, 2000) to March 31, 2001	-	-	-	-	(223,416)	(223,416)

Balance at March 31, 2001, as restated	16,492,000	16,492	254,489	-	(223,416)	47,565

Issuance of common stock for cash - April 2001 @ $1.00	10,000	10	9,990	-	-	10,000
Issuance of common stock for telephone equipment -
April 2001 @ $1.00	6,750	7	6,743	-	-	6,750
Issuance of common stock for cash - May 2001 @ $1.00	11,000	11	10,989	-	-	11,000
Issuance of common stock for website development -
May 2001 @ $1.00	17,000	17	16,983	-	-	17,000
Issuance of common stock for legal services -
May 2001 @ $1.00	1,000	1	999	-	-	1,000
Issuance of common stock for cash - June 2001 @ $1.00	23,500	24	23,476	-	-	23,500
Issuance of common stock for cash - July 2001 @ $1.00	20,000	20	19,980	-	-	20,000
Issuance of common stock for cash - August 2001 @ $1.00	25,000	25	24,975	-	-	25,000
Issuance of common stock for services, related party -
September 2001 @ $1.00	65,858	66	65,792	-	-	65,858
Issuance of common stock for cash - September 2001 @ $1.00	15,000	15	14,985	-	-	15,000
Issuance of common stock for services - September 2001 @ $1.00	11,000	11	10,989	-	-	11,000
Issuance of stock options for services - September 2001	-	-	32,000	-	-	32,000
Issuance of common stock for cash - October 2001 @ $1.00	5,000	5	4,995	-	-	5,000
Issuance of common stock for cash - December 2001 @ $1.00	30,000	30	29,970	-	-	30,000
Issuance of common stock for services -
December 31, 2001 @ $1.00	33,000	33	32,967	-	-	33,000
Issuance of common stock for services, related party -
December 2001 @ $1.00	117,500	118	117,382	-	-	117,500
Issuance of common stock for prepaid advertising -
December 2001 @ $1.00	15,600	15	15,585	-	-	15,600
Issuance of common stock for property and equipment -
January 2002 @ $3.00	1,000	1	2,999	-	-	3,000
Issuance of common stock for services, related party -
January 2002 @ $1.00	33,000	33	32,967	-	-	33,000
Issuance of common stock for cash - February 2002 @ $2.00	20,000	20	39,980	-	-	40,000
Issuance of common stock for cash - March 2002 @ $2.00	12,500	12	24,988	-	-	25,000
Contributed capital	-	-	211,269	-	-	211,269
Deferred compensation	-	-	-	(60,108)	-	(60,108)
Net loss	-	-	-	-	(1,144,249)	(1,144,249)

Balance at March 31, 2002, as restated	16,965,708	16,966	1,005,492	(60,108)	(1,367,665)	(405,315)

Issuance of common stock for services - April 2002 @ $2.00	3,000	3	5,997	-	-	6,000
Issuance of common stock for cash - April 2002 @ $1.00	10,000	10	9,990	-	-	10,000
Issuance of common stock for cash - April 2002 @ $2.00	17,500	17	34,983	-	-	35,000
Issuance of common stock for cash - May 2002 @ $1.00	10,000	10	9,990	-	-	10,000
Issuance of common stock for cash - May 2002 @ $2.00	16,000	16	31,984	-	-	32,000
Issuance of stock options for services - May 2002	-	-	350,000	-	-	350,000
Contributed capital - bonus expense	-	-	50,000	-	-	50,000
Issuance of common stock for cash - June 2002 @ $1.00	5,000	5	4,995	-	-	5,000
Issuance of common stock for cash - June 2002 @ $2.00	5,000	5	9,995	-	-	10,000
Issuance of common stock for cash - July 2002 @ $1.00	5,000	5	4,995	-	-	5,000
Issuance of common stock for cash - August 2002 @ $2.00	10,000	10	19,990	-	-	20,000
Issuance of common stock for cash - September 2002 @ $2.00	10,000	10	19,990	-	-	20,000
Issuance of stock options below fair market value - November 2002	-	-	250,000	(250,000)	-	-
Issuance of common stock for conversion of note - December 2002 @ 2.00	50,000	50	99,950	-	-	100,000
Issuance of common stock for cash - December 2002 @ $2.00	20,000	20	39,980	-	-	40,000
Issuance of common stock for services - December 2002 @ $2.00	15,000	15	29,985	-	-	30,000
Issuance of common stock for patents - December 2002 @ $2.00	2,000,000	2,000	1,285,917	-	-	1,287,917
Contributed capital			292,718	-	-	292,718
Issuance of common stock for exercise of options - December 2002	574,000	574	574,028	-	-	574,602
Deferred compensation				60,108		60,108
Contributed capital			5,000	-	-	5,000
Issuance of common stock for services - January 2003			25,000	-	-	25,000
Issuance of common stock for cash February 2003 @ $2.00	11,500	12	22,988	-	-	23,000
Issuance of common stock for cash March 2003 @ $2.00	5,000	5	9,995	-	-	10,000
Deferred compensation				54,000	-	54,000
Net loss				-	(2,148,008)	(2,148,008)

Balance at March 31, 2003, as restated	19,732,708	19,733	4,193,962	(196,000)	(3,515,673)	502,022

Issuance of common stock for cash April 2003 @ $2.00	70,000	70	139,930	-	-	140,000
Issuance of common stock for cash May 2003 @ $2.00	30,000	30	59,970	-	-	60,000
Acquisition by Biogentech Corp of ("Togs for Tykes")	1,032,000	1,032	(101,032)	-	-	(100,000)
Issuance of common stock for penalties January 2004 @ $2.80	135,000	135	377,865	-	-	378,000
Issuance of common stock for services February 2004 @ $2.20	100,000	100	219,900	-	-	220,000
Issuance of common stock for services February 2004 @ $1.85	20,000	20	36,980	-	-	37,000
Value of beneficial conversion feature of convertible
debenture issued in September 2003			346,870	-	-	346,870
Fair value allocated to warrant liability for detachable
warrants issued with preferred stock			(181,849)	-	-	(181,849)
Dividend on preferred stock			885,000	-	(885,000)	-
Deferred compensation				196,000	-	196,000
Net loss				-	(5,703,639)	(5,703,639)

Balance at March 31, 2004	21,119,708	21,120	5,977,596	-	(10,104,312)	(4,105,596)

Issuance of common stock for penalties May 2004 @ $1.85	170,000	170	314,330	-	-	314,500
Issuance of common stock for services June 2004 @ $1.75	10,000	10	17,490	-	-	17,500
Issuance of common stock for conversion of debt June 2004 @ $1.60	371,317	371	593,736	-	-	594,107
Issuance of common stock for services July 2004 @ $1.35	7,489	8	10,101			10,109

Issuance of common stock for services July 2004 @ $1.10	75,000	75	82,425			82,500
Issuance of common stock for services August 2004 @ $0.75	100,000	100	74,900			75,000
Conversion of debt to common stock September 2004 @ 2.22	857,143	857	1,902,000			1,902,857
Issuance of common stock for services October 2004 @ $2.20	4,758	5	10,463			10,468
Issuance of common stock for services October 2004 @ $2.55	375,000	375	955,875			956,250
Issuance of common stock for services December 2004 @ $1.45	5,000	5	7,245			7,250
Issuance of common stock for services December 2004 @ $1.30	63,676	63	82,715			82,778
Issuance of common stock for services January 2005 @ $1.05	1,250	1	1,312			1,313
Issuance of common stock for services January 2005 @ $1.18	75,000	75	88,425			88,500
Issuance of common stock for services February 2005 @ $1.10	155,000	155	170,345			170,500
Issuance of common stock for services February 2005 @ $1.06	100,000	100	105,900			106,000
Issuance of common stock for services February 2005 @ $0.95	30,000	30	28,470			28,500
Issuance of common stock for services February 2005 @ $1.05	80,628	81	84,578			84,659
Issuance of common stock for services February 2005 @ $1.00	467,159	467	466,692			467,159
Issuance of common stock for services February 2005 @ $0.96	350,000	350	335,650			336,000
Issuance of common stock for financing costs March 2005 @ $0.81	50,000	50	40,450			40,500
Issuance of common stock for services March 2005 @ $0.80	5,000	5	3,995			4,000
Issuance of common stock for services March 2005 @ $0.75	120,000	120	89,880			90,000
Issuance of common stock for services March 2005 @ $0.68	37,500	38	25,462			25,500

Fair value of warrants issued to consultants			553,715			553,715
-
Net loss					(8,101,014)	(8,101,014)

Balance at March 31, 2005	24,630,628	24,631	12,023,750	-	(18,205,326)	(6,156,945)

Cancelation of common stock previously issued	(105,000)	(105)	(113,895)			(114,000)
Issuance of common stock for services April 2005 @ $0.59	100,000	100	58,900			59,000
Issuance of common stock for services April 2005 @ $0.62	162,500	162	100,587			100,749
Issuance of common stock for services May 2005 @ $0.60	39,836	40	23,862			23,902
Issuance of common stock for services June 2005 @ $0.65	110,000	110	71,390			71,500
Issuance of common stock for services June 2005 @ $0.45	200,000	200	89,800			90,000
Issuance of common stock for services July 2005 @ $0.60	10,000	10	5,990			6,000
Issuance of common stock for services July 2005 @ $0.61	125,000	125	76,125			76,250
Issuance of common stock for interest July 2005 @ $0.61	50,000	50	30,450			30,500
Cancelation of common stock previously issued	(150,000)	(150)	(143,850)			(144,000)
Issuance of common stock for services August 2005 @ $0.48	100,000	100	47,900			48,000
Issuance of common stock for services September 2005 @ $0.50	30,000	30	14,970			15,000
Issuance of common stock for services September 2005 @ $0.42	50,000	50	20,950			21,000
Issuance of common stock for services September 2005 @ $0.50	75,000	75	37,425			37,500
Issuance of common stock for services October 2005 @ $0.53	220,000	220	115,280	(58,750)		56,750
Issuance of common stock for prepaid interest October 2005 @ $0.58	125,000	125	72,375	(72,500)		-
Issuance of common stock for conversion of debt October 2005 @ $1.75	150,000	150	262,350			262,500
Issuance of common stock for services November 2005 @ $0.78	822,706	823	644,847	(26,700)		618,970
Issuance of common stock for services January 2006 @ $1.54	335,000	335	515,165	(119,500)		396,000
Issuance of common stock for services February 2006 @ $1.42	62,000	62	87,738			87,800
Issuance of common stock for services March 2006 @ $1.58	121,467	121	192,237			192,358
Issuance of common stock for conversion of notes payable and
accrued interest March 2006	105,250	105	173,557			173,662
Cancelation of common stock previously issued	(3,000)	(3)	(4,797)			(4,800)

Amortization of prepaid expenses				112,025		112,025
Value of warrants issued with debt			131,365			131,365
Repricing of warrants			301,155			301,155
Amortization of fair value of warrants issued to consultants			1,541,628			1,541,628
-
Net loss					(6,603,454)	(6,603,454)

Balance at March 31, 2006	27,366,387	27,366	16,377,254	(165,425)	(24,808,780)	(8,569,585)

Issuance of common stock for converstion of note payable and
accrued interest April 2006	27,200	27	51,109			51,136
Issuance of common stock for services April 2006 @ $1.46	115,000	115	167,835			167,950
Issuance of common stock for cashless exercise of warrants	192,997	193	(193)			-
Issuance of common stock for services May 2006 @ $1.37	150,000	150	204,450	(165,600)		39,000
Issuance of common stock for conversion of accounts payable May 2006 @
$1.28	111,416	112	142,501			142,613
Issuance of common stock for conversion of preferred stock July 2006 @ $2.12	208,333	208	442,292			442,500
Issuance of common stock for conversion of related party debt July 2006 @
$1.30	3,995,806	3,996	5,190,558			5,194,554
Issuance of common stock for services July 2006 @ $0.99	30,000	30	29,820	(14,850)		15,000
Issuance of common stock for conversion of convertible note debt July 2006 @
$1.01	200,000	200	201,800			202,000
Issuance of common stock for services August 2006 @ $0.97	20,000	20	19,380			19,400
Issuance of common stock for services September 2006 @ $0.92	156,000	156	143,684	(94,000)		49,840
Issuance of common stock for cash September 2006 @ $0.50	400,000	400	199,600			200,000
Issuance of common stock for services October 2006 @ $0.99	360,000	360	356,440			356,800
Issuance of common stock for cash October 2006 @ $0.50	1,150,000	1,150	573,850			575,000
Issuance of common stock for services November 2006 @ $093	1,113,695	1,114	1,056,896			1,058,010
Issuance of common stock for cash December 2006 @ $0.50	100,000	100	49,900			50,000
Payment of equity offering costs			(57,500)			(57,500)
Amortization of prepaid expenses				345,049		345,049
Value of warrants issued with debt			112,533			112,533
Fair value of vested stock options issued to employees			1,059,888			1,059,888
Fair value of warrants issued for extension of debt			15,307			15,307
Amortization of fair value of warrants issued to consultants			887,932			887,932
Value of warrants transferred to liability			(3,545,880)			(3,545,880)
-
Net loss					(13,319,827)	(13,319,827)

Balance at December 31,2006 (unaudited)	35,696,834	$35,697	$23,679,456	$(94,826)	$(38,128,607)	$(14,508,280)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Cobalis Corp. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Cash Flows
			Cumulative from
	Nine Months Ended		November 21,
	December 31,	December 31,	2000 (inception) to
	2006	2005	December 31, 2006
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,319,827)	$(3,305,783)	$(37,243,607)
Adjustment to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization expense	47,857	69,545	575,121
Common stock issued for services	1,706,000	1,025,371	6,552,323
Common stock issued for penalty	-	-	692,500
Common stock issued for financing costs	-	30,500	71,000
Change in value of warrant liability	93,122	24,928	(210,578)
Amortization of debt issue costs	203,853	11,877	315,425
Exercise of stock options for services	-	-	26,960
Amortization of discounts on notes	-	-	790,128
Issuance of stock options/warrants for services/debt extension	903,239	913,199	3,405,582
Capital contribution - bonus (related party)	-	-	50,000
Amortization of prepaid expenses	345,049	11,005	472,674
Amortization of deferred compensation	-	-	250,000
Discount on common stock issued for settlement of debt	-	-	50,000
Impairment expense	-	-	2,331,522
Re-pricing of warrants	-	-	301,155
Value of vested stock options issued to employees	1,059,888	-	1,059,888
Non-cash financing costs	3,065,293	-	3,065,293
Changes in assets and liabilities:			-
Prepaid expenses and other assets	(17,121)	-	(21,801)
Inventory	-	-	6,250
Deposits	-	-	27,454
Accounts payable	248,493	(171,734)	1,096,632
Accrued expenses	345,727	(506,943)	1,760,528
Accrued clinical trial costs	2,611,356		2,611,356
Accrued legal settlement	60,000	-	1,785,000
Accrued salaries	110,010		110,010
Amounts due to related parties	215,574	228,561	2,043,481

Net cash used in operating activities	(2,321,487)	(1,669,474)	(8,025,704)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(1,542)	(89,272)
Increase in patent costs	(48,124)	-	(72,835)
Change in restricted cash	-	-	-
Merger fees and costs	-	-	-
Increase in acquisition deposits	-	-	(2,220,000)
Increase in other deposits	-	-	(40,000)
Increase in capitalized website	-	-	(18,097)

Net cash used in investing activities	(48,124)	(1,542)	(2,440,204)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in cash overdraft	-	(11,941)	-
Payment on contract	-	-	(161,000)
Proceeds from advances - related party	-	1,217,500	4,581,449
Proceeds from advances from stockholders	-	310,000	310,000
Proceeds from issuance of notes payable	550,000	250,000	2,015,000
Proceeds from sale of common stock	825,000	-	1,631,500
Payment of equity offering costs	(57,500)		(57,500)
Proceeds from sale of preferred stock	-	-	885,000
Proceeds from convertible debenture	-	100,000	700,000
Capital contribution	2,500,000	-	3,071,668
Payment of debt issue costs	(280,000)	-	(363,500)
Payments on advances from stockholders	(10,000)	(50,000)	(60,000)
Payments on advances - related party	-	(131,329)	(402,129)

Net cash provided by financing activities	3,527,500	1,684,230	12,150,488

NET INCREASE IN CASH AND
CASH EQUIVALENTS	1,157,889	13,214	1,684,580

CASH AND CASH EQUIVALENTS, Beginning of period	526,691	1,169	-

CASH AND CASH EQUIVALENTS, End of period	$1,684,580	$14,383	$1,684,580

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:
Common shares issued for conversion of debt	$5,396,554	$-	$5,396,554

The accompanying notes are an integral part of these unaudited consolidated financial statements.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The unaudited consolidated financial statements have been prepared by Cobalis Corp. (the “Company”), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended March 31, 2006 included in the Company’s Annual Report on Form 10-KSB. The results of the nine months ended December 31, 2006 are not necessarily indicative of the results to be expected for the full year ending March 31, 2007.

Going Concern

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred a net loss of $13,319,827 for the nine months ended December 31, 2006 and as of December 31, 2006, the Company had a working capital deficit of $14,757,176 and a stockholder deficit of $14,508,280. In addition, as of December 31, 2006, the Company has not developed a substantial source of revenue.

These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has recently raised $2,500,000 by issuing a convertible debenture and has sold shares of its common stock for gross proceeds of $800,000 and is currently attempting to raise additional financing for operating purposes. The Company is also attempting to partner with a large pharmaceutical company for research and development, marketing and distribution of its product.

The Company requires substantial capital to pursue its operating strategy, including paying for its phase III clinical trials and currently has limited cash for operations. Until the Company can obtain revenues or obtain funding through debt and equity financing sufficient to fund working capital needs and additional research and development costs necessary to obtain the regulatory approvals for commercialization, the Company will be dependent upon external sources of financing.

There can be no assurances that sufficient financing will be available on terms acceptable to the Company, or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which could have an adverse effect on the Company's financial condition and results of operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

Stock Options

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

As a result of adopting SFAS No. 123R, the Company recognized $1,059,888 in share-based compensation expense for the nine months ended December 31, 2006 related to options granted to employees in May 2006. The impact of this share-based compensation expense on the Company’s basic and diluted earnings per share was $0.03 per share for the nine months ended December 31, 2006. The fair value of our stock options was estimated using the Black-Scholes option pricing model.

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123R has been determined as if the Company had accounted for its employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’s net loss and loss per share would be increased to the pro forma amounts indicated below for the nine months ended December 31, 2005:

2005
Net loss attributed to common stockholders:
As reported	$(3,362,033)
Compensation recognized under APB 25	—
Compensation recognized under SFAS 123	(579,035)
Pro forma	$(3,941,068)
Basic and diluted loss per common share:
As reported	$(0.13)
Pro forma	$(0.16)

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2005: risk-free interest rate of 4.25%; dividend yields of 0%; volatility factors of the expected market price of the Company’s common shares of 202%; and a weighted average expected life of the option of 5 years.

Patent Costs

Patent costs are carried at cost less accumulated amortization, which is calculated on a straight-line basis, over the estimated economic life of the patent. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company evaluates intangible assets and other long-lived assets (including patent costs) for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. During the year ended March 31, 2004, the Company recognized an impairment expense of $111,522 related to one of its patents as it determined that this patent had no future value based on its assessment of expected future cash flows to be generated by this patent and the results of an independent appraisal done in April 2004. Amortization expense related to these patents for the nine months ended December 31, 2006 and 2005 was $42,461 and $40,399, respectively. Projected amortization expense approximates $54,000, $53,000, $53,000, $53,000 and $53,000, respectively, for each of the five years ended March 31, 2011. The weighted-average life of the remaining patents is approximately 14.9 years.

Recently Issued Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets”. SFAS No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract, (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose the ‘amortization method’ or ‘fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS 156 is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−−an amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year−end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

NOTE 2 - LOSS PER SHARE

The Company reports loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted loss per share has not been presented since the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect. There were 19,132,369 and 8,194,167 common equivalent shares outstanding related to the options and warrants at December 31, 2006 and 2005, respectively. In addition, as of December 31, 2006, 508,333 shares of common stock are issuable upon the conversion of the convertible note payable and convertible preferred stock.

NOTE 3 - PROPERTY AND EQUIPMENT

The cost of property and equipment at December 31, 2006 consisted of the following:

Furniture and fixtures	$73,203
Office equipment	42,120
115,323
Less accumulated depreciation and amortization	(111,770)

$3,553

Depreciation expense for the nine months ended December 31, 2006 and 2005 was $4,866 and $29,146, respectively.

NOTE 4 - ACCRUED LEGAL SETTLEMENTS

Former Landlord

In March 2003, the Company vacated its office space. The landlord then filed suit against the Company in the County of Orange, Superior Court of California, for unpaid rent. In January 2006, this matter was settled and the Company agreed to pay a total of $200,000 over the next year. The Company paid $75,000 in January 2006, leaving $125,000 owing. During the quarter ended December 31, 2006, the Company increased the settlement amount by $60,000 bring the balance due at December 31, 2006 to $185,000. The entire amount was paid in January 2007.

Gryphon Master Fund LP

On March 31, 2006, the Company reached a settlement with Gryphon Master Lund LP related to two investments (See Notes 8 and 10) in the Company by Gryphon in September 2003 totaling $1,600,000. The settlement agreement requires the Company to pay a maximum of $1,600,000 which will be reduced to $1,400,000 if the Company is able to pay the judgment on or before October 1, 2006. Full repayment is due under the settlement agreement on or before April 1, 2007. The settlement agreement also provides for Gryphon to convert its two investments (convertible debenture and convertible preferred stock) in the Company totaling $1,600,000 into 716,667 shares of the Company common stock as per the terms of the original investment agreements. In addition the settlement agreement provides for a reduction of the exercise price to $0.01 for the 194,167 warrants currently held by Gryphon. In the event that the Company does not make the payment by April 1, 2007, then the stipulated judgment into which the Company entered with Gryphon provides that Gryphon has the right to enter a judgment of $1,600,000 against the Company with the court upon the Company’s default.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

During the nine months ended December 31, 2006, Gryphon did a cashless exercise of these warrants and received a total of 192,997 shares of the Company’s common stock and converted a total of $442,500 worth of preferred stock into 208,333 shares of the Company’s common stock.

As of December 31, 2006, the full $1,600,000 was still due under the settlement agreement.

NOTE 5 - RELATED PARTY TRANSACTIONS

On July 18, 2006, the Company entered into an Accord and Satisfaction Agreement (“Agreement”) with several related party creditors, arranging to settle debt of $5,194,553 including interest accrued through June 30, 2006, in exchange for the issuance of 3,995,809 shares of the Company’s $.001 par value common stock. This debt was incurred in the form of related party advances and services rendered to the Company over recent months. The conversion rate was $1.30 per share, representing a premium on the market price of the Company’s closing share price on Monday, July 17, 2006 of $1.00 per share.

The related parties that were owed funds included Radul Radovich, the Company’s Chairman of the Board of Directors, and several entities owned and controlled by Mr. Radovich. The amounts owed were as follows: Mr. Radovich was owed $952,611 principal along with interest of $127,509, for a total of $1,084,120, which was to be converted to 833,938 restricted shares of the Company’s common stock; St. Petka Trust, a majority shareholder of the Company, and of which Mr. Radovich is the beneficiary and trustor, was owed $1,585,500 principal, along with interest of $211,335, for a total of $1,796,835, which was to be converted to 1,382,180 restricted shares of the Company’s common stock; R and R Holdings, Inc. a Nevada corporation owned by Mr. Radovich, was owed $471,507 principal, along with interest of $62,848, for a total of $534,355, which was converted to 411,042 restricted shares of the Company’s common stock; Silver Mountain Promotions, Inc., a Nevada corporation, owned by Mr. Radovich, was owed $922,103 principal, along with interest of $122,909, for a total of $1,045,012, which was converted to 803,855 restricted shares of the Company’s common stock; R R Development, Inc., a California corporation, owned by Mr. Radovich, was owed $170,000 principal, along with interest of $51,838, for a total of $221,838, which was converted to restricted 170,644 shares of the Company’s common stock. In addition, Mr. Radovich was owed $512,392 for consulting fees, pursuant to a consulting contract with the Company. This amount was converted to 394,147 restricted shares of the Company’s common stock.

NOTE 6 - PROMISSORY NOTES

In June 2005, the Company converted a total of $205,174 of amounts due for clinical trials into nine promissory notes that accrued interest at a rate of 10% per annum and were due on December 27, 2005. During the three months ended March 31, 2006 and June 30, 2006, respectively, the Company converted $131,042 and $27,319 of these promissory notes plus accrued interest into 105,250 and 27,200 shares of the Company’s common stock. At December 31, 2006, $46,813 of these notes was still outstanding.

NOTE 7 - NOTES PAYABLE

In August 2006, the Company issued a note payable to MDC Enterprises Ltd. in the amount of $250,000 that accrues interest at 40% per annum and is due on December 29, 2006. In addition, the Company also issued to MDC Enterprises Ltd. a warrant to purchase 150,000 shares of the Company’s common stock for $0.75 per shares.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

The fair value of these warrants totaling $102,464 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 5 years; (2) volatility of 199%, (3) risk free interest of 4.50% and (4) dividend rate of $0%. The face amount of the note payable of $250,000 was proportionately allocated to the note payable and the warrants in the amount of $177,323 and $72,677, respectively. The amount allocated to the warrants of $72,677 was recorded as a discount on the note payable and is being amortized over the term of the debenture. During the nine months ended December 31, 2006, the Company fully amortized the $72,677 of the discount to interest expense.

In September 2006, the Company issued a note payable in the amount of $50,000 to an investor. The note bears interest at 10% per annum and is payable upon demand.

NOTE 8 - CONVERTIBLE NOTES PAYABLE

Gryphon Master Fund, LP (See Note 4)

In September 2003, the Company sold a $600,000, six-year, 8% convertible note payable to Gryphon Master Fund, LP, which is convertible into shares of the Company's common stock at the initial conversion price of $2.00 per share. This price is subject to adjustment should the Company issue shares of its common stock at a price less than $1.75 per share. The convertible note payable was sold with detachable six-year warrants to purchase 90,000 shares of the Company's common stock at $2.88 per share. The warrant exercise price is also subject to adjustment based on sales of the Company's common stock below the current fair market value on the contract date.

The fair value of these warrants totaling $169,630 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 104%, (3) risk free interest of 4.39% and (4) dividend rate of $0%. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." Since the intrinsic value of the beneficial conversion feature and relative fair value of the warrants exceeds the proceeds of the convertible debt, the amount of the discount assigned to the beneficial conversion feature and warrants is limited to the amount of the net proceeds of the convertible debt. Therefore, the Company recorded a discount of $516,500 (consisting of relative fair value of the warrants of $169,630 and beneficial conversion features of $346,870), the net proceeds received by the Company after the debt discount of $83,500. During the year ended March 31, 2005, the Company fully amortized the debt discount associated with the $600,000 convertible note payable due to the lawsuit filed by the holder of the convertible note payable.

On March 31, 2006, the Company reached a settlement with Gryphon Master Lund LP related to two investments in the Company by Gryphon in September 2003 totaling $1,600,000 (See Notes 4 and 9). The settlement agreement requires the Company to pay a maximum of $1,600,000 which will be reduced to $1,400,000 if the Company is able to pay the judgment on or before October 1, 2006. Full repayment is due under the settlement agreement on or before April 1, 2007. The settlement agreement also provides for Gryphon to convert its two investments (convertible debenture and convertible preferred stock) in the Company totaling $1,600,000 into 716,667 shares of the Company common stock as per the terms of the original investment agreements. In addition the settlement agreement provides for a reduction of the exercise price to $0.01 for the 194,167 warrants currently held by Gryphon. In the event that the Company does not make the payment by April 1, 2007, then the stipulated judgment into which the Company entered with Gryphon provides that Gryphon has the right to enter a judgment of $1,600,000 against the Company with the court upon the Company’s default.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

During the nine months ended December 31, 2006, Gryphon did a cashless exercise of these warrants and received a total of 192,997 shares of the Company’s common stock and converted a total of $442,500 worth of preferred stock into 208,333 shares of the Company’s common stock.

Tejeda and Tejeda, Inc.

On June 13, 2005, the Company entered into a loan agreement with Tejeda and Tejeda, Inc. in the amount of $100,000. The loan was due on or before the 12-month anniversary and accrued interest at the rate of 10% per annum. The note is personally guaranteed by Mr. Radul Radovich, the Company’s Chairman, and Mr. Chaslav Radovich the Company’s CEO at the time. On the 12-month anniversary, the holder of the note was permitted to convert the loan into shares of the Company’s common stock at $1.75 per shares or at a price equal to a 25% discount to the closing bid price on the day of conversion at maturity. Upon conversion, the loan would be considered paid in full. In July 2006, Tejeda and Tejeda, Inc. elected to convert the note plus accrued interest into 200,000 shares of the Company’s common stock. The Company recognized an additional expense of $91,583 related to the conversion of this note and accrued interest into shares of common stock.

Convertible Bridge Notes.

In July 2006, the Company issued notes payable in the aggregate amount of $250,000 to three investors. The notes bear interest at 5% per month, were due on September 14, 2006, and carried a conversion feature provided the Company completed a larger financing by no later than October 14, 2006. The Company exercised its option to extend the due date to October 14, 2006 and issued to the investors a total of 25,000 warrants The warrants have an exercise price of $1.50 per shares and expire in September 2011. The value of these warrants of $15,307 has been expensed as financing costs. The fair value of these warrants of $15,307 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 5 years; (2) volatility of 199%, (3) risk free interest of 4.50% and (4) dividend rate of $0%. These notes were either converted to equity or repaid as follows: In January 2007, the Company paid $200,000 of the amount owed, plus the interest that had accrued on that portion of the principal. In February 2007, the Company repaid the remaining principal of $50,000 and interest owing at the time of conversion of $13,918.62 with the issuance of 127,838 shares of the Company’s common stock and the grant of 44,744 warrants to purchase shares of the Company’s common stock at $1.00 per share. These warrants expire five years from the date of grant.

Cornell Capital Partners, L.P.

On December 20, 2006, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which the Company agreed to issue up to an aggregate principal amount of $3,850,000 of convertible debentures. Of that amount, $2,500,000 was funded on December 20, 2006. Two additional closings of $675,000 each are scheduled to occur as follows: the first upon the Company’s filing of a registration statement with the Securities and Exchange Commission (“SEC”), and the second upon that registration statement being declared effective by the SEC and Shareholder approval to increase the Company’s authorized shares from the current limit of 50,000,000. There is no guarantee that the Company will complete and file a registration statement, or that if filed, there is no guarantee that the SEC will declare the registration statement effective. Further, there is no guarantee that Shareholders will approve the increase in authorized shares.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

The convertible debenture is convertible into shares of the Company common stock determined by dividing the dollar amount being converted by the lower of the fixed conversion price of $0.99 or the market conversion price, defined as 90% of the average of the lowest three daily volume weighted average trading prices per share of the Company’s common stock for the fifteen trading days immediately preceding the conversion date. However, the maximum number of shares that will be issued upon conversion is 77,000,000. The convertible debenture is secured by the assets of the Company and shares of common stock pledged by certain founding shareholders of the Company. The Company, at its option, may redeem the convertible debenture beginning four months after the registration statement has been declared effective by the SEC.

As part of the funding commitment, the Company issued four classes of warrants exercisable on a cash basis that enable Cornell Capital to purchase up to 6,640,602 shares of common stock for an additional $5,500,000: an A Warrant to purchase 1,333,333 shares at $0.75 per share; B Warrant to purchase 1,205,400 shares at $0.8296 per share; C Warrant to purchase 2,343,959 shares at $0.7466 per share; and D Warrant to purchase 1,757,910 shares at $0.9955 per share. The A and B Warrants expire six months following the effective date of the registration and carry forced exercise provisions. The C & D Warrants are non-callable and have a five-year term. The warrants and convertible debenture are subject to certain anti-dilution rights.

These convertible debentures do not meet the definition of a “conventional convertible debt instrument” since the Company does not have enough authorized shares to satisfy the conversion requests if the Company stock were to significantly decrease.  The debt can be converted into common stock at a conversions price that is a percentage of the market price (limited to 77,000,000 shares); therefore the number of shares that could be required to be delivered upon “net-share settlement” is in excess of the Company’s authorized and unissued shares.  As a result, the convertible debenture is considered “non-conventional,” which means that the conversion feature must be bifurcated from the debt and shown as a separate derivative liability.  This beneficial conversion liability has been calculated to be $1,897,735 on December 20, 2006.  In addition, since the convertible debenture is convertible into shares of common stock in excess of their authorized capital, the Company does not have enough authorized and unissued shares to settle the conversion of the warrants into common stock.  Therefore, the warrants issued in connection with this transaction are shown as a liability and have a fair value of $3,667,558 at December 20, 2006.  The value of the warrant was calculated using the Black-Scholes model using the following assumptions: Discount rate of 4.5%, volatility of 137% and expected term of 1 to 5 years.  The fair value of the beneficial conversion feature and the warrant liability will be adjusted to fair value each balance sheet date with the change being shown as a component of net loss.

The fair value of the beneficial conversion feature and the warrants at the inception of these convertible debentures were $1897,735 and $3,667,558, respectively.  The first $2,500,000 of these discounts has been shown as a discount to the convertible debentures which will be amortized over the term of the convertible debenture and the excess of $3,065,293 has been shown as financing costs in the accompanying statement of operations.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

NOTE 9 - SENIOR DEBENTURE

On October 26, 2005, the Company issued a senior debenture to the Brad Chisick Trust in the amount of $250,000 that accrues interest at 10% per annum and is due on October 26, 2007. In addition, the Company also issued to the Brad Chisick Trust a warrant to purchase 500,000 shares of the Company’s common stock for $1.75 per shares.

The fair value of these warrants totaling $276,827 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 5 years; (2) volatility of 194%, (3) risk free interest of 4.50% and (4) dividend rate of $0%. The face amount of the senior debenture of $250,000 was proportionately allocated to the senior debenture and the warrants in the amount of $118,635 and $131,365, respectively. The amount allocated to the warrants of $131,365 was recorded as a discount on the senior debenture and is being amortized over the term of the debenture. During the nine months ended December 31, 2006, the Company amortized $49,487 of the discount to interest expense. At December 31, 2006, the balance of the debenture is shown net of unamortized discount of $53,806 in the consolidated balance sheet. In addition, on October 26, 2005, the Company issued to the Brad Chisick Trust 125,000 shares of its common stock valued at $72,500 as pre-payment of the accrued interest on this senior debenture. The prepaid interest will be amortized to interest expense over the two year term of the senior debenture.

NOTE 10 - CONVERTIBLE PREFERRED STOCK

In September 2003, the Company sold 1,000 shares of its 7.5% convertible preferred stock (the "Convertible Preferred Stock") to Gryphon Master Fund, LP, for $1,000,000, less direct issuance costs of $115,000, which were netted against the proceeds of the offering. The Convertible Preferred Stock carries voting rights equivalent to the number of shares of common stock into which it can be converted, and has liquidation preference of $1,000 per share. The Convertible Preferred Stock is convertible into shares of the Company's common stock at the initial conversion price of $2.40 per share. This price is subject to change should the Company issue shares of its common stock at a price less than $1.75 per share. Included with the Convertible Preferred Stock were detachable three-year warrants to purchase 104,167 shares of the Company's common stock at the price of $2.88 per share (the "Preferred Warrants"). The warrant exercise price is also subject to adjustment based on sales of the Company's common stock below the current fair market value on the contract date.

The fair value of these warrants totaling $181,849 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 112%, (3) risk free interest of 4.1% and (4) dividend rate of $0%. In addition, since this convertible preferred stock is convertible into equity at the option of the stockholder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a discount to additional paid in capital in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." Since the intrinsic value of the beneficial conversion feature and relative fair value of the warrants exceeds the proceeds of the convertible debt, the amount of the discount assigned to the beneficial conversion feature and warrants is limited to the amount of the proceeds of the convertible preferred stock. The discount was recorded as a preferred stock dividend at the date of issuance. The Company recognized $885,000 of preferred dividends related to the discount.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

On March 31, 2006, the Company reached a settlement with Gryphon Master Lund LP related to two investments in the Company by Gryphon in September 2003 totaling $1,600,000 (See Notes 4 and 8). The settlement agreement requires the Company to pay a maximum of $1,600,000 which will be reduced to $1,400,000 if the Company is able to pay the judgment on or before October 1, 2006. Full repayment is due under the settlement agreement on or before April 1, 2007. The settlement agreement also provides for Gryphon to convert its two investments (convertible debenture and convertible preferred stock) in the Company totaling $1,600,000 into 716,667 shares of the Company common stock as per the terms of the original investment agreements. In addition the settlement agreement provides for a reduction of the exercise price to $0.01 for the 194,167 warrants currently held by Gryphon. In the event that the Company does not make the payment by April 1, 2007, then the stipulated judgment into which the Company entered with Gryphon provides that Gryphon has the right to enter a judgment of $1,600,000 against the Company with the court upon the Company’s default.

During the nine months ended December 31, 2006, Gryphon did a cashless exercise of these warrants and received a total of 192,997 shares of the Company’s common stock and converted a total of $500,000 worth of preferred stock into 208,333 shares of the Company’s common stock.
.
NOTE 11 - STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has authorized 5,000,000 shares of $0.001 par value preferred stock of which 1,000 have been designated at Convertible Preferred Stock (see Note 10).

Common Stock

The Company has authorized 50,000,000 shares of $0.001 par value common stock.

Stock Options

The following table summarizes the options outstanding:

	Options outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, March 31, 2006	1,625,000	$1.74	$374,000
Reclassified from warrants	2,000,000	$1.75
Granted	2,800,000	$1.40
Forfeited/Canceled	(433,333)	$1.58
Exercised	-	-
Outstanding, December 31, 2006	5,991,667	$1.60	$0

The weighted average remaining contractual life of options outstanding is 7.49 years at December 31, 2006. The exercise prices for the options outstanding at December 31, 2006 are as follows:

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

Number of Options	Exercise Price
325,000	$1.00
2,800,000	$1.40
1,666,667	$1.75
1,200,000	$2.00
5,991,667

The fair value for the options issued during the three months ended June 30, 2006 was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 4.50%; dividend yields of 0%; volatility factors of the expected market price of the Company’s common shares of 188%; and a weighted average expected life of the option of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

Warrants

As a result of the issuance of the convertible debenture to Cornell Capital (See Note 8) the fair value of all warrant issued to non-employees have been removed from stockholders’ equity and shown as a liability. On December 20, 2006, the fair value of such warrants was $3,545,880. The fair value of these warrants and those issued to Cornell Capital will be adjusted to fair value at each balance sheet date.

The following table summarizes the warrants outstanding:

	Warrants outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, March 31, 2006	6,636,767	$1.67	$1,435,630
Transferred to options	(2,000,000)	$1.75
Granted	8,698,102	$0.86
Forfeited/Canceled	-	-
Exercised	(194,167)	$0.01
Outstanding, December 31, 2006	13,140,702	$1.14	$105,000

The weighted average remaining contractual life of warrants outstanding is 3.56 years at December 31, 2006. The exercise prices for the warrants outstanding at December 31, 2006 are as follows:

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

Number of Warrants	Exercise Price
150,000	$0.01
4,597,292	$0.75
1,205,400	$0.83
2,707,910	$1.00
87,500	$1.50
4,192,600	$1.75
200,000	$2.00
13,140,702

NOTE 12 - LITIGATION

Former Leased Office Space: The Company was a defendant in a suit brought by its former landlord for breach of lease agreement and alleged unpaid rent in the County of Orange, Superior Court of California, Case #03CC02904. In January 2006, this matter was settled and the Company is to pay a total of $200,000 over the next year, of which the Company paid the first $75,000 on January 31, 2006, leaving $125,000 as of that time. The Company has accrued an additional $60,000 related to this matter during the quarter ended December 31, 2006 being the total accrual on that date to $185,000. This amount was paid in full in January 2007.

Marinko Vekovic: On March 9, 2006, Marinko Vekovic, a former consultant, filed a Complaint against the Company alleging a breach of a written consulting agreement, specific performance of common stock warrants and the “reasonable value of work and labor performed,” seeking damages in excess of $700,000, and specific performance of an alleged obligation to issue 600,000 free trading warrants at a $1.75 share price. The lawsuit, entitled Vekovic vs. Cobalis, is pending in Orange County Superior Court, Central Justice Center, Case No. 06CC03923.

On April 18, 2006, the Company filed an Answer to the Complaint, denying the allegations by Mr. Vekovic. On the same date, the Company also filed a Cross-Complaint for rescission of the consulting agreement, on grounds that Mr. Vekovic made numerous material misrepresentations intended to fraudulently induce the Company to enter the consulting agreement and to issue to Vekovic 112,500 shares of the Company’s common stock registered in a registration statement on Form S-8. Through the Company’s Cross-Complaint, the Company seeks to rescind the consulting agreement and seeks restitution from Mr. Vekovic in an amount no less than the price for which Mr. Vekovic sold the 112,500 shares of the S-8 stock, plus all or some portion of the compensation paid to Mr. Vekovic, given that Mr. Vekovic substantially failed to perform the consulting services which were the subject of the consulting agreement. The Company also seeks to recover attorneys’ fees incurred in the defense of the Complaint and the prosecution of the Company’s Cross-Complaint, pursuant to the attorneys’ fee provision in the consulting agreement.

COBALIS CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

The Company believes that it will prevail in defending Mr. Vekovic’s Complaint and that its liability to Mr. Vekovic, if any, would not be material. Furthermore, the Company believes that it has a good chance of prevailing on its Cross-Complaint, such that the Company would recover a monetary award from Mr. Vekovic. However, as is the case with any litigation, the Company cannot guarantee the outcome of the case.

Europacific Consulting, Inc.  This action was filed on May 23, 2006 in the Supreme Court of New York, County of New York, Case No. 601830/06. Europacific Consulting, Inc. (“Europacific”) is a New York corporation whose sole shareholder and director is Antonio Treminio. Europacific is suing for alleged breach of oral contract and damages of $250,000. Europacific alleges that Cobalis orally engaged Europacific to perform certain services for us, including introductions to potential board members, qualified investors and strategic alliances for our product line. We issued 20,000 shares to Europacific in January 2005, and canceled those shares in May 2005. In October 2006, we settled this case by rescinding our stop order on those 20,000 shares.

Cappello Capital Corp. In March 2005, we entered into an agreement with Cappello Capital Corp. (“Cappello”) for investment banking and related financial services. Pursuant to a financing agreement, we issued 100,000 shares as an initial retainer. We believe that Cappello did not perform per the agreement, but we are currently in discussions with Cappello to attempt to arrive at a settlement, but no settlement can be guaranteed.

In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. At December 31, 2006, management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

NOTE 13 - SUBSEQUENT EVENTS

The following events occurred subsequent to December 31, 2006:

•
On January 11, 2007 the Company paid $169,950 to Advance Botanicals/MDC. This was a re-payment of $150,000 on their $250,000 bridge note plus accrued interest. MDC also agreed to extend the payment for the remaining $100,000 owed to MDC for an additional 60 days in return for an additional 25,000 warrants to purchase the Company’s common stock at $1.00.

•	On January 11, 2007 the Company paid $125,000 to Irwin Geduld. This was a repayment of a $100,000 bridge loan plus accrued interest of $25,000 and represents a full payment of this obligation.

•
On January 11, 2007 the Company paid $75,000 to Steve Geduld. This was a repayment of $50,000 on his $100,000 bridge note plus accrued interest, which represents full payment of this obligation. Also on January 29, 2007 the Company repaid the remaining $50,000 principal plus $1,666.66 in accrued interest.

•	On January 10, 2007 the Company paid $185,000 as final settlement with its former landlord.

•
On February 6, 2007 the Company converted a $50,000 bridge note from Anthony Brent into shares of common stock plus $13,918.62 accrued interest. In satisfaction of that note, the Company issued 127,838 Shares at $0.50 per share, and 44,744 warrants to purchase shares of the Company’s common stock at $1.00 per share. Those warrants expire five years from the date of grant.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants that are required to be disclosed pursuant to Item 304 of Regulation S-B except for the following:

On January 26, 2005, our Board of Directors appointed Kabani & Company, Inc. (Kabani) as our registered independent public accounting firm. During our two most recent fiscal years and the period from the end of the most recent fiscal year to the date of the appointment of Kabani, neither we nor anyone acting on our behalf consulted with Kabani with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On December 1, 2004, our independent auditor, Stonefield Josephson, Inc., Certified Public Accountants, (“Stonefield”) notified us of certain errors contained in the quarterly report on Form 10-QSB for the period ended September 30, 2004 as filed on November 24, 2004. That report was filed prior to Stonefield completing their review and contained several errors, including the following:

•	the valuation of certain warrants and common stock granted to non-employees were computed incorrectly and consequently the related expense amount was incorrectly recorded;
•	information contained in the SAFS 148 disclosure was incorrect and the required information for the three months ended September 30, 2004 was not presented in the Form 10-QSB;
•	the fair value of warrants granted to outside consultants should be amortized over the service period instead of the vesting period in accordance with SFAS 123;
•	Note 8 regarding Restatement of Prior Year Financial Statements should have included the restated information for the three months ended September 30, 2003; and
•	we did not disclose that its independent auditors had not reviewed the financial statements pursuant to Statement on Auditing Standards No. 100, Interim Financial Information (SAS 100).

We filed an amended report on Form 10-QSB/A for that period on December 9, 2004. In that amended report, we corrected the items listed above. In addition, that amended report was reviewed by Stonefield prior to filing.

Effective January 26, 2005, we engaged Kabani to act as our independent chartered accountants. The engagement of Kabani as our auditors was recommended and approved by our board of directors. This follows the departure of Stonefield as our independent chartered accountants, as reported in our Report on Form 8-K for January 18, 2005, as amended.

Our unaudited financial statements for the quarter ended December 31, 2004, were reviewed by Kabani, as were subsequent financial statements. Stonefield was not involved in any way with the review of the unaudited financial statements for the quarter ended December 31, 2004. We authorized Stonefield to discuss any matter relating to us and our operations with Kabani. The change in our auditors was recommended and approved by our board of directors since we do not have a separate audit committee.

During the two most recent fiscal years and subsequent interim period, we did not consult with Kabani regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

On July 26, 2005, we were notified that Stonefield, our former auditor, had withdrawn its audit report dated July 8, 2004 for our 2004 and 2003 financial statements, and its audit report dated May 23, 2003 on our 2003 and 2002 financial statements, and that therefore, reliance should not be placed on those reports referred to above, or on any related financial statements. Stonefield took this action after we filed our annual report on Form 10-KSB for the fiscal year ended March 31, 2005 on July 15, 2005, without the permission of Stonefield , due to a fee dispute with Stonefield. Our annual report erroneously included a report dated July 20, 2005, which purported to be from Stonefield, implying that additional auditing procedures had been performed by that firm, when that had not occurred. On July 19, 2005, Stonefield notified our senior management that Stonefield was requesting corrective action as to the error in our Report on Form 10-KSB, wherein (a) Stonefield's report was not authorized to be associated with our financial statements, and that (b) we should amend our 10-KSB. Stonefield notified our board of directors on July 26, 2005, that in the opinion of Stonefield, our senior management did not take timely and appropriate remedial actions in regard to this request. We subsequently prepared and filed an amended annual report to remove the Stonefield report, and because of our fee dispute with Stonefield, engaged our current auditor, Kabani & Co. to audit the financial statements for these prior years.

Since we do not have a separate audit committee, our board of directors has not collectively discussed this matter with Stonefield as of the date of that report on Form 8-K. In addition, Stonefield was provided with a copy of the disclosures made in response to the report on Form 8-K Item 4.02 filed on or about August 2, 2005, no later than the day that these disclosures were filed with the Securities and Exchange Commission ("Commission"). Stonefield was requested to furnish a letter addressed to the Commission stating whether it agreed with the statements contained therein. That 8-K was amended subsequently and attached the response letter from Stonefield. In our opinion, the letter did not specify nor reference any disagreement with the disclosure contained in our August 2, 2005 Form 8-K. In our opinion, the attached letter was a mere recitation of Stonefield’s interpretation of the events leading up to the filing of the August 2 Form 8-K. The filing of that attached letter should not be interpreted as our agreement with the information contained therein. In our opinion, Stonefield’s actions were primarily the result of a fee dispute.

During 2003, we changed our fiscal year end from December 31 to March 31.

Part II - Information Not Required In Prospectus

Indemnification of Directors and Officers

Article VI of our Articles of Incorporation provides, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

•	for any breach of such director's duty of loyalty to us or our security holders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or
•	for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$1,041.86
Transfer Agent Fees	Approximately	$1,000.00
Costs of Printing and Engraving	Approximately	$1,500.00
Legal Fees	Approximately	$30,000.00
Accounting Fees	Approximately	$15,000.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Convertible Notes Payable. In September 2003, we sold a $600,000, three-year, 8% convertible debenture (the "Convertible Debenture") to Gryphon, as described herein, which is convertible into shares of our common stock at the initial conversion price of $2.00 per share. This price was subject to adjustment in the event we issued shares of our common stock at a price less than $1.75 per share. The Convertible Debenture was sold with detachable three-year warrants to purchase 90,000 shares of our common stock at $2.90 per share. The warrant exercise price is also subject to adjustment based on sales of our common stock below the current fair market value on the contract date. Repayment of these instruments is subject to the settlement agreement entered into with Gryphon, as described herein.

On June 13, 2005, we entered into a loan agreement with Tejeda and Tejeda, Inc. in the amount of $100,000. The loan was due on or before the 12-month anniversary and accrues interest at the rate of 10% per annum. The note is personally guaranteed by Mr. Radul Radovich, our Chairman, and by Mr. Chaslav Radovich, our President. On the 12-month anniversary, the holder of the note was eligible to elect to convert the loan into shares of our common stock at $1.75 per shares or at a price equal to a 25% discount to the closing bid price on the day of conversion at maturity. If such conversion were to be elected, the loan shall be considered paid in full. In July 2006, Tejeda and Tejeda, Inc. elected to convert the note plus accrued interest into 200,000 shares of our common stock. We recognized an additional expense of $91,583 related to the conversion of this note and accrued interest into shares of common stock.

Convertible Bridge Debentures. In July 2006, we issued debentures payable in the aggregate amount of $250,000 to three investors. The debentures bear interest at 5% per month and were due on September 14, 2006. The debentures and any accrued interest were convertible to shares of our common stock at the rate of $1.00 per share, or the price at which shares of our common stock were sold in a minimum equity financing, provided the minimum equity financing was completed within 60 days from the execution of the debentures, or 90 days if we elected to extend the debentures to October 14, 2006. We exercised our option to extend the due date to October 14, 2006, issued the investors an aggregate total of 25,000 warrants as compensation for the extension, and did not complete the minimum equity financing within the 90 day optional conversion period. As of February 20, 2007, these debentures have been repaid.

Convertible Preferred Stock/Preferred Dividend. In September 2003, we sold 1,000 shares of our 7.5% convertible preferred stock (the "Convertible Preferred Stock") for $1,000,000, less direct issuance costs of $115,000, which were netted against the proceeds of the offering. The Convertible Preferred Stock carries voting rights equivalent to the number of shares of common stock into which it can be converted, and has liquidation preference of $1,000 per share. The Convertible Preferred Stock is convertible into shares of our common stock at the initial conversion price of $2.40 per share. This price is subject to change should we issue shares of our common stock at a price less than $1.75 per share. Included with the Convertible Preferred Stock were detachable three-year warrants to purchase 104,167 shares of our common stock at the price of $2.88 per share. The warrant exercise price is also subject to adjustment based on sales of our common stock below the current fair market value on the contract date.

On March 31, 2006, we reached a settlement with Gryphon Master Lund LP (“Gryphon”) related to the convertible note and the convertible preferred stock investments by Gryphon in September 2003 which total $1,600,000 (See Notes to our financial statements). The settlement agreement requires us to pay a maximum of $1,600,000 which would have been reduced to $1,400,000 if we had paid the judgment on or before October 1, 2006. Full repayment is due under the settlement agreement on or before April 1, 2007. The settlement agreement also provides for Gryphon to convert its two investments (convertible debenture and convertible preferred stock) totaling $1,600,000 into 716,667 shares of our common stock as per the terms of the original investment agreements. In addition the settlement agreement provides for a reduction of the exercise price to $0.01 for the 194,167 warrants currently held by Gryphon.

During the nine months ended December 31, 2006, Gryphon requested a cashless exercise of these warrants and received a total of 192,997 shares of our common stock and converted a total of $442,500 worth of preferred stock into 208,333 shares of our common stock.

Senior Debenture. On October 26, 2005, we issued a senior debenture to the Brad Chisick Trust in the amount of $250,000 that accrues interest at 10% per annum and is due on October 26, 2007. In addition, we also issued to the Brad Chisick Trust a warrant to purchase 500,000 shares of our common stock for $1.75 per shares. In addition, on October 26, 2005, we issued to the Brad Chisick Trust 125,000 shares of our common stock valued at $72,500 as pre-payment of the accrued interest on this senior debenture.

Senior Secured Convertible Debentures. In December 2006, we entered into a Securities Purchase Agreement with Cornell Capital pursuant to which we agreed to issue up to an aggregate principal amount of $3,850,000 of convertible debentures, of which $2,500,000 was funded shortly thereafter. Two additional closings of $675,000 each are scheduled to occur as follows: the first upon our filing of a registration statement with the Securities and Exchange Commission (“SEC”), and the second upon that registration statement being declared effective by the SEC and shareholder approval to increase authorized shares to 100,000,000. There is no guarantee that we will receive approval to increase our shares or that we will complete and file a registration statement, or that if filed, there is no guarantee that the SEC will declare the registration statement effective.

Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to an accredited investor in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

Warrants.

During the year ended March 31, 2004, we granted no warrants.

During the year ended March 31, 2005, we granted these warrants:

•
In July 2004, we issued 1,000,000 warrants to purchase shares of our common stock at $1.75 per share to Martin Marion and 1,000,000 warrants to purchase shares of our common stock at $1.75 per share to Bojan Cosic, both of whom were our consultants at the time. These warrants expire in July 2009. Mr. Cosic’s warrants were subsequently replaced with an equal number of options with similar terms.

•	In August 2004, we issued 1,000,000 warrants to purchase shares of our common stock at $1.75 per share to DLZ for consulting services. These warrants expire in August 2009.

•
In August 2004, we granted 200,000 warrants to purchase shares of our common stock at $2.00 to Lyndon Mansfield, a member of our advisory board, for clinical trials and advisory services. These warrants expire in August 2011.

•
In September 2004, we issued 50,000 warrants to purchase shares of our common stock at $1.75 per share to Kevin Pickard for accounting services rendered to us. These warrants expire in September 2009. Mr. Pickard was our consultant at the time and currently serves as our interim chief financial officer and treasurer.

•
In January 2005, we issued 250,000 warrants to purchase shares of our common stock at $1.75 per share to Lawrence May, one of our directors from 2004 to February 2007. These warrants were to expire in January 2007, but have been extended as described herein.

During the year ended March 31, 2006, we granted these warrants:

•	In July 2005, we granted 50,000 warrants to purchase shares of our common stock at $1.75 to Kevin Picard for accounting services rendered to us. These warrants expire in July 2010.

•	In August 2005, we granted 100,000 warrants to purchase shares of our common stock at $1.75 to Steven Barnes for finance advisory services rendered to us. These warrants expire in August 2010.

•	In August 2005, we granted 150,000 warrants to purchase shares of our common stock at $1.75 to Marlin Financial for finance advisory services rendered to us. These warrants expire in August 2010.

•	In September 2005, we granted 100,000 warrants to purchase shares of our common stock at $1.75 to Tejeda & Tejeda for finance advisory services rendered to us. These warrants expire in September 2010.

•	In October 2005, we granted the following warrants to purchase shares of our common stock at $1.75 per share and expiring in five years:

o	40,000 warrants to Craig and Robyn Lewis for finance and advisory services rendered to us;
o	500,000 warrants to the Brad Chisick Trust which accompanied a senior debenture for $250,000;
o	50,000 warrants to Steven Barnes for finance advisory services rendered to us;
o	16,000 warrants to CSX2 LLC for finance advisory services rendered to us;
o	8,000 warrants to Eric Burns for finance advisory services rendered to us;
o	9,600 warrants to Leslie Eichbaum for finance advisory services rendered to us;
o	16,000 warrants to Scott Elstein;
o	20,000 warrants to STDT LLC for finance advisory services rendered to us;
o	300,000 warrants to Kevin Prendiville, one of our directors, for clinical trials advisory services rendered to us, and 33,000 warrants to the Prendiville Trust, owned by Dr. Prendiville.

•
In November 2005, we granted 100,000 warrants to purchase shares of our common stock at $1.75 to Lyndon Mansfield, one of our medical advisory board members, for clinical trials advisory services rendered to us. These warrants expire in November 2012.

•
In November 2005, we also granted 100,000 warrants to purchase shares of our common stock at $1.75 to Brian James Stickel, for finance advisory services rendered to us. These warrants expire in November 2010.

•
In December 2005, we issued 1,000,000 warrants to Thomas Stankovich, our chief financial officer and treasurer, to purchase shares of our common stock at $1.75 per share and which expire December 2010. These warrants were subsequently cancelled in December 2006 and replaced with options with similar terms.

•	In March 2006, we issued 60,000 warrants to purchase shares of our common stock at $1.75 per share to Larry Pawl, for clinical trials advisory services; those warrants expire in March 2011.

•	In March 2006 we also issued 140,000 warrants to purchase shares of our common stock at $1.75 per share to Mark Gostine, for clinical trials advisory services; those warrants expire in March 2011.

•
In March 2006 we issued 150,000 warrants to purchase shares of our common stock at $0.01 per share to Robert Lanthier, for finance advisory services; those warrants expire in March 2011. These warrants were exercised in November 2006, and the shares of common stock are pending issuance pursuant to an agreement with the warrantholder.

Subsequent to the year ended March 31, 2006, we issued the following warrants:

•
In July 2006, we issued 25,000 warrants to SCG Capital, LLC as part of financing for $100,000. These warrants had an exercise price of $1.50 per share and expire after 5 years. In January 2007, the warrantholder agreed to repricing these warrants at $1.00 per share.

•
In July 2006, we also issued 25,000 warrants to the Irwin Geduld Revocable Trust DTD June 2002, LLC as part of a financing agreement for $100,000. These warrants had an exercise price of $1.50 per share and expire after 5 years. In January 2007, the warrantholder agreed to repricing these warrants at $1.00 per share.

•
In July 2006, we also issued 12,500 warrants to Anthony Brent part of a financing agreement for $50,000. These warrants had an exercise price of $1.50 per share and expire after 5 years. In January 2007, the warrantholder agreed to reprice these warrants at $1.00 per share. The principal of $50,000 borrowed under this financing agreement and interest owing at the time of conversion of $13,918.62 was repaid in February 2007 with the issuance of 127,838 shares of our common stock and the grant of an additional 44,744 warrants to purchase shares of our common stock at $1.00 per share. These additional warrants expire five years from the date of grant.

•	In August 2006, we issued 20,000 warrants to Steve Barnes as part of a consulting agreement. These warrants have an exercise price of $0.75 per share and expire after 5 years.

•
In August 2006, as part of bridge financing from MDC Enterprises Ltd., as described herein, we agreed to grant warrants attached to a note, to purchase 150,000 shares of our common stock at $0.75 per share, expiring after five years. As part of this same transaction, and in conjunction with the sale of common stock, as described herein, we agreed to grant additional warrants to purchase 150,000 shares of our common stock for $0.75 per share, expiring after five years.

•
In September 2006, we issued 100,000 warrants to Lyndon Mansfield, one of our medical advisory board members, in exchange for services rendered. These warrants have an exercise price of $1.75 per share and expire after 7 years.

•
In October 2006, we issued 600,000 warrants to Chaim Stern as part of a financing agreement for $500,000. These warrants have an exercise price of $0.75 per share and expire after 5 years. As part of the same agreement, we also issued Chaim Stern 600,000 warrants to purchase shares of our common stock at $1.00 per share, also expiring after 5 years. The shares underlying these warrants have registration rights.

•
In October 2006, we also issued 150,000 warrants to the Irina Aronson and Yuly Aronson Irrevocable Trust. These warrants have an exercise price of $1.00 and expire after 5 years. The shares underlying these warrants have registration rights.

•
In October 2006, we also issued Dane Bjelopetrovich 100,000 warrants to purchase shares of our common stock at $1.00 per share as part of a financing agreement for $50,000. These warrants expire after 5 years.

•
In October 2006, we issued an additional 10,000 warrants to SCG Capital, LLC as a penalty pursuant to the financing for $100,000 entered into in July 2006. These warrants have an exercise price of $1.00 per share and expire after 5 years.

•
In October 2006, we issued an additional 10,000 warrants to Irwin Geduld Revocable Trust DTD June 2002, as a penalty pursuant to the financing for $100,000 entered into in July 2006. These warrants have an exercise price of $1.00 per share and expire after 5 years.

•
In October 2006, we issued an additional 5,000 warrants to Anthony Brent as a penalty pursuant to the financing for $50,000 entered into in July 2006. These warrants have an exercise price of $1.50 per share and expire after 5 years. The principal of $50,000 and interest owing at the time of conversion of $13,918.62 for this financing agreement was repaid in February 2007 with the issuance of 127,838 shares of our common stock and the grant of 44,744 warrants to purchase shares of our common stock at $1.00 per share. The 44,744 warrants expire five years from the date of grant.

•	In November 2006, we issued Robert Stillwagon 50,000 warrants to purchase shares of our common stock at $1.00 as part of a financing agreement for $25,000. These warrants expire after 5 years.

•	In November 2006, we issued John Bridle 50,000 warrants to purchase shares of our common stock at $1.00 as part of a financing agreement for $25,000. These warrants expire after 5 years.

•
In December 2006, we also issued to Cornell Capital an aggregate total of 6,640,602 warrants, exercisable on a cash basis provided we are not in default with regard to our agreements with Cornell Capital, with the aggregate exercise price of $5,500,000 in four classes:

o	1,333,333 A Warrants at $0.75 per share, expiring six months after any effective date of the registration statement referenced above;
o	1,205,400 B Warrants at $0.8296 per share, expiring six months after any effective date of the registration statement referenced above;
o	2,343,959 C Warrants at $0.7466, expiring five years after the agreement date; and
o	1,757,901 D Warrants at $0.9955, expiring five years after the agreement date.

The A and B Warrants carry forced exercise provisions. The C and D Warrants are non-callable. The exercise price of the warrants is subject to adjustment as provided for in Section 8 of each of the respective four Warrant Agreements.

•
In February 2007, we granted 44,744 warrants to purchase shares of our common stock at $1.00 per share to Anthony Brent as part of our conversion of the principal and interest due under a financing agreement, wherein we also issued 127,838 shares of our common stock in settlement of the $50,000 principal and $13,918.62 interest owing at the time of conversion. These warrants expire five years from the date of grant.

Sale of Common Stock:

For the year ended March 31, 2004:

During the three months ended March 31, 2004, specifically, in February 2004, we issued the following:

•
260,000 shares of restricted common stock to D. Scott Elliott, Martin Financial and Millennium International for certain services provided to us (Mr. Elliot was issued 60,000 shares, Millennium International was issued 100,000 shares and Marlin Financial was issued 100,000 shares, valued at $1.50 per share); and

•	20,000 shares to Gene Pharmaceuticals, LLC ("Gene Pharmaceuticals") pursuant to an anti-dilution provision in a contract we have with Gene Pharmaceuticals.

We did not receive any proceeds from the issuance of these shares; these shares were all issued in lieu of repaying our employees, consultants, advisors, and as the case may be, creditors in cash.

These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. The securities were issued to our employees, officers, directors, consultants, advisors, who by virtue of those relationships, we believe were familiar with our business, and were able to assess the risks and merits of the investment.

For the year ended March 31, 2005:

During the three months ended June 30, 2004 we issued common stock for the following:

•	170,000 shares valued at $314,500 related to a forbearance agreement related to the convertible note payable;
•	10,000 shares valued at $17,500 for consulting services; and
•	371,317 shares valued at $594,107 for the conversion of certain accounts payable and amount payable to related parties.

During the three months ended September 30, 2004, we issued the following shares of our restricted common stock:

•	100,000 shares to Marinko Vekovic for services valued at $75,000;
•	75,000 shares to Equity Media Ltd. for services valued at $82,500; and
•	857,143 shares to James Hammer for the conversion of notes payable and accrued interest valued at $1,500,000 or $1.75 per share and additional warrants to be determined.

During the three months ended December 31, 2004, we issued the following shares of our restricted common stock:

•	100,000 shares to Tejeda & Tejeda, Inc. for services valued at $255,000;
•	200,000 shares to Basic Investors for services valued at $573,750;
•	50,000 shares to Sima Zivic for services valued at $127,500;
•	5,000 shares to David Myering for services valued at $7,250;
•	55,186 shares to Research Works, Inc. for services valued at $71,742; and
•	8,490 shares to Omni Capital Corp. for services valued at $11,037.

During the three months ended March 31, 2005 we issued the following shares of our restricted common stock:

•	1,250 shares to Catherine Posey for consulting services related to clinical trials;
•	75,000 shares to Jason Lyons for consulting services;
•	30,000 shares to Tejeda & Tejeda, Inc. for consulting services;
•	25,000 shares to Ibis Consulting Group for consulting services;
•	100,000 shares to Lawrence May, our board member at the time, for related consulting services;
•	15,000 shares to Sean Mulhearn and 15,000 shares to Melinda Mulhearn for consulting services related to the manufacture of our product;
•	200,000 shares to the Wells Group for consulting services related to financial public relations;
•	150,000 shares to Cyndel & Co, Inc. for consulting services, which we subsequently cancelled; we are in the process of having these shares rescinded.
•	48,000 shares to Seth Shaw for consulting services;
•	12,000 shares to David Hovey, Jr. for consulting services;
•	60,000 shares to Sean Mulhearn for consulting services; and
•	37,500 to Tejeda & Tejeda Inc. for consulting services.

We did not receive any proceeds from the issuance of these shares; these shares were all issued in lieu of repaying our employees, consultants, advisors, and as the case may be, creditors in cash.

These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. The securities were issued to our employees, officers, directors, consultants, advisors, who by virtue of those relationships, we believe were familiar with our business, and were able to assess the risks and merits of the investment.

For the year ended March 31, 2006:

During the three months ended June 30, 2005, we issued the following shares of our restricted common stock:

•	100,000 shares to Cappello Group for finance advisory services valued at $59,000;
•	112,500 shares to Tejeda & Tejeda, Inc. for services valued at $69,750;
•	25,000 shares to Lawrence Wolfe for product manufacturing services valued at $15,500;
•	25,000 shares to Matthew Clayton for product manufacturing services valued at $15,500;
•	100,000 shares to Robert Lanthier for services valued at $65,000;
•	10,000 shares to Karin Carter for general corporate legal services valued at $6,500;
•	160,000 shares to Noel Marshall for services valued at $72,000; and
•	40,000 shares to Tracy Hatland for services valued at $18,000.

During the three months ended September 30, 2005, we issued the following shares of our restricted common stock:

•	10,000 shares to Kathryn Tsang for data entry clinical trial services valued at $6,000;
•	125,000 shares to B.J.S. Consulting LLC for services valued at $76,250;
•	50,000 shares to Tejeda & Tejeda, Inc. for financing costs valued at $30,500;
•	100,000 shares to Steve Barnes for services valued at $48,000;
•	30,000 shares to Kevin Pickard for accounting services valued at $15,000;
•	50,000 shares to Tejeda and Tejeda, Inc. for services valued at $21,000;
•	50,000 shares to Jorge Tise for services valued at $25,000; and
•	25,000 shares to Melany Shivelman for services valued at $12,500.

During the three months ended December 31, 2005, we issued the following shares of our restricted common stock:

•	50,000 shares to William Lareese for services valued at $23,500;
•	100,000 shares to Kevin Prendiville for services valued at $53,000;
•	20,000 shares to Andre Baillargeon for services valued at $10,000;
•	125,000 shares to the Brad Chisick Trust for pre-paid interest valued at $72,500;
•	50,000 shares to Steve Barnes for finance advisory services valued at $29,000;
•	150,000 shares to James Hammer for the conversion of $262,500 of debt;
•	50,000 shares to Deron Colby for general corporate legal services valued at $35,000;
•	50,000 shares to Mark Stewart for services valued at $26,000;
•	30,000 shares to Brian Strickel for services valued at $26,700;
•	55,000 shares to Lyndon Mansfield for clinical trials services valued at $48,950; and
•	125,000 shares to Marlin Financial Group for services valued at $58,750.

During the three months ended March 31, 2006, we issued the following shares of our restricted common stock:

•	150,000 shares to Thomas Stankovich, our chief financial officer and treasurer, at the time, as an employee signing bonus;
•	50,000 shares to Tejeda and Tejeda for finance advisory services;
•	50,000 shares to Gerald Yakatan, our director at the time and subsequently our Chief Executive Officer, for clinical trials advisory services;
•	50,000 shares to Stephen Lanthier for consulting services valued at $70,000;
•	35,000 shares to Steven Barnes for finance advisory consulting services valued at $49,000;
•	5,000 shares to Robert Stillwagon for corporate property lease valued at $7,400; and
•	5,000 shares to David Mileski for corporate property lease valued at $7,400.
•	80,000 shares to Dr. Robert Fishman for consulting services valued at $119,200;
•	20,000 shares to Elmer Carlson for consulting services valued at $32,800;
•	21,467 shares to Steven Barnes for finance advisory consulting services valued at $40,358; and
•	132,450 shares for services related to our clinical trials as follows:
o	22,000 shares to Dr. Julius Henry van Bavel for services valued at $27,319;
o	27,200 shares for Dr. Frank C. Hampel for services valued at $34,000;
o	22,500 shares to Dr. Bruce G. Martin for services valued at $28,154;
o	17,600 shares to Dr. Robert Lee Jacobs, for services valued at 21,889;
o	21,100 shares to Dr. Dale E. Mohar for services valued at $26,361; and
o	22,000 shares to Dr. Paul Ratner for services valued at $27,319.

We did not receive any proceeds from the issuance of these shares; these shares were all issued in lieu of repaying our employees, consultants, advisors, and as the case may be, creditors in cash.

These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. The securities were issued to our employees, officers, directors, consultants, advisors, who by virtue of those relationships, we believe were familiar with our business, and were able to assess the risks and merits of the investment.

Subsequent to the year ended March 31, 2006:

During the three months ended June 30, 2006, we issued the following restricted common stock:

•	15,000 shares to Jaffoni & Collins, Inc., for public relations and investor relations consulting services valued at $24,750;
•	100,000 shares to the Wells Group, Inc., for consulting services valued at $135,000; and
•	120,000 shares Adam Barnett for consulting services valued at $176,400.

During the three months ended September 30, 2006, we issued the following shares of our unregistered common stock:

•	208,333 shares to Gryphon Master Fund for the conversion of $500,000 worth of preferred stock, i.e., 500 shares;
•	15,000 shares to Steve Barnes for services valued at $14,850;
•	15,000 shares to Jaffoni & Collins for services valued at $15,000;
•	200,000 shares to Tejeda and Tejeda, Inc. for the conversion of a note payable and accrued interest valued at $202,000;
•	20,000 shares to Richard Fishman for services valued at $19,400;
•	56,000 shares to Steve Barnes for services valued at $49,840; and
•	100,000 shares to Adam Barnett for services valued at $94,000.

We did not receive any proceeds from the issuance of these shares; these shares were all issued in lieu of repaying our employees, consultants, advisors, and as the case may be, creditors in cash.

We also sold the following shares for cash:

•	300,000 shares to MDC Enterprises, Ltd. for cash of $150,000; and
•	100,000 shares to Dane Bjelopetrovich for cash of $50,000.

The shares issuable to MDC Enterprises, Ltd., are pending issuance. The proceeds of these sales were used for working capital.

During the three months ended December 31, 2006, we issued the following shares of our unregistered common stock:

•	833,938 shares to Radul Radovich for conversion of related party debt and accrued interest valued at $1,084,120;
•	1,382,180 shares to St. Petka Trust for conversion of related party debt and accrued interest valued at $1,796,835;
•	411,042 shares to RR Holdings for conversion of related party debt and accrued interest valued at $534,355;
•	803,855 shares to Silver Mountain, Inc. for conversion of related party debt and accrued interest valued at $1,045,013;
•	170,644 shares to RR Development for conversion of related party debt and accrued interest valued at $221,839; and
•	394,147 shares to Radul Radovich for consulting services valued at $512,392.

We did not receive any proceeds from the issuance of these shares; these shares were all issued in lieu of repaying our employees, consultants, advisors, and as the case may be, creditors, in cash.

We also issued these shares for cash:

•	1,000,000 shares with registration rights issued to Chaim Stern for cash of $500,000; and
•	150,000 shares with registration rights issued to Irina Aronson and Yuly Aronson Irrevocable Trust for cash of $75,000.
•	50,000 shares issued to John Bridle for cash of $25,000; and
•	50,000 shares issued to Robert Stillwagon for cash of $25,000.

The proceeds were used for working capital and for funding our clinical trials.

We also issued these shares:

·	20,000 shares issued to Norman Rest for rent value at $19,600;

·	100,000 shares issued to Chaslav Radovich for compensation valued at $99,000;

·	200,000 shares issued to Gerald Yakatan for compensation value at $198,000;

·	20,000 shares issued to Jaffoni & Collins for services valued at $20,200;

We did not receive any proceeds from the issuance of these shares; these shares were all issued in lieu of repaying our employees, consultants, advisors, and as the case may be, creditors, in cash

These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. The securities were issued to our employees, officers, directors, creditors, consultants, advisors, and existing shareholders, who by virtue of those relationships, we believe were familiar with our business, and were able to assess the risks and merits of the investment.

Subsequent to the period ended December 31, 2006 and in February 2007, we issued 127,838 shares of our common stock to Anthony Brent as part of our conversion of the principal and interest due under a previous financing agreement. We issued these shares and 44,744 warrants in settlement of the $50,000 principal and $13,918.62 interest owing at the time of conversion. The warrants have an exercise price of $1.00 per share and expire after five years.

These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. The securities were issued to our employees, officers, directors, consultants, advisors, and existing shareholders, who by virtue of those relationships, we believe were familiar with our business, and were able to assess the risks and merits of the investment.

Exhibits

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.	Description
1.	Underwriting Agreement (not applicable)
2.1	Merger Agreement with Biogentec Incorporated (X)
3.1	Articles of Incorporation (1)
3.1.1	Certificate of Amendment to Articles of Incorporation (1)
3.1.2	Certificate of Amendment to Articles of Incorporation (2)
3.1.2(II)	Certificate of Amendment to Articles of Incorporation (3)
3.2	Bylaws (1)
4	Certificate of Designations on Preferred stock (**)
4.3	2006 Stock Option and Award Plan (8)
5	Executed Opinion Re: Legality (to be filed by amendment)
8	Opinion Re: Tax Matters (not applicable)
10.1	Asset Purchase Agreement between BioGentec Inc., (fka St. Petka, Inc.) and Gene Pharmaceuticals, LLC, (fka Allergy Limited, LLC,) as amended (6)
10.2	Employment Agreement with Thomas Stankovich (6)
10.2.1	Amendment No. 1 to Employment Agreement with Thomas Stankovich (8)
10.3	Settlement Agreement with Gryphon Master Fund, L.P. *
10.3 (II)	Employment Agreement with Gerald Yakatan (7)
10.4	Employment Agreement with Chaslav Radovich (7)
10.4.1	(reserved)
10.4.2	Asset Pledge Statement by Gene Pharmaceuticals, LLC (9)
10.5	Securities Purchase Agreement between Cobalis Corp. and Cornell Capital Partners LP(9)
10.6	Secured Convertible Debenture for $2,500,000 (“Closing Debenture”)(9)
10.7	Registration Rights Agreement between Cobalis Corp. and Cornell Capital Partners LP (9)
10.8	Security Agreement between Cobalis Corp. and Cornell Capital Partners LP (9)
10.9	Pledge and Escrow Agreement (9)
10.10	Transfer Agent Instructions (9)
10.11	Form of Lock Up Agreement (9)
10.12	“A Warrant” Agreement between Cobalis Corp. and Cornell Capital Partners LP(9)
10.13	“B Warrant” Agreement between Cobalis Corp. and Cornell Capital Partners LP(9)
10.14	“C Warrant” Agreement between Cobalis Corp. and Cornell Capital Partners LP(9)
10.15	“D Warrant” Agreement between Cobalis Corp. and Cornell Capital Partners LP(9)
11.	Statement Re: Computation of Per Share Earnings (4)
15.	Letter on unaudited interim financial information (not applicable)
23.1	Consent of Auditors
23.2	Consent of Counsel (5)
_________________________
(X)	Included in Report on Form 8-K filed on July 3, 2003
(1)	Included in Registration Statement on Form 10-SB filed on February 8, 2002
(2)	Included in Information Statement on Schedule 14C filed June 10, 2003
(3)	Included in Report on Form 8-K filed July 8, 2004
(4)	Included in Financial Statements
(5)	Included in Exhibit 5
(6)	Included in Quarterly Report on Form 10-QSB on February 14, 2006
*	Included in Report on Form 8-K filed on April 5, 2006
(7)	Included in Annual Report on Form 10-KSB filed on July 14, 2006
(8)	Included in Quarterly Report on Form 10-QSB filed on November 20, 2006
(9)	Included in Report on Form 8-K filed on December 27, 2006
**	Included in Report on Form 8-K filed on October 1, 2003
***	Included in Report on Form 8-K filed on September 16, 2003

Undertakings

A.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.     We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)
To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Irvine, State of California, on February 20, 2007.

Cobalis Corp.,
a Nevada corporation

/s/ Gerald Yakatan
Gerald Yakatan Principal Executive Officer

/s/ Chaslav Radovich
Chaslav Radovich President, Secretary

/s/ Kevin Picard
Kevin Picard Acting Chief Financial Officer, Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Gerald Yakatan	February 20, 2007
Gerald Yakatan Director

/s/ Radul Radovich	February 20, 2007
Chaslav Radovich Director

/s/ Kevin Prendiville	February 20, 2007
Kevin Prendiville Director

/s/ Thomas Stankovich	February 20, 2007
Thomas Stankovich Director

February 20, 2007
Thomas H. Silberg Director

/s/ Ellen McDonald	February 20, 2007
Kevin Prendiville Director

/s/ S. Wayne Kay	February 20, 2007
S. Wayne Kay Director